UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Voya Financial, Inc.
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April 11, 2023
Dear Fellow Shareholders:
On behalf of the Voya Financial, Inc. (the “Company” or “Voya”) Board of Directors (the “Board”), you are cordially invited to attend the 2023 Annual Meeting of Shareholders on Thursday, May 25, 2023.
Continuing to Execute and Achieve Further Growth
I would like to begin by sharing how energized I am to serve as Voya’s Chief Executive Officer, representing our talented people who work together to make a positive impact in the lives of our customers, colleagues and communities every day. We are at a moment of great momentum for Voya as we begin the second year of the three-year growth plan that we shared with you at Voya’s Investor Day in 2021. In 2022, we grew adjusted operating earnings per share by 24 percent, well above our annual growth target of 12 to 17 percent. We also carried out transformative acquisitions throughout 2022 that have positioned Voya for strong growth in the years ahead and — across every business — we demonstrated our ability to execute last year despite the challenging macro-economic environment.
▪	Our acquisitions of Allianz Global Investors’ U.S. asset management business added scale and diversification to Voya Investment Management, and is already delivering strong financial results.
▪
Our acquisition of Benefitfocus, we added a highly strategic business that provides the capabilities we need to fully capitalize on our workplace strategy. Voya now serves the workplace benefits and savings needs of approximately 38 million individuals — or roughly one in 10 Americans — presenting an even greater opportunity to positively impact the lives of our customers.

As we look toward the future, I’m enthusiastic about Voya’s prospects as we continue to execute on our strategic and financial objectives. We will be guided by the same set of principles that have served Voya and our shareholders so well over the years — careful stewardship of shareholder capital, skillful management of expenses, and a focus on profitable growth. My goal is to work closely with our experienced management team to build on these strengths as we write the next chapter of Voya’s growth story. In doing so, we will continue to lean on the strong leadership of our Board, which continues to provide us with valuable and diverse perspectives and counsel.
Voya is a purpose-driven organization with a clear vision and strategy
By living our purpose — Together we fight for everyone’s opportunity for a better financial future — we have grown our Company, created long-term value for our shareholders, and distinguished the Voya brand and our award-winning culture among our peers. For example, last month Voya was recognized by Ethisphere® as one of the World’s Most Ethical Companies®, marking the 10th consecutive year that Voya has received this honor. We have earned this recognition every year that we have been eligible and, in 2023, were one of only seven honorees in the financial services industry.
We are committed to positively impacting society through the solutions that we provide, the corporate responsibility that we demonstrate, and the impact that we make in the communities in which we live and work. As a continuation of our evolution, earlier this year, we announced our bold, new vision — “Clearing your path to financial confidence and a more fulfilling life.” Our vision defines what we aspire to do:
▪	By clearing your path, we fight to remove obstacles and barriers.
▪	Focusing on financial confidence means delivering guidance and tools to help individuals to make informed and valuable choices throughout their journey.
▪	So that ultimately, people have the opportunity to achieve a more fulfilling life by helping improve their financial, physical and emotional well-being.
Our vision bridges our purpose and strategy — helping to guide our decision-making and focus our strategic actions. By bringing our vision and purpose to life though our strategy, we will continue to positively impact our customers, our colleagues and our communities and create long-term value for our shareholders.

Voya 2023 Proxy Statement	2

In a few weeks, Voya will mark the 10-year anniversary of its initial public offering. Over the past decade, Voya has achieved a financial, operational and cultural transformation that has positioned our Company to execute on our strategy and achieve even greater growth. This was accomplished under the leadership of our Executive Chairman, Rodney O. Martin, Jr., whose commitment to our many stakeholders has been nothing short of extraordinary. Thanks to Rod’s leadership, and the incredible work performed by so many across our Company, Voya serves as an inspirational success story — with more chapters to be written through the dedication, commitment and caring of our people.
In addition to Rod’s leadership, Voya has had the benefit of receiving strong guidance and diverse perspectives from each director on our Board. We are proud to have a diverse Board of Directors and, therefore, input and direction informed by a number of important angles and factors for us to consider as we advance our strategy. I would be remiss if I did not – on behalf of myself and Rod – take this opportunity to thank Byron Pollitt, who will be retiring from the Board upon the conclusion of his term at our Annual Shareholder Meeting in May. Since joining our Board in 2015, Byron has helped us create strong guiding principles for the work that we do every day. He has had a valuable impact on many functions and areas at Voya through his role as a director, including serving as chair of the Board’s audit committee. I know I speak for everyone on our management team when I express my sincere appreciation for all he has done for us, our company and our shareholders.
On behalf of the Board and our management team, I would like to thank you for your continued support of Voya.
Very truly yours,
Heather Lavallee
Chief Executive Officer

Voya 2023 Proxy Statement	3

Notice of 2023 Annual
Meeting of Shareholders
You are cordially invited to attend the Annual Meeting of Shareholders of Voya Financial, Inc. (the “Company” or “Voya”), on Thursday, May 25, 2023, at 11:00 a.m., Eastern Time. The meeting will be held as a virtual meeting only, accessible at the following website address: www.virtualshareholdermeeting.com/VOYA2023. The proxy statement describes the items of business that we will conduct at the meeting in more detail, and also provides you with important information about our Company, including our practices in the areas of corporate governance and executive compensation. I strongly encourage you to read these materials and then vote your shares. Additional details regarding how to attend the meeting, submit questions and what to do in the event of technical difficulties are included in the proxy statement.

Time and Date 11:00 a.m., Eastern Time Thursday, May 25, 2023

Items of Business
1 Election of twelve directors to our Board for one-year terms
2  Advisory vote to approve executive compensation
3  Ratification of appointment of Ernst & Young LLP as
  our independent registered public accounting firm for
  2023
4  Transaction of such other business as may properly
  come before our 2023 Annual Meeting of Shareholders

Meeting website address www.virtualshareholdermeeting.com/VOYA2023

Record Date
The record date for the determination of the shareholders entitled to vote at our Annual Meeting of Shareholders, or any adjournments or postponements thereof, was the close of business on March 29, 2023.

Your vote is important to us. Please exercise your right to vote.
Important Notice Regarding the Availability of Proxy Materials for our Annual Meeting to be held on May 25, 2023. Our Proxy Statement, 2022 Annual Report to Shareholders and other materials are available at www.proxyvote.com.
By Order of the Board of Directors,

My Chi To
Executive Vice President, Chief Legal Officer
and Corporate Secretary
April 11, 2023

Voya 2023 Proxy Statement	4

Proxy Summary
This summary highlights certain information contained elsewhere in our proxy statement. You should read the entire proxy statement carefully before voting.
Shareholders will be asked to vote on the following matters at the 2023 Annual Meeting:
Matter	Board Recommendation	See This Page for More Information
Election of Directors	FOR each Director Nominee	15
Advisory Vote on Approval of Executive Compensation	FOR approval	41
Ratification of Ernst & Young LLP as our Independent Registered Public Accounting Firm	FOR approval	76
Our proxy statement contains information about the matters to be voted on at our 2023 Annual Meeting of Shareholders (which we refer to in this proxy statement as the “Annual Meeting”), as well as information about our corporate governance practices, the compensation we pay our executives, and other information about the Company. Our principal executive offices are located at 230 Park Avenue, New York, New York 10169.
Please note that we are furnishing proxy materials to our shareholders via the Internet, instead of mailing printed copies of those materials to each shareholder. By doing so, we save costs and reduce our impact on the environment. A Notice of Internet Availability of Proxy Materials, which contains instructions about how to access our proxy materials and vote online or by mail, will be mailed to our shareholders beginning on or about April 11, 2023.
Your vote is important. Please exercise your right to vote.

Voya 2023 Proxy Statement	6

Environmental, Social and
Governance (ESG) Highlights
Environmental[1]

87%	219%	77%	97%
Waste Diverted from Landfill	Electricity Use Offset	Total Energy Reduction[2]	Paper Reduction[2]
Enhancing our Governance Model
■ Voya established and staffed an ESG Center of Excellence whose goal is to further advance Voya’s ESG strategy and better integrate and manage identified priorities.
■ The team supports our ESG Steering Committee, which is comprised of our Chief Financial Officer, Chief Legal Officer, Chief Risk Officer, and Investment Management Chief Risk Officer. The ESG Steering Committee reports to our CEO and is responsible for ESG enterprise management and reporting, which is guided by our fiduciary obligations to our clients and shareholders and our corporate purpose: Together, we fight for everyone's opportunity for a better financial future.

Staying Carbon Neutral
■ We manage our operational eco-efficiency by measuring and analyzing the decrease in our total waste, energy use, paper consumption and greenhouse gas emissions, and the increase of our recycling.
■ While the majority of our employees worked from home in 2022, we took the opportunity to reduce office space and renovate additional space to better serve a hybrid work model and reduce our carbon footprint.
■ Voya was named to the U.S. Environmental Protection Agency's 2022 Green Power Partnership list for the 15th consecutive year for achieving 100% or more renewable energy.
■ Voya has been named to the 2022 Dow Jones Sustainability Index (DJSI), earning recognition as a top-performing sustainability company for the sixth consecutive year.

Confirming our Commitment to Sustainable Development
■ In 2021, a more formalized process to qualitatively assess and identify climate-related risks across Voya’s businesses and operations was established. As we expand our climate risk management process and leverage disclosure frameworks, our climate strategy will continue to evolve and support our commitment to minimize our impact on our environment.
■ In 2022, Voya joined the UN Global Compact to advance our sustainable development work and learn with other like-minded companies as we continue to take responsible business actions that make meaningful and positive differences in the world.

[1]	Percentages reflect reduction from 2007 baseline.
[2]	Data as of last available measurement, ending December 31, 2021.

Voya 2023 Proxy Statement	7

Environmental, Social and
Governance (ESG) Highlights (continued)
Social – Diversity, Equity and Inclusion (DEI)[1]

48%	100%	99%	64%
AVPs and Above Hired From Underrepresented Groups	Senior Executives Required to Have Diversity Action Plans	Employees Completed Ally Training	DEI Task Force Members Are People of Color
Focusing on Colleagues, Clients and Community
Each member of the executive committee (EC) and their direct reports are required to have a Diversity Action Plan that focuses on five areas that strengthen and reinforce the overall DEI strategy for our enterprise based on colleagues, clients and community.
At Voya, we believe we are stronger because of our differences: race, color, sex, national origin, religion, age, disability, veteran status, sexual orientation, gender identity, genetic information, marital status, creed, citizenship status, as well as perspective of thoughts, beliefs, education, background and experiences.
We are committed to a diverse and inclusive workforce where all of these differences are purposefully brought together and are dedicated to ensuring that historically marginalized and/or underserved communities have an opportunity for a better financial future including, but not limited to, African American/Black, Asian, Hispanic/Latino, Indigenous Peoples, LGBTQ+, People with Disabilities, Veterans, Women, and Millennials and Gen Z populations.
DEI Task Force Focus Areas
Driving Change Through DEI Task Force
Voya’s DEI Task Force is tasked with increasing equity and inclusion and is comprised of 60+ professionals who are 58% female and 64% people of color and aligns to the strategic focus areas of Colleagues, Clients and Communities.

Colleagues ■ Benefits & Policies ■ Pay Equity ■ Development & Training ■ Recruitment & Hiring

Clients ■ Client Engagement ■ Business Generation ■ Marketing & Brand

Communities ■ Financial Wellness ■ Advocacy & Partnerships

[1]	As of December 31, 2022.

Voya 2023 Proxy Statement	8

Environmental, Social and
Governance (ESG) Highlights (continued)
Advocating Through External Coalition
▪
Since 2020, Voya has been a member of the CEO Action for Racial Equity Fellowship Program which seeks to advance racial equity by focusing on four key areas: economic empowerment, education, health care and public safety.

▪	Voya has served and/or partnered with over 3,000+ unique nonprofit organizations.
Governance

10 of 12	6 of 12	3 of 6
Director Nominees Are Independent	Director Nominees Are Women	Standing Board Committees Are Chaired by Women
Embedding Corporate Governance
▪
Corporate governance is a business imperative woven throughout our enterprise and we have an unwavering commitment to conduct business in a way that is ethically, economically, socially and environmentally responsible.

▪	We report publicly in our annual impact report and on our website progress on our ESG commitments and disclose related data to investors on an ongoing basis.
▪	For the past 10 years we have been recognized by Ethisphere, a global leader in defining and advancing the standards of ethical business practices, as one of the World’s Most Ethical Companies.
Board Diversity
▪
The importance of DEI at Voya is reinforced at the highest level. Our Board comprises a highly skilled group of individuals representing a diversity of experiences, backgrounds, tenure, gender, and ethnicity.

▪
At Voya, we believe that the Board needs to draw upon a range of experiences in understanding opportunities, anticipating challenges and assessing risks to have effective corporate governance with a robust decision-making process.

Cybersecurity and Privacy
▪
Cybersecurity is a critical part of our risk management. The Technology, Innovation and Operations Committee of the Board is responsible for reviewing the Company's risk exposure and coordinates with the Risk, Investment and Finance Committee to mitigate cybersecurity risks.

▪	Voya fosters a culture of respect for privacy rights and celebrates “Data Privacy Week” annually.
Driving Changes in How we Recruit
We have improved our rate of hiring underrepresented talent by mitigating bias in job descriptions, expanding sources for candidates and requiring diverse slates and interview panels.
Talent Acquisition drives performance through an approach that focuses on three areas:
▪	Emerging Talent
▪	Leadership Talent
▪	Multi-Channel Talent Engagement

Voya 2023 Proxy Statement	9

Environmental, Social and
Governance (ESG) Highlights (continued)
In 2022, Voya hired employees to fill 38 leadership roles, of which 50% were diverse hires.

Voya Employees1 2 (All)
White	Black	Asian	Hispanic/ Latino	Other Race/ Ethnicity	Women	Individuals with a Disability	LGBTQ+	Veterans
68%	13%	10%	7%	2%	52%	3%	3%	2%
62%	13%	12%	13%	0%	54%	6%	5%	8%
⯀ Voya Financial Employees	⯀ 2020 Disability Equality Index	⯀ Bureau of Labor Statistics, U.S. Department of Labor, Employment Situation of Veteran’s Summary, 2019 (U.S. Population)
⯀ Diversity Best Practices Data, as Disclosed by Member Organizations	⯀ How the LGBTQ Community Fares in the Workplace, McKinsey & Company, June 23, 2020
Voya Leaders1 2 (AVP and above)
White	Black	Asian	Hispanic/ Latinx	Other Race/ Ethnicity	Women
82%	5%	10%	2%	1%	36%
81%	4%	10%	4%	1%	29%
⯀ Voya Financial Employees	⯀ Diversity Best Practices Data, as Disclosed by Member Organizations
[1]	Demographics as voluntarily self-disclosed and metrics are as of December 31, 2022.
[2]	Third party statistics have not been reviewed by Voya for accuracy.
Board Diversity Matrix*
Total Number of Directors	10
Part I: Self-Identified Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	5	5	—	—
Part II: Self-Identified Demographic Background
African American or Black	1	1	—	—
White	4	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Disabled Veteran	—
Did Not Disclose Demographic Background	—
*	The chart reflects the data for those directors serving on date of survey, June 10, 2022.

Voya 2023 Proxy Statement	10

Corporate Governance Highlights
Snapshot of Our Director Nominees
We believe that our director nominees bring a well-rounded variety of skills, qualifications and experiences, and represent an effective mix of deep company knowledge and fresh perspectives. Our Board believes that our nominees’ varying tenures, breadth of experience and mix of attributes strengthen our Board’s independent leadership and effective oversight of management given Voya’s, businesses, the operating environment in our industries, and our Company’s long-term strategy.
Name and Principal Occupation	Independent	Director Since
Lynne Biggar Director	Yes	2014
Stephen Bowman Director	Yes	2023
Yvette S. Butler Director	Yes	2021
Jane P. Chwick Director	Yes	2014
Kathleen DeRose Director	Yes	2019
Hikmet Ersek Director	Yes	2023
Ruth Ann M. Gillis Director	Yes	2015
Heather Lavallee President and Chief Executive Officer	No	2022
Aylwin B. Lewis Director	Yes	2020
Rodney O. Martin, Jr. Executive Chairman	No	2011

Voya 2023 Proxy Statement	11

Corporate Governance Highlights  (continued)
Snapshot of Our Director Nominees (continued)
Name and Principal Occupation	Independent	Director Since
Joseph V. Tripodi Director	Yes	2015
David Zwiener Operating Executive, The Carlyle Group	Yes	2013

2023 Board Nominee Statistics

50%
Independent Directors are Women

16%
Independent Directors are People of Color

10 of 12
Directors Are Independent

5.4 years[1]
Average Director Tenure

3 of 6
Standing Board Committees are Chaired by Women
[1]	As of the Annual Meeting of Shareholders.

Voya 2023 Proxy Statement	12

Corporate Governance Highlights  (continued)
Corporate Governance Best Practices and Accountability
We believe that strong and sustainable corporate governance is essential to the effective oversight of the Company. As such, we periodically review and strive to improve our corporate governance practices. We list below our current key corporate governance practices:
Accountability	Best Practices
✔ Annual election of directors ✔ Majority voting for directors ✔ Annual advisory vote on executive compensation ✔ Annual board and committee self-evaluations ✔ Oversight of political contributions
✔  Proactive shareholder engagement plan
✔   Independent directors meet regularly in executive sessions, including with our external auditors
✔   Stock ownership requirements for directors and executive officers
✔  No poison pill
✔  Director orientation and continuing education
✔   Anti-hedging and anti-pledging policies for directors and employees (including officers)
✔  98% Board and Committee Attendance
✔  100% independent standing Board Committees (with the exception of the Executive Committee)
✔  Board oversight of ESG issues and priorities

Executive Compensation Highlights
Below are the key elements related to our Executive Compensation in 2022:
Key Compensation-Related Governance Practices
What we do:	What we don’t do:
✔   Awards in our annual cash incentive program are based on key financial measures set at the beginning of the year that we use to determine the success of our business as part of our approved budget process.
✔   Performance objectives for each named executive officers (NEO) are set at the beginning of the year and the results are assessed following the conclusion of each year.
✔   Performance assessment of the Chief Executive Officer (CEO) is conducted by the Compensation, Benefits and Talent Management Committee with input from all independent directors and advice from the independent compensation consultant.
✔  A majority of long-term incentive equity grants to our NEOs are in the form of performance share units (PSUs) and performance-based options.
✔  The Compensation, Benefits and Talent Management Committee’s independent compensation consultant performs services only for the Committee.
✔   Executive perquisites are limited and do not include tax gross-ups.
✔   Executives are subject to claw backs, including no-fault claw backs in the case of a financial restatement.

❖  No single trigger vesting of change in control benefits.
❖  No liberal share recycling for shares used to satisfy tax withholding requirements or tendered in payment of an option exercise price.
❖  No excise tax gross-up provisions.
❖  No re-pricing of stock options permitted without shareholder approval.

Voya 2023 Proxy Statement	13

Corporate Governance Highlights  (continued)
Business Highlights
Recorded full-year 2022 after-tax adjusted operating earnings of $835 million, or $7.58 per diluted share, compared with $1,053 million, or $8.37 per diluted share in full-year 2021.
▪
For full-year 2022 (and compared with full-year 2021), Wealth Solutions full service recurring deposits grew 10.3% to $13.3 billion; Health Solutions annualized in-force premiums grew 10.8% to $2.8 billion; and Investment Management generated positive net flows of $1.1 billion, which included positive net flows from the U.S. asset management business that Voya acquired from Allianz Global Investors in July 2022.

▪	During 2022, Voya deployed $1.2 billion of excess capital, including $750 million of shares repurchased; approximately $360 million of debt extinguished; and $80 million of dividends paid.
▪
As of Dec. 31, 2022, Voya had approximately $0.9 billion of excess capital, which includes fourth quarter 2022 capital generation above the Company's target range of 90% to 100% of adjusted operating earnings. Full-year 2022 capital generation was in line with the target, excluding impacts from the Company’s annual assumption update, deferred policy acquisition cost (DAC) unlocking, and fourth quarter tax adjustments, in each case which are non-cash in nature.

▪
On Jan. 24, 2023, Voya completed its acquisition of Benefitfocus, Inc., an industry-leading benefits administration company that serves employers, health plans and brokers. The transaction accelerates Voya’s workplace-centered strategy and increases the Company’s capacity to meet the growing demand for comprehensive benefits and savings solutions at the workplace.

▪
Voya was named to the 2022 Dow Jones Sustainability Index — earning recognition as a sustainability top-performing company for the seventh consecutive year — and was recognized by Newsweek as one of “America’s Greatest Workplaces 2023 for Diversity.” Voya Investment Management was named to Pensions & Investments magazine’s “2022 Best Places to Work in Money Management” list for the eighth consecutive year. In addition, Voya was recognized by Ethisphere, a global leader in defining and advancing the standards of ethical business practices, as one of the World's Most Ethical Companies for its 10th consecutive year.

Our Culture and the Character of Our Brand Are a Differentiator

Third-party awards and/or rankings about entities within the Voya family of companies are given based upon various criteria and methodologies. Awards and/or rankings are not representative of actual client experiences or outcomes, and are not indicative of any future performance. For certain awards/rankings, Voya pays a fee to be considered.

Voya 2023 Proxy Statement	14

Part I: Corporate Governance
Proposal 1: Election of Directors
Our Board consists of 12 directors, who are elected annually by our shareholders for one-year terms - independent directors, the Executive Chairman of our Board and former Chief Executive Officer (CEO), Rodney O. Martin, Jr. and our current President and CEO, Heather Lavallee.
At our Annual Meeting, our shareholders will be asked to elect 12 nominees to our Board (collectively, the “Director Nominees”).
Board Recommendation: Our Board unanimously recommends that our shareholders elect each of our Director Nominees described below under “Our Director Nominees”.
Director Skills and Qualifications
We believe that our director nominees bring a well-rounded variety of skills, qualifications and experiences, and represent an effective mix of deep company knowledge and fresh perspectives. Our Board believes that our Director Nominees' varying tenures, breadth of experience and mix of attributes strengthen our Board's independent leadership and effective oversight of management given Voya's businesses, the operating environment in our industries, and the Company's long-term strategy.
Our Director Nominees have significant skills and experience in the following areas:

Voya 2023 Proxy Statement	15

Director Nomination and Re-Nomination
The Nominating, Governance and Social Responsibility Committee is responsible for identifying individuals believed to be qualified to become Board members, consistent with criteria approved by our Board, and to select, or recommend to the Board, the nominees to stand for election as directors at the annual meeting of shareholders or, if applicable, at a special meeting of shareholders. The Committee does not set specific minimum qualifications that directors must meet in order to recommend them to our Board, but specific characteristics considered by the Committee when evaluating candidates for the Board include:

Diversity of background, including gender, ethnicity, race, culture and geography

Financial literacy or other professional business experience relevant to an understanding of our business

Significant leadership experience

Independence for purposes of the New York Stock Exchange (NYSE) listing rules

Accomplishments and reputation in the business community

Strong character and integrity
We also appreciate the importance of critically evaluating individual directors and their contributions to our Board in connection with re-nomination decisions. In considering whether to recommend re-nomination of a director for election at our annual meeting, the Nominating, Governance and Social Responsibility Committee considers factors such as:

The extent to which the Board is diverse as a whole and responds to shareholder views

Shareholder feedback, including the support received by director nominees at our last annual meeting

The extent to which the director’s skills, qualifications and experience continue to contribute to the success of our Board

Independence for purposes of the NYSE listing rules

Attendance and participation at, and preparation for, Board and Committee meetings

Voya 2023 Proxy Statement	16

Consideration of Shareholder Nominees
It is the policy of the Nominating, Governance and Social Responsibility Committee to consider candidates recommended by shareholders in the same manner as other candidates. Shareholders wishing to submit potential director candidates for consideration should submit the names of their nominees, a description of their qualifications and background and the signed consent of the nominee to be so considered, to our Nominating, Governance and Social Responsibility Committee, care of the Corporate Secretary, Voya Financial, Inc., 230 Park Avenue, New York, New York 10169. For more information on how and when to submit a nomination, see “Part V: Other information — Frequently Asked Questions About our Annual Meeting — How do I submit a shareholder proposal or director nominations for the 2024 Annual Meeting?”.
Our Director Nominees
If elected by our shareholders, the 12 Director Nominees, all of whom are currently members of our Board, will serve for a one-year term expiring at our 2024 Annual Meeting of Shareholders. Each duly elected director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.
Each of our Director Nominees has been approved and nominated for election by our Board. All of our directors are elected by a majority vote of our shareholders, excluding abstentions.
Below is biographical information about our Director Nominees. This information is current as of the date of this proxy statement and has been confirmed by each of the Director Nominees for inclusion in this proxy statement.

Lynne Biggar Age: 60 Director Since: 2014-2021, 2022 to current
Experience
Ms. Biggar is currently a Senior Advisor at Boston Consulting Group and an independent public and private board director. Prior to joining BCG in April 2022, she served as the Executive Vice President and Global Chief Marketing Officer of Visa Inc. until March 2022. Prior to joining Visa in February 2016, Ms. Biggar served as the Executive Vice President of Consumer Marketing + Revenue at Time Inc. from November 2013 to January 2016. Prior to that, Ms. Biggar served as Executive Vice President & General Manager of International Card Products + Experiences for American Express from January 2012 to November 2013 and was a member of the company’s Global Management Team. From August 2009 to January 2012, Ms. Biggar served as Executive Vice President & General Manager of the Membership Rewards and Strategic Card Services group at American Express. Prior to that, Ms. Biggar led American Express’ consumer travel business from January 2005 to July 2009. Before joining American Express in 1992, Ms. Biggar held various positions in international strategy and marketing. Ms. Biggar has been recognized by Forbes as one of the World’s Most Influential CMOs three years in a row (2019–2021), by Business Insider as one of the 25 Most Innovative CMOs in the World (2020), by Adweek’s Top 50 and 30 Most Powerful Women in Sports (2018–2020), and Most Tech Savvy CMOs (2018). Brand Innovators also named her on its “Top 100” Women in Brand Marketing list for five consecutive years.

Board Memberships and Other Positions
■ Finastra
■ Independent member of the Leading Hotels of the World Executive Committee

Voya 2023 Proxy Statement	17

Stephen Bowman Age: 59 Director Since: 2023
Experience
Mr. Bowman served as Chief Financial Officer of The Northern Trust Corporation from 2014 until his retirement in 2020. As CFO, Mr. Bowman was responsible for the company’s Global Finance function including Controller’s group, Financial Planning and Analysis, Tax, Investor Relations, Treasury, Capital Adequacy, Business Unit Finance, Corporate Real Estate, Procurement, Fee Billing and Finance Technology. Prior to his CFO role, Mr. Bowman served in various leadership positions at The Northern Trust Corporation, including Chief Human Resources Officer and CEO or Northern Trust’s European and North American region. Mr. Bowman is a National Trustee of Miami University and serves as the Chair of the Investment Subcommittee. Mr. Bowman has also served as the Chairman of the Lincoln Park Zoo and Glenwood Academy. Mr. Bowman is a graduate of Miami University and earned a MBA from DePaul University.

Board Memberships and Other Positions
■ First Interstate Bank (a public company)
■ FNZ Trust Co.

Yvette S. Butler Age: 57 Director Since: 2021
Experience
Ms. Butler is founder and CEO of Hive Wealth, a community-driven mobile app aimed at helping people build financial wealth. Ms. Butler previously was President of SVB Private Bank & Wealth Management from June 2018 to May 2022. Prior to joining SVB, Ms. Butler was the Executive Vice President of Capital One Investing from April 2013 to March 2018. Prior to joining Capital One, Ms. Butler served as Managing Director for Wells Fargo Advisors heading up the direct business teams, including WFA Solutions and WellsTrade. Ms. Butler also led investor marketing for E*Trade and launched Merrill Lynch’s Financial Advisory Center which later became MerrillEdge. In 2001, she moved to Merrill Lynch as Retirement Group Director. Ms. Butler’s early career included Merrill Lynch investment banking, Charles Schwab and McKinsey.

Board Memberships and Other Positions
■ Synctera
■ Hillcrest Finance

Voya 2023 Proxy Statement	18

Jane P. Chwick Age: 60 Director Since: 2014
Experience
Ms. Chwick retired as the Co-Chief Operating Officer of Technology for The Goldman Sachs Group, Inc. in 2013, where she was employed in increasingly senior positions from 1983 until 2013. Ms. Chwick was a partner at Goldman Sachs Group, Inc., where she had a 30-year career in technology, most recently as the co-chief operating officer of the Technology Division. In that role, she was responsible for financial and business planning, setting the technical strategy and the management of an 8,000-person organization within the firm. While at Goldman, Ms. Chwick served on many governance committees, including the firm’s Finance Committee, the Firm Wide New Activity Committee and the Technology Risk Committee, and was co-chair of the Technology Division Operating Committee. Ms. Chwick was also the co-founder and co-CEO of Trewtec, Inc., providing corporate directors, chief executive officers and chief technology officers with the information they need to improve their oversight of a company’s technology function. Ms. Chwick previously served on the board of directors of Essent Group (a public company) and The Queens College Foundation, both until December 31, 2021.

Board Memberships and Other Positions
■ M&T Bank (a public company)
■ MarketAxess Holdings, Inc. (a public company)
■ ThoughtWorks Inc. (a public company)

Kathleen DeRose Age: 62 Director Since: 2019
Experience
Ms. DeRose is a Clinical Professor of Finance at the New York University Leonard N. Stem School of Business, where she leads the FinTech curriculum and is the Director of the Fubon Center for Technology, Business, and Innovation. Ms. DeRose was the Managing Director, Head of Business Strategy and Solutions, Investment Strategy and Research at Credit Suisse Group AG, from 2013 to 2015, and the Managing Director, Head of Global Investment Process, Asset Management at Credit Suisse from 2010 to 2013. Prior to that, Ms. DeRose was the Managing Partner, Head of Portfolio Management and Research at Hagin Investment Management from 2006 to 2010, and the Managing Director, Head of Large Cap Equities at Bessemer Trust from 2003 to 2006. Prior to 2003, Ms. DeRose also held a number of roles at Deutsche Bank, from 1991 to 2003, where she became the Managing Director of the bank, and at JP Morgan Chase (formerly Chase Manhattan Bank), from 1983 to 1991.

Board Memberships and Other Positions
■ The London Stock Exchange (a public company)
■ Enfusion, Inc. (a public company)
■ Experian, Inc. (a public company)

Voya 2023 Proxy Statement	19

Hikmet Ersek Age: 62 Director Since: 2023
Experience
Mr. Ersek has more than 38 years of executive experience in Global Financial Services. Mr. Ersek is currently a Supervisory Board Member of Erste Bank Holding (EBS.VI). With his investment vehicle, Ersek Enterprises LLC, he is also advising and investing in privately held companies. Additionally, since 2015 he has been serving as the Austrian Honorary Consul in the USA, responsible for Colorado, Wyoming, and New Mexico. Mr. Ersek began his global career in financial services in Europe when he joined Europay/MasterCard in Austria in 1986. A decade later in 1996, he joined General Electric (GE) Capital as Business Development executive, and he also represented the GE Corporation as the National Executive for Austria and Slovenia.

Mr. Ersek joined Western Union (NYSE: WU) in 1999 and until 2010 was responsible for international expansion of Western Union in Europe, Africa, and Asia. From 2010-2021 he was the CEO and Director of the company. Founded more than 170 years ago, Western Union has become under Mr. Ersek’s leadership one of the world’s largest companies, serving more than 150 million customers in 200 countries, with 12,000 employees speaking more than 75 languages. Mr. Ersek successfully diversified and evolved Western Unions business portfolio to become a global digital payments company.

Board Memberships and Other Positions
■ Erste Group Bank (EBS.VI)
■ Special Advisor to Waterdrop

Ruth Ann M. Gillis Age: 68 Director Since: 2015
Experience
From 2008 until her retirement in 2014, Ms. Gillis served as Executive Vice President and Chief Administrative Officer of Exelon Corporation, a publicly-held Fortune 100 diversified energy company, and President of Exelon Business Services Company, a subsidiary of Exelon Corporation. Ms. Gillis also served as Chief Diversity Officer and as Chief Financial Officer of Exelon Corporation. Prior to her time at Exelon Corporation, Ms. Gillis served as Chief Financial Officer of the University of Chicago Hospitals and Health System and, from 1977 to 1996, Ms. Gillis held various senior management and lending positions at First Chicago Corporation. Ms. Gillis has extensive finance, banking, risk management, financial reporting, operations and information technology, human capital management, and regulatory expertise acquired in highly regulated and complex industries with a history of accomplishment and executive capability. Ms. Gillis qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission and has been recognized as a National Association of Corporate Directors Board Leadership Fellow since 2017.

Board Memberships and Other Positions
■ Snap-On Incorporated (a public company)
■ KeyCorp (a public company)
■ Life trustee of the Goodman Theatre and Life director of the Lyric Opera of Chicago

Voya 2023 Proxy Statement	20

Heather Lavallee President and Chief Executive Officer Age: 53 Director Since: 2022
Experience
With 30 years of experience in the financial services industry, Ms. Lavallee is a collaborative leader who excels in building high-performing businesses. Prior to assuming her current roles as president and CEO, Lavallee served as the Company’s president and CEO-elect, overseeing Voya’s Workplace Solutions and Investment Management businesses, as well as Voya’s technology and data organizations, strategy and risk teams. Previously at Voya, Ms. Lavallee served as CEO of Voya’s Wealth Solutions business where she led its customer experience and profitable growth. Ms. Lavallee also served as the president of the Company’s Tax-Exempt Markets business, and was responsible for all aspects of that business, including product, distribution, financial management, strategy and operational performance. Under her leadership, Voya’s Tax-Exempt Markets business achieved significant client growth, including Voya becoming the largest retirement plan provider in the government market in 2020. Prior to that, Lavallee was president of Employee Benefits (now Health Solutions), where she oversaw all aspects of the group and voluntary insurance business — including strategy, product development, underwriting, actuarial, distribution and marketing.

Board Memberships and Other Positions
■ National Down Syndrome Society
■ Junior Achievement of Southwest New England, Inc.

Aylwin B. Lewis Director Since: 2020 Age: 69
Experience
Mr. Lewis served as Chairman, Chief Executive Officer and President of Potbelly Corporation, a franchisor of quick service restaurants, from June 2008 until his retirement in November 2017. From September 2005 to February 2008, Mr. Lewis was President and Chief Executive Officer of Sears Holdings Corporation and Chief Executive Officer of Kmart and Sears Retail following Sears’ acquisition of Kmart Holding Corporation in March 2005. Mr. Lewis also served as Chief Multi-Branding and Operating Officer of YUM! Brands, Inc., a franchisor and licensor of quick service restaurants including KFC, Long John Silvers, Pizza Hut, Taco Bell and A&W, from 2003 until October 2004, Chief Operating Officer of YUM! Brands from 2000 until 2003 and Chief Operating Officer of Pizza Hut from 1996 to 1997.

Mr. Lewis previously served on the board of directors of Red Robin Gourmet Burgers, Inc., The Walt Disney Company and Starwood Hotels, each a public company.

Board Memberships and Other Positions
■ Marriott International, Inc. (a public company)
■ Chef’s Warehouse (a public company)

Voya 2023 Proxy Statement	21

Rodney O. Martin, Jr. Executive Chairman of the Board of Directors and Chairman of the Board’s Executive Committee Age: 70 Director Since: 2011
Experience
Mr. Martin is Executive Chairman of the Board of Directors and a veteran of the retirement, insurance and financial services industries with more than 40 years of high-profile experience. He joined Voya as CEO in 2011 and served as the Company’s chairman and CEO for more than a decade before assuming the role of Executive Chairman. As Voya’s CEO, Mr. Martin advanced a significant financial, operational and cultural transformation and evolved the business portfolio to one focused on delivering health, wealth and investment solutions that enabled Voya’s approximately 14.7 million individual, workplace and institutional clients to achieve their financial wellness goals with confidence.

Prior to joining Voya, Mr. Martin held several leadership roles of increasing responsibility during a 10-year tenure at AIG. He served as COO of AIG Worldwide Life Insurance; chairman and CEO of American Life Insurance Company (Alico); chairman of American International Assurance (AIA); and chairman of AIG’s international life and retirement services businesses. Mr. Martin previously was president and CEO of American General Life Companies prior to its acquisition by AIG in 2001. He began his career in 1975 as an agent with Connecticut Mutual Life Insurance Company, where he served more than 20 years, ultimately becoming president of Connecticut Mutual Insurance Services.

Board Memberships and Other Positions
■ Junior Achievement, USA.
■ Founding partner of the National Down Syndrome Society CEO Commission for Disability Employment

Joseph V. Tripodi Age: 67 Director Since: 2015
Experience
Mr. Tripodi has significant global and functional experience in numerous diverse industries. Mr. Tripodi was the Chief Marketing Officer of The Subway Corporation from December 2016 to 2019. Prior to that, Mr. Tripodi was the Executive Vice President and Chief Marketing & Commercial Officer of The Coca-Cola Company from 2007 to 2015. Prior to joining The Coca-Cola Company in 2007, Mr. Tripodi was Senior Vice President and Chief Marketing Officer of Allstate Insurance Company from 2003 to 2007. Mr. Tripodi also previously served as Chief Marketing Officer for The Bank of New York in 2002 and Seagram Spirits & Wine from 1999 to 2002. Prior to joining Seagram, Mr. Tripodi held several marketing roles at MasterCard International, including serving as its Executive Vice President, Global Marketing, Products and Services from 1989 to 1998.

Board Memberships and Other Positions
■ Newman’s Own
■ Playfly Sports, LLC.

Voya 2023 Proxy Statement	22

David Zwiener Lead Director Age: 68 Director Since: 2013
Experience
Since March 2016, Mr. Zwiener has served as an Operating Executive of The Carlyle Group. From January 2015 to March 2016, Mr. Zwiener was Interim CEO at PartnerRe Ltd. Mr. Zwiener was a Principal in Dowling Capital Partners from 2010 to 2015. Prior to joining Dowling Capital Partners, Mr. Zwiener was Chief Financial Officer of Wachovia Corporation. From 2007 to 2008, he was Managing Director and Co-Head of the Financial Institutions Group at The Carlyle Group. From 1995 to 2007, Mr. Zwiener served in increasingly responsible positions at The Hartford, rising to President and Chief Operating Officer-Property & Casualty.

Board Memberships and Other Positions
■ Previously served as a director of The Bank of N.T. Butterfield & Son Limited, Partner Re, Ltd., CNO Financial Group, The Hartford, Sheridan Healthcare, Inc., the Hartford Hospital and a trustee of the New Britain Museum of American Art

Voya 2023 Proxy Statement	23

BOARD LEADERSHIP
The Board does not have a policy on whether the offices of the Chairperson of the Board (“Chairperson”) and the Chief Executive Officer (CEO) should be separate or combined. The Board believes that it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairperson and the CEO in such a manner as the Board considers in the best interests of the Company at the time, after considering all relevant circumstances. The Board will periodically consider the advantages of having an independent Chairperson or having a combined Chairperson and CEO and is open to different structures as circumstances may warrant. Following the appointment of Heather Lavallee as president and CEO-elect, our Nominating, Governance and Social Responsibility Committee considered the leadership structure of our Board and recommended the separation of the Chairperson and CEO roles to the Board as being in the best interest of the Company at this time. Our Board adopted the Committee's recommendation.
The separate roles for the Chairperson and CEO allow the Chairperson to focus on leading the Board in its oversight and governance responsibilities and allows the CEO to focus on setting and executing the Company’s strategic plans and initiatives, and on leading the operations of the Company. It is the policy of our Board that, during any period where the Chairperson is not “independent” for purposes of the NYSE listing rules, the Board will appoint a Lead Director who is an independent director. David Zwiener currently serves as our Lead Director.
We believe that effective independent board leadership is a key component of good corporate governance and long-term value creation. As such, our Board believes that an effective Lead Director must:
▪
Be a good communicator: since the role requires facilitating discussions among board members, between directors and the CEO/management and engaging with other stakeholders, strong communications skills are necessary;

▪	Have the required time commitment: given the key functions of the position, the role requires a significant time commitment to execute responsibilities effectively;
▪	Have relevant industry expertise: the Lead Director acts as a sounding board to our CEO and we believe that relevant industry expertise enhances the effectiveness of the role; and
▪	Have personal effectiveness: the ability to earn support of other directors and management and exercise sound judgment and leadership are key to the effectiveness of the role.

Voya 2023 Proxy Statement	24

Key Functions and Responsibilities of our Lead Director
The following table outlines the key functions and responsibilities of our Lead Director:
Function	Description	Responsibilities
Board Leadership	Leads independent directors and acts as a liaison between independent directors and the Executive Chairman/CEO/senior executives	•	Acts as liaison between independent directors and the Executive Chairman CEO
		•	Acts as a sounding board and advisor to the CEO
		•	Has the authority to call meetings of the independent directors
		•	Leads meetings of independent directors, including executive sessions
		•	Participates in CEO succession planning
Board Oversight of Strategy	Ensures Board ownership of strategy and provides guidance to the CEO on execution of the strategy, when needed	•	Ensures that the Board periodically reviews our long-term strategy
		•	Ensures that the Board oversees management’s execution of the long-term strategy
		•	Assists in aligning governance structures and Company culture with the long-term strategy
		•	Provides guidance to the CEO on executing the long-term strategy
Board Culture	Fosters an environment of open dialogue and constructive feedback	•	Encourages director participation by fostering an environment of open dialogue and constructive feedback among independent directors
		•	Helps ensure efficient and effective Board performance and functioning
Board Meetings	Reviews and approves Board meeting agendas; follows up on meeting outcomes	•	Consults on and approves Board meeting agendas with input from other directors
		•	Consults on and approves Board meeting schedules to ensure sufficient time for discussion on all agenda items
		•	Advises the Executive Chairman/CEO of the Board’s information needs and ensure the timeliness of information provided to the Board
		•	Follows up on Board meeting outcomes
BOARD CONTINUING EDUCATION
Our Corporate Governance Guidelines encourage directors to attend director continuing education courses by providing reimbursement of such courses sponsored by recognized organizations for up to $15,000 per year per director. In addition to such reimbursement, we provide directly, and with the assistance of outside advisors, presentations to the Board on current issues or topics relevant to the Board, including corporate governance trends and practices, cybersecurity, enterprise risk management, remote work and external perspectives and views of analysts and investors. For new directors, we provide a half-day orientation where senior management provides detailed presentations on our strategies and operations.

Voya 2023 Proxy Statement	25

BOARD ROLE IN RISK OVERSIGHT
Our Board carries out its risk oversight function through its regularly scheduled meetings, through its committees (including the Audit Committee, which, consistent with NYSE rules, has a central role in risk oversight), and through informal interactions and discussions between our directors and our senior management. In particular, the Committees of our Board focus on overseeing the following risks:
Audit Committee	Compensation, Benefits and Talent Management Committee	Nominating, Governance and Social Responsibility Committee	Risk, Investment and Finance Committee	Technology, Innovation and Operations Committee	Voya Board
Model Risk

Operational Risk:
• Internal Fraud
• External Fraud
• Employment
Practices &
Workplace Safety
• Clients, Products &
Business Practices

Strategic/Business Risk:
• Regulatory
• Financial
Reporting Risk
	Strategic/Business Risk: • Compensation and Benefits Risk • Talent Risk	Strategic/Business Risk: • Environmental and Social Risk • CEO Succession Risk
Credit and Counterparty Risk

ESG Risk

Insurance Risk

Liquidity Risk

Market Risk

Operational Risk:
• Issues with Material
Effect on the Capital
Plan

Strategic/Business Risk:
• Ratings
• Product Distribution
• Expense Risk

Technology and
Operational Risk:
• Cybersecurity Risk
• Execution, Delivery
& Process
Management
(Includes
Outsourcing Risk
and Third-Party
Vendor Risk)
• Technology &
Infrastructure
Management
(Includes IT Risk)
• Information Risk
• Privacy Risk
• Natural Disasters & Public Safety
Strategic Business Risk: • Emerging Risk • Global Economy • Strategic Risk • Product Pricing • Investor Risk • Suitability Risk • Reputational Risk Any other Risk as appropriate
The Board receives regular reports from the Risk, Investment and Finance Committee, the management risk committee of the Company and the Company’s Chief Risk Officer on the Company’s ongoing adherence to the Board’s risk-related policies and the status of the Company’s risk management programs.

Cybersecurity Risk Oversight: Cybersecurity is a critical part of risk management at Voya. Voya is continuously evolving and adapting its cybersecurity program to stay ahead of threats. Voya employs 100+ information security professionals and has a multi-disciplined triage team comprised of fraud experts responsible for end-to-end action from prevention to customer care. Voya has also implemented a highly adaptive, risk-based monitoring process tailored to prevent cybersecurity threats and protect participant account assets, as well as invested in technology to identify fraudulent activity across all contact points, including artificial intelligence, intelligence and behavior-based analytics models, event-based red flag monitoring and industry watch-lists.

The Technology, Innovation and Operations Committee is responsible for reviewing the risk exposure of the Company and the steps taken to monitor such exposures, and coordinates with our Risk, Investment and Finance Committee to mitigate cybersecurity risks.

BOARD OPERATIONS
Our directors are actively engaged inside and outside of Board meetings.
Actively Engaged Board and Outstanding Attendance
8 Board Meetings in 2022	35 Standing Committee Meetings in 2022	34 Executive Sessions in 2022

Voya 2023 Proxy Statement	26

No directors attended fewer than 75% of the aggregate number of meetings of the Board and of the Committees on which the director served during 2022, which is the threshold for disclosure under SEC rules. In 2022, our directors attended 98% of the combined total meetings of the full Board and Committees on which they served. In addition, we encourage our directors to attend each of our annual meetings and, in 2022, 6 of 10 directors serving at the time attended the Annual Meeting of Shareholders.
Discussions and Communications Outside of Board Meetings
The chairs of our Committees meet and speak regularly with members of our management between Board meetings. The chairs of our Committees have regular meetings with our management prior to Committee meetings to review meeting agendas, time allocated to each agenda item and meeting materials, and to discuss specific agenda items in order to ensure that the meeting will sufficiently fulfill the information needs of Committee members and that the Committees are carrying out in full the responsibilities set forth in their charters. After each meeting and on an ad hoc basis as needed, Committee chairs provide feedback to management in preparation for future meetings. Our Lead Director conducts similar meetings with our Executive Chairman and our CEO with respect to Board meetings. In addition, directors have discussions with each other and our senior management team and other key employees outside of Board meetings as needed.
Our directors also receive weekly analyst reports on the Company and its peers, and, on a quarterly basis, they receive feedback from senior management on our meetings and interactions with investors.
Board and Committee Self-Assessments
Our Board is committed to enhancing its performance. Pursuant to NYSE requirements, our Corporate Governance Guidelines and the Committee charters, the Board, and each of its Committees, are required to conduct a self-evaluation on annual basis. To meet this requirement, the Nominating, Governance and Social Responsibility Committee solicits feedback using a written questionnaire and through one-on-one discussions with each director.
The Corporate Secretary initiates the feedback process by developing and circulating a written questionnaire to directors for completion in advance of the Board’s evaluation discussion.
The Corporate Secretary then gathers the directors’ input and feedback. Summaries of the feedback are prepared and shared with each Committee and the full Board, and then discussed in executive sessions of each Committee and the full Board.
The chair of each Committee and the Lead Director share the results of the discussions with management to address any requests or enhancements in practices that may be warranted.
Our processes enable directors to provide confidential feedback on topics including:
▪	Board/Committee information and materials;
▪	Board/Committee meeting mechanics and structure;
▪	Board/Committee composition;
▪	Board/Committee responsibilities and accountability;
▪	Board meeting content and conduct; and
▪	Overall performance of Board members.
While this formal self-evaluation is conducted on an annual basis, directors share perspectives, feedback and suggestions with management and each other year-round.
DIRECTOR INDEPENDENCE
As required by NYSE rules, our Board considers annually whether each of its members is “independent” for purposes of NYSE rules. Those rules provide that a director is “independent” if our Board determines that the director does not have any direct or indirect material relationship with Voya.

Voya 2023 Proxy Statement	27

Our Board has determined that each of Mses. Biggar, Butler, Chwick, DeRose and Gillis, and Messrs. Bowman, Ersek, Lewis, Tripodi and Zwiener are independent. This determination was based, in part, on detailed information that each director provided our Board regarding his or her business and professional relationships, and those of his or her family members, with Voya and those entities with which we have significant business or financial interactions.
In making its independence determinations, our Board considered both the “bright line” independence criteria set forth in NYSE rules, as well as other relationships that, although not expressly inconsistent with independence under NYSE rules, may nevertheless have been determined to constitute a “material direct or indirect relationship” that would prevent a director from being independent. The Board considered certain ordinary course business, customer, or client transactions, ordinary course charitable donations, and other relationships and transactions, and ultimately did not consider such relationships or transactions material. Our Board considers transactions to be in the ordinary course of business when such transactions are on terms substantially equivalent to those prevailing at the time for comparable transactions, that fall below the threshold levels set forth in our independence standards, and that do not impact a director’s independence.
BOARD COMMITTEES
Our Board has the following Committees: Audit; Compensation, Benefits and Talent Management; Nominating, Governance and Social Responsibility; Risk, Investment and Finance; Technology, Innovation and Operations; and Executive. The current members of the Board and the Committees of the Board on which they currently serve are identified below.
Audit Committee*

Members: 6
▪ Lynne Biggar
▪ Stephen Bowman
▪ Kathleen DeRose
▪ Ruth Ann M. Gillis
▪ Aylwin B. Lewis
▪  Byron H. Pollitt, Jr. (Chair, pictured)**

Audit Committee Financial Experts:
▪ Stephen Bowman
▪ Ruth Ann M. Gillis
▪ Aylwin Lewis
▪ Byron H Pollitt, Jr.

Key Responsibilities: The Audit Committee’s primary function is to assist the Board in fulfilling its oversight responsibilities of the financial reports and other financial information filed with the U.S. Securities and Exchange Commission (SEC) or provided by us to regulators; our risk and capital profile and policies; our independent auditors’ qualifications and independence; and the performance of our independent auditors and our internal audit function. As discussed more fully in the Audit Committee Charter, the Audit Committee performs many functions including:

▪        Exercising responsibility for the appointment, compensation, retention and oversight of the work of the independent auditors, who report directly to the Audit Committee;
▪        Reviewing and evaluating the qualifications, performance and independence of the lead partner of the independent auditors;
▪        Advising management, the internal auditing department and the independent auditors that they are expected to provide to the Audit Committee a timely analysis of significant issues and practices relating to accounting principles and policies, financial reporting and internal control over financial reporting; and
▪        Meeting with management, the independent auditors and, if appropriate, the Chief Auditor to discuss the scope of the annual audit, review and discuss the annual audited financial statements, discuss any significant matters arising from any audit, among other matters described more fully in the Audit Committee Charter.

Number of Meetings in 2022: 10
The Audit Committee operates pursuant to the Audit Committee Charter, available on our website https://investors.voya.com. See Part III — Audit-Related Matters of this proxy statement for additional information about our Audit Committee.

*	The Board determined that all members of the Audit Committee are independent under the NYSE and SEC requirements.
**
Byron H. Pollitt, Jr. will not be standing for re-election at the Annual Meeting and will step down from the Board upon the election of the Directors at the Annual Meeting. Ruth Ann M. Gillis, who is currently a member of the Audit Committee, will then become the Chair of the Audit Committee.

Voya 2023 Proxy Statement	28

Compensation, Benefits and Talent Management Committee
Members: 7 ▪ Lynne Biggar ▪ Yvette S. Butler ▪ Hikmet Ersek ▪ Ruth Ann M. Gillis (Chair, pictured)* ▪ Aylwin B. Lewis ▪ Joseph V. Tripodi ▪ David Zwiener Number of Meetings in 2022: 10
Key Responsibilities: The Compensation, Benefits and Talent Management Committee’s primary function is to oversee the compensation and benefits of the CEO, Management Executive Committee Members and other employees of the Company and to review the Company’s strategies related to talent management. As discussed more fully in the Compensation, Benefits and Talent Management Committee Charter, the Committee performs many functions including:

▪        Annually reviewing and approving the corporate goals and objectives relevant to the compensation of the CEO and evaluating his or her performance in light of these goals;
▪        Determining the compensation of our executive officers and other appropriate officers, and administering our incentive and equity-based compensation plans;
▪        Selecting, retaining, terminating and approving the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management; with respect to compensation consultants retained to assist in the evaluation of director, CEO or senior executive compensation, this authority is vested solely in the Compensation, Benefits and Talent Management Committee; and
▪        Reviewing, assessing and making reports and recommendations to the Board as appropriate on the Company’s policies, procedures and strategies relating to (a) diversity and inclusion, (b) the recruitment, retention and development of management resources, (c) talent management, (d) employee engagement and well-being, (e) workplace environment and corporate culture and (f) succession planning, with the emphasis on succession at the executive officer level.

The Compensation, Benefits and Talent Management Committee operates pursuant to the Compensation, Benefits and Talent Management Committee Charter, available on our website https://investors.voya.com.
*
Upon becoming Chair of the Audit Committee upon the election of Directors at the Annual Board meeting, Ruth Ann M. Gillis will step down as Chair and member of the Compensation, Benefits and Talent Management Committee. Lynne Biggar, who currently serves as a member of the committee, will serve as Chair.

Nominating, Governance and Social Responsibility
Members: 6 ▪ Yvette S. Butler ▪ Jane P. Chwick ▪ Hikmet Ersek ▪ Aylwin B. Lewis ▪ Joseph V. Tripodi (Chair, pictured) ▪ David Zwiener Number of Meetings in 2022: 5
Key Responsibilities: The primary purpose of the Nominating, Governance and Social Responsibility Committee is to identify, evaluate and recommend individuals qualified to become members of the Board, select or recommend director nominees to stand for election at each annual meeting or to fill vacancies, and oversee the annual performance evaluation of each committee. As discussed more fully in the Nominating, Governance and Social Responsibility Charter, the Committee performs many functions including:

▪        Identifying and recommending candidates for election to our Board and each Board Committee;
▪        Reviewing and reporting to the Board on compensation of directors and Board Committee members;
▪        Developing, recommending and monitoring corporate governance principles applicable to the Board and the Company as a whole;
▪        Reviewing environmental, sustainability and corporate social responsibility matters of significance to the Company; and
▪        Overseeing succession planning for the CEO and/or the development of the processes and protocols regarding succession plans for the CEO, and reviewing the development of individual high-potential executives.

The Nominating, Governance and Social Responsibility Committee operates pursuant to the Nominating, Governance and Social Responsibility Committee Charter, available on our website https://investors.voya.com.

Voya 2023 Proxy Statement	29

Risk, Investment and Finance Committee
Members: 7 ▪ Stephen Bowman ▪ Yvette S. Butler ▪ Jane P. Chwick ▪ Kathleen DeRose (Chair, pictured) ▪ Hikmet Ersek ▪ Ruth Ann M. Gillis ▪ Byron H. Pollitt Jr. Number of Meetings in 2022: 5
Key Responsibilities: The primary purpose of the Risk, Investment and Finance Committee is to assist the Board in fulfilling its oversight of management’s responsibilities with respect to capital management, investment and certain risk matters. As discussed more fully in the Risk, Investment and Finance Committee Charter, the Committee performs many functions including:

▪     Overseeing and reviewing information regarding enterprise risk management;
▪     Reviewing the investment strategy, portfolio composition and investment performance pertaining to our general account;
▪     Monitoring our capital needs, liquidity and financing arrangements, our ability to access capital markets and our financing plans; and
▪     Reviewing and making recommendations to the Board with respect to our capital management policies, including repurchases of securities, dividends on our common stock and preferred stock and stock splits.

The Risk, Investment and Finance Committee operates pursuant to the Risk, Investment and Finance Committee Charter, available on our website https://investors.voya.com.
Technology, Innovation and Operations Committee
Members: 7 ▪ Lynne Biggar ▪ Stephen Bowman ▪ Jane P. Chwick (Chair, pictured) ▪ Kathleen DeRose ▪ Byron H. Pollitt Jr. ▪ Joseph V. Tripodi ▪ David Zwiener Number of Meetings in 2022: 5
Key Responsibilities: The Technology, Innovation and Operations Committee is primarily responsible for reviewing the Company’s technology, cybersecurity, operations, operational resilience and innovation strategies, and associated budgets, and its duties include:

▪     Reviewing the measurements and tracking systems in place to achieve successful innovation;

▪     Monitoring existing and future trends in technology, cybersecurity, operations, operational resilience and innovation;

▪     Reviewing the major technology risk exposures of the Company, including risk relating to information security, cybersecurity, software change management and deployment and system capacity, and the steps to monitor and control such exposures;

▪     Reviewing the Company’s business continuity planning and disaster recovery capabilities and contingency plans; and

▪     Reviewing the Company’s risk management and risk assessment guidelines and policies with respect to technology related risks.

The Technology, Innovation and Operations Committee operates pursuant to the Technology, Innovation and Operations Committee Charter, available on our website https://investors.voya.com.

Voya 2023 Proxy Statement	30

Executive Committee
Members: 4 ▪ Kathleen DeRose ▪ Heather Lavallee ▪ Rodney O. Martin, Jr. (Chair, pictured) ▪ David Zwiener Number of Meetings in 2022: 3
Key Responsibilities: The Executive Committee of the Board is responsible for taking action where required in exigent circumstances, and where it is impracticable to convene or obtain the unanimous written consent of the full Board.

The Executive Committee operates pursuant to the Executive Committee Charter, available on our website https://investors.voya.com.

Voya 2023 Proxy Statement	31

OUR EXECUTIVE OFFICERS
Management of the Company is led by the Management Executive Committee, which comprises all of the executive officers set forth below. The Management Executive Committee is tasked with setting corporate strategy, managing overall operating performance, building a cohesive culture and establishing our organizational structure. The following table presents information regarding our executive officers as of the date of this proxy statement.
Rodney O. Martin, Jr., Executive Chairman Age: 70
Experience

Executive Chairman of the Board of Directors and former Chief Executive Officer of Voya Financial, Inc. Additional biographical information regarding Mr. Martin is provided above, under “Our Director Nominees”.

Heather Lavallee, President and Chief Executive Officer Age: 53
Experience Chief Executive Officer of Voya Financial, Inc. since January 2023. Additional biographical information regarding Ms. Lavallee is provided above, under “Our Director Nominees”.
Nancy Ferrara, Executive Vice President, Organizational Health and Enterprise Capability Building Age: 58
Experience

Nan Ferrara is executive vice president of Organizational Health and Enterprise Capability Building. In this role, Ms. Ferrara focuses on building and extending capability systems that have been an important part of Voya's success over the past decade. Systems include the introduction of Lean (Continuous Improvement), systemic processes for capturing cost savings, and the development of Voya's industrial hybrid model. Ms. Ferrara collaborates with leaders across the enterprise, building modern capabilities to enrich these foundational systems that support Voya’s success. Previously, Ms. Ferrara held the title of executive vice president, Continuous Improvement and Operations, where she oversaw the performance of the operations organization, as well as the company’s Continuous Improvement (Lean) efforts. Under Ms. Ferrara’s leadership, the Continuous Improvement management system has been integrated across the Company and has created a high-performance culture that has led to dramatically improved business results.

Education

Ms. Ferrara has an M.B.A. from Hofstra University and a B.A. from Providence College.

Voya 2023 Proxy Statement	32

Robert Grubka, Chief Executive Officer, Workplace Solutions Age: 53
Experience

Mr. Grubka serves as Chief Executive Officer of Workplace Solutions for Voya Financial, Inc. Mr. Grubka leads Voya’s Health Solutions and Wealth Solutions businesses, which represent approximately 80% of Voya’s adjusted operating earnings and encompass all of the Company’s workplace businesses, including retirement, group and voluntary insurance, savings and other benefits products and solutions. Mr. Grubka has nearly 30 years of actuarial, product management and leadership experience. Prior to his current role, he led Voya’s Health Solutions business since November 2016 and oversaw all aspects of Voya’s group and voluntary insurance business — including strategy, product development, underwriting, actuarial, distribution and marketing.

Education

Mr. Grubka earned a bachelor’s degree in actuarial science from The Ohio State University.

Christine Hurtsellers, Chief Executive Officer, Investment Management Age: 59
Experience

Ms. Hurtsellers has served as Chief Executive Officer of Investment Management of the Company since September 2016. Prior to that, Ms. Hurtsellers was chief investment officer of Fixed Income at Voya Investment Management. In this role, Ms. Hurtsellers led a team of more than 100 investment professionals with over $134 billion in fixed income assets under management. Prior to that, Ms. Hurtsellers was head of Structured Finance and also served on a mortgage-backed securities team that was responsible for the highly successful track record of the Company’s proprietary mortgage derivatives portfolios. As a member of the Management Executive Committee, Ms. Hurtsellers collaborated on overall business strategy and key corporate-wide initiatives. She is a board member of Pomona Capital and a member of the U.S. Treasury Borrowing Advisory Committee and serves on the ICI’s Board of Governors. In 2014 and 2018, Ms. Hurtsellers was named one of Money Management Executive’s top women in asset management.

Education

Ms. Hurtsellers received a B.A. in Finance from Indiana University Kelley School of Business and holds the Chartered Financial Analyst® designation.

Michael Katz, Executive Vice President, Finance Age: 47
Experience

Executive Vice President, Finance, leading the investor relations, financial planning and analysis, and treasury teams for the enterprise.

Mr. Katz brings nearly 25 years of financial services experience across a variety of leadership roles within Voya, most recently as the chief financial officer for Voya’s Annuities, Individual Life and Employee Benefits businesses. Mr. Katz was instrumental in Voya’s preparation of its May 2013 initial public offering and, more recently, the sale of its annuities and life businesses. Before serving as a business unit CFO, he held a number of senior roles in product development, capital management, actuarial and business strategy at Voya. Before joining Voya, he served in a variety of financial reporting and planning roles at Aegon.

Education

Mr. Katz is a fellow of the Society of Actuaries, a member of the American Academy of Actuaries and holds a bachelor’s degree in actuarial science from Pennsylvania State University.

Voya 2023 Proxy Statement	33

Santhosh Keshavan, Executive Vice President and Chief Information Officer Age: 49
Experience

Executive Vice President since March 2021 and Chief Information Officer since 2017, Mr. Keshavan is responsible for the firm’s technology systems, data and digital organization, information security and infrastructure. Prior to joining Voya, Mr. Keshavan held the position of EVP and CIO for Regions Bank based in Birmingham, Alabama, from 2010 to 2017. In this role, he managed core systems, enterprise and corporate systems, and enterprise data services. Previously, Keshavan served as vice president for the pricing and cash management division at Fidelity Investments. Prior to that, he held various positions at SunGard Data Systems (now FIS), eventually being named managing director, International Operations, with a focus on the retirement services industry.

Education

Mr. Keshavan has a bachelor’s degree in Computer Science from University of Mysore in India and a master’s of business administration from the University of Alabama at Birmingham with a major in Information Systems.

Charles P. Nelson, Vice Chairman Age: 62
Experience

Vice Chairman since March 2021 and also concurrently held the title of Chief Growth Officer through December 31, 2022, Mr. Nelson previously served as the Chief Executive Officer of our Retirement and Employee Benefits businesses and served as Chief Executive Officer of our Retirement business since May 2015. Prior to joining the Company, Mr. Nelson was with Great-West Financial since 1983. Mr. Nelson served as President of Retirement Services for Great-West from 2008 through September 2014 and most recently led the legacy Great- West retirement business of Empower Retirement, a business unit of Great- West Life & Annuity Insurance Company. He currently serves on the board of trustees for Whitman College and the board of directors of the Defined Contribution Alternatives Association, a nonprofit organization that educates the community on the benefits of including alternative investments within a defined contribution framework. He also serves as one of the Executive Sponsors for Voya’s NextGen Council.

Education

Mr. Nelson is a graduate of Whitman College with a degree in chemistry and economics. He was a member of the Whitman College Board of Overseers from 2008 to 2017.

Trevor Ogle, Executive Vice President, Chief Strategy, M&A and Corporate Transactions Officer Age: 46
Experience

Executive Vice President and chief strategy, M&A and corporate transactions officer, Mr. Ogle oversees all aspects of Voya’s corporate strategy, including acquisitions, divestitures, and other strategic transactions, and serves as an advisor to executive management and the board on these matters. Mr. Ogle, who joined Voya in 2013, previously was the Company’s lead for M&A, including corporate development, and deputy general counsel. He has been deeply involved in all of Voya’s significant strategic transactions over the course of his tenure, including Voya’s divestitures of its fixed and variable annuities businesses in 2017, and its Individual Life business, and Voya’s acquisitions of Allianz Global Investors’ U.S. asset management business and Benefitfocus in 2022 alongside numerous smaller acquisitions and divestitures over the past decade. Prior to joining Voya, Mr. Ogle was an attorney in the General Practice Group of Sullivan & Cromwell LLP, where he focused on public and private corporate transactions, securities law, corporate finance, and general corporate law matters.

Education

Mr. Ogle earned his juris doctorate from the University of Toronto and his bachelor’s degree in life sciences from Queen’s University in Kingston, Ontario, Canada.

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Kevin D. Silva, Executive Vice President and Chief Human Resources Officer Age: 69
Experience

Executive Vice President and Chief Human Resources Officer, Mr. Silva is responsible for Human Resources, Corporate Responsibility and Voya Foundation and directs a strategy aimed at building the organization’s human capital by attracting, retaining and developing world-class employees and incenting them to deliver superior performance. Mr. Silva joined the company in 2012. Prior to this, he served as chief human resources officer at Argo Group International, a global, publicly traded specialty insurance company. At Argo, he was responsible for building a high-performing team and implementing compensation, succession and executive-development practices. Prior to joining Argo, Mr. Silva spent more than 13 years at MBIA Insurance Corporation, a global, publicly traded insurance company, where he served as chief administrative officer responsible for the human resources, corporate administration, information resources, facilities and telecommunications, and records-management functions. He served as an adviser to MBIA’s business leaders on individual and financial performance improvement. He also played a significant role in driving a post-acquisition integration process and served as an important strategic partner to the CEO and to the Compensation Committee of the MBIA Board of Directors.

Education

Mr. Silva earned a bachelor’s degree in Communications from St. John’s University and a master’s degree in Psychology from New York University.

Donald C. Templin, Executive Vice President, Chief Financial Officer Age: 59
Experience

Executive Vice President and Chief Financial Officer, Mr. Templin oversees Voya’s Finance organization as well as audit, strategy and corporate development, and continuous improvement. He joined Voya in November 2022. Templin has more than 30 years of corporate finance experience and, prior to joining Voya, served as executive vice president and CFO of Marathon Petroleum from July 2019 until January 2021. He also previously held the CFO role at Marathon Petroleum from June 2011 through February 2015 and built out and led Marathon Petroleum’s entire finance organization following its separation from Marathon Oil. He concurrently served as CFO of MPLX LP (NYSE: MPLX), a diversified, large-cap master limited partnership formed by Marathon Petroleum, from October 2012 through February 2015. He returned to the CFO role at Marathon Petroleum in 2019 to, among other things, drive execution and synergy capture across the enterprise. Between his two CFO tenures at Marathon Petroleum, Templin held several leadership positions at both Marathon Petroleum and MPLX, including executive vice president—supply, transportation and marketing for Marathon Petroleum; president of MPLX; and president of Marathon Petroleum. Prior to joining Marathon Petroleum in 2011, Templin held a number of roles at PwC, including serving as a partner at the firm.

Education

Mr. Templin received a bachelor’s degree in accounting from Grove City College.

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My Chi To, Executive Vice President, Chief Legal Officer and Corporate Secretary Age: 50
Experience

Ms. To is Executive Vice President, Chief Legal Officer and Corporate Secretary, overseeing all aspects of Voya’s Law, Compliance and External Affairs department, serving as an advisor to senior management and the Board of Directors on legal, compliance, securities, and corporate-governance matters. She joined Voya in September 2022. Her career combines senior government experience managing legal issues and emerging risks in a complex regulatory environment, with two decades advising public and private corporate clients as trusted outside counsel. Prior to joining Voya, Ms. To was executive deputy superintendent of insurance for the New York State Department of Financial Services, which regulates all health, life and property/casualty insurers doing business in New York, as well as insurance producers and certain retirement systems in the state. In her role, which she held from January 2020 to June 2022, she led a 500-person division, including examiners, actuaries and lawyers supervising over 1,600 entities with $5.5 trillion in assets. Previously, Ms. To was with Debevoise & Plimpton LLP for 21 years, including 14 years as a partner in the firm’s Restructuring Group and Global Insurance Practice.

Education

Ms. To earned her civil and common law degrees from the University of Ottawa and clerked for the Supreme Court of Canada. She also holds master’s degree in political sciences and government from the University of Oxford, where she was a Rhodes Scholar.

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SHAREHOLDER ENGAGEMENT
Voya’s shareholder engagement strategy is built on the pillars of transparency, trust and accountability. We have developed a robust shareholder engagement program that leverages active, year-round, open dialogue with our diverse shareholder base, in an effort to seek valuable feedback from key stakeholders and reinforce our commitment to incorporate shareholder feedback into various decisions made by the Board and management. Through these discussions, we aim to strengthen the long-term relationships we have established with our shareholders, reflect feedback in our corporate governance processes and communications, while promoting transparency and accountability.
2022 Year in Review

18	~271	67%/44%	67%
Shareholder Events	Shareholder Interactions	CEO/CFO Participation in Shareholder Events	Business Leader Participation in Shareholder Events
Shareholder Engagement Cycle

▪ Board reviews vote outcomes of annual shareholder meeting.

▪ Board considers potential corporate governance or executive compensation changes.

▪ We consider potential topics of discussion for year-round shareholder engagement.

▪ Engage shareholders in discussions about our business, technology, innovation, governance and compensation practices and ESG initiatives.

▪ Engage with shareholders in preparation for Investor Day, which is held every three years.

▪ Engage in discussion with management regarding topics of interest to investors.

▪ We reach out to proxy advisors to obtain more color on their views of our governance and compensation practices.

▪ We use the feedback from discussions with shareholders and proxy advisors to implement changes to governance and compensation practices.

▪ Begin drafting proxy statement and disclosure based on shareholder and proxy advisor feedback.
▪ Publish proxy statement. ▪ Hold annual shareholder meeting which is conducted virtually and therefore easily accessible to all shareholders.
These efforts are complementary to the outreach conducted by Voya’s Investor Relations department and accompanying members of our Management Executive Committee in regularly meeting with shareholders and participating in investor conferences and roadshows throughout the year, while consistently seeking feedback from the investment community to share with our management team and Board to deepen their understanding of shareholder perspectives.
Investor presentations are made available in the Investors — Events and Presentations section of Voya investor relations website at https://investors.voya.com.

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HUMAN CAPITAL MANAGEMENT
Our success lies in earning the trust of our customers every day. Through our human capital strategy, we attract, retain and reward talent across our enterprise in support of this mission. We have prioritized our efforts to build and maintain a diverse, inclusive and safe workplace, with opportunities for our employees to grow and develop in their careers, supported by competitive compensation, benefits, health and wellness programs.
Program Best Place to Work for Disability Inclusion	Fortune Best Workplaces in Financial Services & Insurance 2022	2022 Bloomberg Gender-Equity Index
Scored 100% on 2022 Disability Equity Index	85% of Voya Employees said Voya is a Great Place to Work	Commitment to Equality and Advancing Women in the Workplace
Diversity Equity and Inclusion
Voya is committed to fostering a work environment where the differences that we are born with — and those we acquire throughout our lives—are understood, valued and intentionally pursued. Bringing our differences together to positively influence our culture, service our clients and enrich our communities is essential to living our purpose to fight for everyone’s opportunity for a better financial future and aligns with our vision to clear your path to financial confidence and a more fulfilling life.
Workplace Demographics
▪
We focus on reflecting the communities we serve through diversifying our workforce, developing their talents, fostering an inclusive environment where everyone is safe and supported and retaining talent.

▪
We have improved our rate of hiring underrepresented talent by mitigating bias in job descriptions through technology, expanding sources for candidates and requiring diverse slates and interview panels.

▪	In 2022, Voya hired employees to fill 38 leadership roles, of which 50% were diverse hires.
Training, Employee Resources and Programming
▪	Voya’s DEI Task Force launched in December 2020 to increase equity and inclusion, create new opportunities for the business and generate innovative ideas.
▪
Voya launched the Voya Ambassadors program, with 20 Voya employees working with Talent Acquisition, to actively recruit diverse talent. The program formalized multiple partnerships with historically black colleges and universities, such as Morehouse College, and diverse professional organizations, such as The Hispanic Alliance for Career Enhancement.

▪
Voya's eleven Employee-Led Councils developed initiatives to engage and inspire our workforce through collaborative and intersectional programming. Several councils partnered with business or financial wellness experts to address the specific issues or concerns faced by their community. 25% of Voya’s employees are members of one or more Councils.

▪
In 2022, Voya launched its Talent Accelerator program designed to provide visibility to top African American/Black talent, increase their business acumen and focus on solving real business problem. Of the ten graduates of the program, four have been promoted. We will apply learnings to our second cohort, which will comprise Hispanic top and emerging talent in 2023.

▪
Voya continued to develop people of color and women through external partnerships with the 30% Club and Menttium. Since 2016, 29 women have participated in the 30% Club and 39% have been promoted. Since 2018, 55 people of color have participated in Menttium and 25% have been promoted.

Leader Commitments
▪
In Sept. 2022, Voya launched the Cultural Competence Leadership Excellence Program with the top 80 leaders at the Company. The program seeks to increase leaders’ ability to create inclusion through cross-cultural understanding to help Voya live its purpose: Together we fight for everyone’s opportunity for a better financial future.

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Talent Management and Recruitment
We believe that superior human capital management is a key component to a high level of corporate performance. We seek to differentiate Voya through our talent review process, leadership development, succession planning, mentoring programs, performance management process, coaching and feedback. Because we are committed to developing employees, we maintain robust learning programs through Voya’s Learning Center to help employees develop as they advance their careers and/or transition into different roles within Voya.
We have a One Voya platform for talent evaluations, discussion, development plans and succession plans across all Voya businesses and functions. Management Executive Committee members, other senior leaders and business partners lead talent reviews at least annually across various teams resulting in succession plans for the top three layers across the Company. We identify our very top performers to whom we offer additional education, training, and exposure opportunities, including the accelerated development of diverse employees.
Total Rewards and Wellness
Our Total Rewards offering is made up of the entire employee experience. It is delivered in the form of direct compensation (base salary and annual and/or long-term incentives), company-sponsored benefits (retirement savings, health and welfare plans, paid time off and work-life balance programs) and development opportunities. We provide a robust Total Reward offering that is market-competitive and equitable in order to attract, retain and motivate a talented and diverse workforce.
Enterprise Environmental, Social and Governance (ESG)
ESG is a business imperative woven throughout our enterprise. It is an investment in society and in the success of the Company. We implement initiatives that integrate responsible and sustainable thinking into our operations, positively impact our communities and minimize our impact on the planet. Our work is guided by our fiduciary duties to our shareholders and clients and informed by analysis of key impacts, identification of risks and opportunities, ESG best practices and stakeholder input. We report publicly in our annual impact report and on our website the progress on our ESG commitments, and disclose our data to investors on an ongoing basis.
ESG strategy and execution are managed at the business and functional level, with enterprise management and reporting responsibility led by our ESG steering committee which consists of our Chief Financial Officer, Chief Legal Officer, Chief Risk Officer, and Chief Risk Officer for Voya Investment Management, which reports to the CEO. In addition, to ensure complete alignment with our business goals, Voya maintains an Executive Council for Corporate Responsibility and Diversity & Inclusion (“Executive Council”) that is composed of the top leaders in the Company. Led by our CEO, this governing body meets quarterly to review strategy and performance regarding ESG integration activities, employee engagement and charitable sponsorships. Critical topics are brought to the Executive Council during these meetings with recommendations for actions to remediate. The body makes determinations, guided by the nature of the issue, as to whether those topics should be discussed with the Nominating, Governance and Social Responsibility Committee or other directors of the Board.
Additionally, the Board’s Nominating, Governance and Social Responsibility Committee Charter includes the review of ESG matters of significance to the Company. The Nominating, Governance and Social Responsibility Committee is engaged in ESG in the following ways, including reporting to the full Board as necessary:
▪	Provides oversight of the ESG Risk Policy, the Policy on Antitrust, and the Code of Business Conduct & Ethics;
▪	Provides input and guidance on the Impact Report on an annual basis before publication; and
▪	Provides recommendations on key ESG initiatives of significance to the Company.
Senior leaders bring ESG-related risk matters of significance and topics raised by shareholders to the Nominating, Governance and Social Responsibility Committee as necessary and deemed appropriate by the Executive Council. The Nominating, Governance and Social Responsibility Committee will collaborate with the Risk, Investment and Finance Committee, as appropriate. This includes matters relating to our ESG Risk Policy, which reflects the Company’s commitment to conducting business in a way that is ethically, economically, socially and environmentally responsible.

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Political Contributions Oversight and Disclosure
Our Nominating, Governance and Social Responsibility Committee, a committee comprised solely of independent directors, provides oversight of the Company’s political contributions and lobbying expenses. As part of its oversight role, it reviews our political activity policy and monitors our ongoing political strategy as it relates to the overall public policy objectives for the Company. The Nominating, Governance and Social Responsibility Committee also reviews an annual report on our political contributions and lobbying expenses. This report is available at https://investors.voya.com/financials/annual-reports-and-proxy/default.aspx. The purpose of the Voya Financial Political Action Committee (PAC) is to promote good citizenship and further business interests that are of concern to the shareholders and employees of Voya. PAC disbursement decisions are made by the officers of the PAC, consistent with the PAC’s Bylaws and based upon a candidate’s State or Congressional District, committee assignment, legislative and work experience, expertise, and other similar factors. Candidates are vetted by Voya employees and by the Company's outside legal and legislative consultants. The PAC relies on a combination of its employees and its outside consultants to identify new or emerging issues to be addressed. The PAC relies on an outside vendor for the administration of the PAC.
Community Investment
Outside of Voya, we have and continue to build connections between our employees and the communities in which they live and serve through support of employee volunteerism and giving. We conduct our community investment work through Voya Foundation whose primary work focuses on financial resilience: STEM (science, technology, engineering and mathematics) education for K-8th graders; financial literacy for 9-12th graders; teacher training and employee matching gifts. Through Voya Foundation, employees receive dollar-for-dollar matches to eligible nonprofits of their choice. The annual maximum match is $5,000 for employees and $25,000 for our senior management and directors. In 2022, more than 50% of employees volunteered in the community throughout the year and 78% of employees made contributions to charity. Employee donations to nonprofits, together with Voya Foundation’s match, totaled approximately $5.5 million in the U.S. In addition, full-time employees receive 40 hours of paid volunteer-time-away at eligible nonprofits per year and part-time employees receive 20 hours per year. Voya employees volunteered nearly 30,500 hours in 2022. During Voya’s National days of Service, a company-wide volunteer initiative, 50% of employees volunteered more than 10,000 hours for both virtual and in-person activities.
CEO Succession Planning
Our Nominating, Governance and Social Responsibility Committee oversees the CEO succession planning process and together with our independent Lead Director facilitates, at least annually, the Board’s discussion of CEO succession planning. Our CEO provides the Board with recommendations for and evaluations of potential CEO successors and reviews with the Board development plans for these successors. Directors engage with potential CEO candidates and senior management talent at Board and Committee meetings and in less formal settings to enable directors to personally assess candidates. The Board reviews management succession in the ordinary course of business throughout the year as well as contingency planning in the event of an emergency or unanticipated event.
Our Nominating, Governance and Corporate Responsibility Committee oversaw the CEO succession planning that led to the appointment of Heather Lavallee as President and CEO-elect on July 7, 2022, and as CEO on January 1, 2023. Concurrently, our former CEO, Rodney O. Martin, Jr. transitioned to his current role as Executive Chairman of the Board, which he will hold through February 2024.

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Part II: Compensation Matters
Proposal 2. Advisory Vote to Approve Executive Compensation
Section 14A of the U.S. Securities Exchange Act of 1934 (Exchange Act) requires that shareholders be given the opportunity to cast an advisory vote on the compensation of our named executive officers, or NEOs. Our NEO compensation for 2022 is disclosed and discussed in detail below.
We believe that the success of our business is based on our ability to attract, retain and motivate the executive officers who determine our strategy and provide the leadership necessary to ensure we execute our business plan and foster long-term value creation for our shareholders. To support the achievement of these objectives, we focus our executive compensation programs on the principle of pay-for-performance. Consistent with this principle, our programs condition a significant portion of the compensation our executives receive on the achievement of business and individual performance results. We also believe that the optimal way for shareholders to measure our company’s and our executives’ performance is to take both a short- and long-term view.
This year’s Advisory Vote to Approve Executive Compensation comes at a unique time in Voya’s journey when Voya has been executing its thoughtful CEO transition plan. Effective January 1, 2023, our Board appointed Heather Lavallee as our new President and CEO, and our former CEO Rodney O. Martin, Jr. as Executive Chairman of the Board. In this context, Voya’s executive compensation practices take on an especially important role as a means to incentivize our executive leadership to ensure a smooth transition, position the Company for ongoing operational and financial success, and maximize long-term shareholder value.
Accordingly, the following resolution will be presented at our Annual Meeting:
RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.
This vote is only advisory and will not be binding on the Compensation, Benefits and Talent Management Committee of the Board, which is responsible for determining the compensation of our NEOs. The results of the vote will be taken into account, however, by the Committee when considering our compensation policies and procedures. We have determined that this vote will occur annually, and so the next advisory vote will take place at our 2024 Annual Meeting of Shareholders.
Board Recommendation: Our Board unanimously recommends that shareholders vote FOR the resolution approving the compensation paid to the NEOs.
COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Discussion and Analysis describes our compensation objectives and reviews compensation decisions for our NEOs. For 2022, our NEOs were as follows:
Name	Position
Rodney O. Martin, Jr.	Executive Chairman and Chief Executive Officer
Donald Templin	Executive Vice President, Chief Financial Officer
Heather Lavallee	President and Chief Executive Officer - Elect
Christine Hurtsellers	Chief Executive Officer, Investment Management
Charles Nelson	Vice Chairman
Former Executive Officer
Michael S. Smith	Vice Chairman, Chief Financial Officer

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Compensation Disclosure Roadmap
1. How did we perform?	✔	Exceeded Full Year Target of 12-17% by growing Earnings Per Share 24% in 2022 relative to 2021
✔
Delivered commercial growth across each of our businesses, including a 10.3% increase in full service recurring deposits in Wealth Solutions compared with 2021; $1.1 billion in positive net flows (excluding divested annuities and sub-advisor replacements) in Investment Management; and a 10.8% increase in in-force premiums in Health Solutions compared with 2021

	✔	Grew adjusted operating earnings excluding notables-per share 24% compared with 2021
✔
Transformative M&A activity in 2022 consistent with Investor Day strategy — acquisition of Allianz Global Investors’ U.S. asset management business significantly diversified our asset management business and acquisition of Benefitfocus accelerates our Workplace Strategy

2. What did we change for 2022?	✔	There were no changes to the 2021 metrics for 2022 in either the annual or the long-term incentive plans to better reflect Voya’s business plan
3. How do we determine pay?	✔
Set target pay levels commensurate with sustained performance, external market data, the advice of the Compensation, Benefits and Talent Management Committee’s independent consultant and the need to attract and retain high quality talent

	✔	Multiple factors are taken into consideration in determining actual pay, including the alignment of total pay opportunity and pay outcomes with Company and individual performance
	✔	Design pay programs to reward performance, mitigate risks and align with shareholder interests by having a significant portion composed of long-term equity incentive awards
4. How did we pay for performance?	✔	A significant portion of the NEOs’ variable compensation is in equity, which strengthens the alignment of our executives’ compensation with our stock price
	✔	Payouts are aligned with our annual and long-term performance results
	✔	Annual cash incentive was funded at 95% of target based on performance of three measures and Performance Share Units (PSUs) were paid out at 87.5% of the target grant (see page 53)
✔
55% of long-term stock unit awards are PSUs that vest based in significant part on our relative total shareholder return over a 3-year period, therefore the payout of the PSUs is directly impacted by our stock price and strongly aligned with shareholder interests

5. How do we address risk and governance?	✔	Provide an appropriate balance of short- and long-term compensation, with payouts based on our stock price, overall financial performance and individual contribution
✔
Follow practices that promote good governance and serve the interests of our shareholders, with a rigorous claw back policy, anti-pledging and anti-hedging policy and robust stock ownership requirements (5x base salary for CEO, 4x base salary for Vice Chairman and CFO, 3x base salary for all other NEOs)

	✔	Subject NEOs to a non-compete agreement, the terms of which were thoughtfully designed and will help us retain top talent
	✔	The Compensation, Benefits and Talent Management Committee receives an annual report from the Chief Risk Officer on the compensation program risk review
Why you should approve our say-on-pay vote	✔
Began execution on the CEO succession plan while maintaining strong business performance demonstrating good stewardship of shareholder capital with appropriate focus on managing risk and executing on key strategic priorities

	✔	2022 incentive payouts for our CEO and our other NEOs are aligned with overall Company performance
	✔	Pay practices are aligned with shareholder interests
	✔	Pay practices are tied to robust risk management and a strong corporate governance framework

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1. How did we perform?
Achieved earnings per diluted share (EPS) growth
We generated significant growth in adjusted operating EPS, excluding notable items, for both fourth-quarter and full-year 2022, with results exceeding our annual growth target of 12% to 17%. Fourth-quarter and full-year 2022 after-tax adjusted operating earnings per share, excluding notables, increased 31% and 24%, respectively, over the prior-year periods and reflect continued execution of Voya's net revenue growth, margin expansion and capital management initiatives.
Continued commercial momentum across all business lines
For full-year 2022 (and compared with full-year 2021), Wealth Solutions full service recurring deposits grew 10.3% to $13.3 billion; Health Solutions annualized in-force premiums grew 10.8% to $2.8 billion; and Investment Management generated positive net flows of $1.1 billion.
Maintained strong capital position and continued to be good stewards of shareholder capital
We maintained robust capital with excess capital as of December 31, 2022, of $0.9 billion, which is the amount above the Company’s holding company liquidity target of $200 million, and estimated statutory surplus in excess of a 375% combined risk-based capital (RBC) ratio. As of December 31, 2022, Voya’s estimated RBC ratio was 488%. In 2022, we continued to provide value to shareholders by deploying a record $1.2 billion in excess capital through a combination of share repurchases, the redemption of debt and dividends — bringing the total amount of capital returned to shareholders since our initial public offering in 2013 to approximately $8.6 billion.
2. What did we change for 2022?
We did not change any compensation metrics used in our annual or long-term incentive plans in 2022.
3. How do we determine pay?
Compensation Principles
The following principles help guide and inform the Compensation, Benefits and Talent Management Committee in delivering effective executive compensation programs that drive performance, mitigate risks and foster the attraction, motivation and retention of top leadership talent to enable us to execute our business plan and ultimately deliver shareholder value.
Attract and retain talent: Our success depends on the quality of our executive team. Our compensation program needs to be market-competitive in order to attract and retain a talented and diverse workforce. We regularly review peer group compensation data to inform competitive and reasonable compensation decisions to help grow and sustain our business in a changing and challenging environment.
Pay for performance: A significant portion of the annual compensation of our executive officers should vary with annual business performance and each individual’s contribution to that performance. The performance metrics and goals are reviewed and challenged by the Compensation, Benefits and Talent Management Committee before they are approved and the goals are rigorous and challenging to motivate and reward stretch performance.
Transparency with and feedback from shareholders: We believe that transparency with shareholders relating to our executive compensation program is essential. We are continuously improving the disclosure of our programs for shareholders to provide enough information and context to assess the effectiveness of our programs. We proactively engage with shareholders and take actions to improve our compensation programs based on feedback from shareholders.
Integrate risk management and compensation: Risk management and claw back policies need to be robust to deter imprudent risk taking. We conduct a rigorous annual review of the features of our compensation program that guard against excessive risk-taking.
4. How does Voya’s approach to executive compensation compare with external models?
Voya’s successful approach to rewarding strong results over many years may not consistently fit with external pay-for-performance “say on pay” voting models. 2022 provides an example of this circumstance, due to a lag in stock price performance that directly affected our 3-year Total Shareholder Return (TSR) measure. This was in contrast to the exceptional financial results delivered for the year in the face of strong economic headwinds, as we successfully executed on our strategy and against our financial targets. Voya has a history of sustained absolute and relative TSR performance. Since 2016 and until the most recent 3-year period, Voya’s 3-year TSR was well above the median of our peer group.

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Elements of Compensation
The following table presents the principal elements of the compensation programs that applied to our NEOs for 2022. The elements of compensation were designed to provide a variety of fixed and variable compensation elements related to the achievement of the Company’s short-term and long-term objectives.
Incentive Type	Compensation Element	Form of Compensation	Performance Metric	Objective/Purpose	Subject to Claw Back and Forfeiture	2022 Actions
Fixed	Base salary	Cash		Compensates NEOs for the day-to-day services performed for the Company. Attracts and retains talented executives with competitive compensation levels.	No	Base salary adjustments made for two NEOs in line with expanded responsibilities.
Variable	Annual cash incentive compensation	Cash	Adjusted Operating Earnings (50%) Adjusted Operating Return on Allocated Capital (35%) Strategic Indicators (15%)
Motivates executives to achieve performance goals selected based on the Company’s annual business plan. Promotes differentiation of pay based on business and individual performance and rewards executives for attaining annual objectives.
					Yes	Performance was slightly below target for Adjusted Operating Return on Allocated Capital and Adjusted Operating Earnings and at target for Strategic Indicators resulting in a 95% funding level.
	Long-term equity-based incentive compensation— granted based upon prior year performance and other factors	Performance Stock Units (PSUs)
Forward-looking performance vesting conditions for the 2021-2023 period:

Adjusted Operating Return on Equity (20%)
Adjusted Operating Earnings Per Share (30%)
Relative Total Shareholder Return vs. Compensation Peer Group (50%)
				Equity-based compensation helps to create a culture focused on long-term value creation and share ownership, and is used to retain executive talent.	Yes
Performance for the 2020-2022 period was at maximum for Adjusted Operating ROE and Adjusted Operating EPS but below target on relative TSR, resulting in payout of 87.5% of target for the PSUs (see page 53).

		Restricted Stock Units (RSUs)			Yes
Benefits and Perquisites	Retirement, deferral and health and welfare programs			Addresses retirement savings and health insurance needs of executives with competitive benefits programs. Aligns with our philosophy of attracting and retaining talented individuals.	No
	Perquisites and other benefits			Aligns with our approach of attracting and retaining talented individuals by offering limited perquisites and other benefits similar to those provided by peer companies.	No

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Why We Use These Performance Metrics
We believe that the performance metrics in our compensation program are appropriate to motivate our executives to achieve outstanding short-term results, and, at the same time, help build long-term value for shareholders. We describe why we use these metrics in detail below.
Adjusted Operating Earnings and Adjusted Operating Earnings per Share
We believe that these metrics indicate the financial performance of the total Company and the underlying profitability factors, and exclude items that are not indicative of ongoing trends. For example, these metrics exclude the effect of period-to-period volatility that can be caused by deferred policy acquisition costs (DAC), value of business acquired (VOBA) and other intangibles unlocking that are not indicative of our ongoing performance. We measure EPS on an absolute basis to minimize the complications associated with relative EPS, such as having to adjust peer companies’ EPS for exclusions. Adjusted Operating Earnings and Adjusted Operating Earnings per Share are non-GAAP financial measures. See Exhibit A — Non-GAAP Financial Measures.
Relative Total Shareholder Return versus Compensation Peer Group
This metric provides a relative performance measure to our program and provides a direct correlation between total shareholder return results and our compensation decisions, which strengthens the alignment of pay-for-performance outcomes with shareholder interests. Our peer group is periodically updated to be current with how investors view relative performance.
Adjusted Operating Return on Allocated Capital
We introduced this metric into our compensation program in 2018 to allow for a more diverse set of compensation metrics which we believe better reflect our overall financial health and performance. We believe that the Adjusted Operating Return on Allocated Capital metric focuses our leaders and employees on achieving competitive returns on the capital allocated to our businesses and rewards them accordingly. Adjusted Operating Return on Allocated Capital is a non-GAAP financial measure. See Exhibit A — Non-GAAP Financial Measures.
Adjusted Operating Return on Equity (ROE)
Adjusted Operating ROE excludes the effect of period-to-period volatility that can be caused by DAC/VOBA and other intangibles unlocking that are not indicative of our financial performance and the financial performance of the underlying profitability factors. We believe that Adjusted Operating ROE is a good metric by which to measure management’s performance and base compensation decisions because it indicates the underlying financial performance of our ongoing business while excluding items that are not indicative of ongoing trends. Importantly, it measures how effectively we use equity capital. Adjusted Operating ROE is a non-GAAP financial measure. See Exhibit A — Non-GAAP Financial Measures.
Strategic Indicators
The strategic indicators are a portfolio of quantitative indicators that drive growth and margin expansion. The indicators include net flows growth, in-force premium growth and cost savings from our strategic investment program. We believe that, taken together, these are useful compensation measures as they align compensation decisions with measures and strategies that contribute to the achievement of our ROE goal.

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Participants in the Process to Determine Compensation
Compensation, Benefits and Talent Management Committee and the Board
The Committee is responsible to our Board for:
▪	Evaluation of corporate goals and objectives relevant to the compensation of our NEOs as well as individual goals and objectives relevant to the compensation of our CEO;
▪	Evaluation of the market competitiveness of each NEO’s total compensation package based on market data and each executive’s experience;
▪
Review and approval of the CEO’s compensation based on an evaluation of the CEO’s performance in light of goals and objectives that were approved by the Compensation, Benefits and Talent Management Committee;

▪	Approval of any change to the total compensation package of NEOs, including base salary, annual cash incentive awards and long-term equity incentive awards; and
▪	Review and oversight of the Company’s strategies relating to talent management.
For the CEO, the Compensation, Benefits and Talent Management Committee also receives input from all of the independent directors in assessing CEO performance and reviewing CEO compensation.
Chief Executive Officer
Within the framework of the compensation programs approved by the Compensation, Benefits and Talent Management Committee and based on evaluation of individual performance and potential as well as review of market competitive positions, our CEO recommends the level of base salary, the annual cash incentive award and the long-term equity incentive award value for the other NEOs. The Compensation, Benefits and Talent Management Committee reviews and discusses our CEO’s recommendations and approves any compensation changes affecting our NEOs as it determines in its sole discretion.

Compensation Consultant
The Compensation, Benefits and Talent Management Committee has retained Pay Governance LLC (Pay Governance) to serve as its independent executive compensation consultant. Pay Governance regularly attends Committee meetings and assists and advises the Committee in connection with its review of executive compensation policies and practices. In particular, Pay Governance provides market data, trends and analysis regarding our executive compensation in comparison to its peers to assist the Committee in its decision-making process. The Committee reviews and confirms the independence of Pay Governance on an annual basis. Pay Governance does not perform any other work for management.

Evaluating Market Competitiveness
Comparison Group
The Compensation, Benefits and Talent Management Committee has established a comparison group of peer companies, with the assistance and advice of the Company’s management and Pay Governance. The Committee uses this comparison group, in part, to evaluate the Company’s compensation policies and practices, and as a means by which to measure the compensation packages of its executives. In establishing the comparison group, the Committee considers certain factors, including whether potential member companies competed with us in the same competitive labor market or in similar lines of business, the potential member company’s market capitalization and various other factors, including the revenues, workforce size and assets under management or assets under administration of potential member companies, and ensures that the group is consistent with how investors assess relative performance.
The Committee reviews the comparison group periodically to ensure the relevance of the group and reflect changes in the Company’s own business mix as well as those of the peer companies.
For 2022, the comparison group of companies considered by the Committee (Comparison Group) for competitive data for all of our NEOs included the following companies:
▪	Alight, Inc.
▪	Ameriprise Financial, Inc.
▪	Athene Holding Company

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▪	Conduent, Inc.
▪	Equitable Holdings, Inc.
▪	Franklin Resources, Inc.
▪	The Hartford Financial Services Group, Inc.
▪	Health Equity, Inc.
▪	Invesco Ltd.
▪	Lincoln National Corp.
▪	MetLife, Inc.
▪	Northern Trust Corporation
▪	Principal Financial Group, Inc.
▪	Prudential Financial, Inc.
▪	T. Rowe Price Group, Inc.
▪	Unum Group
Surveys and Competitive Data
As part of its 2022 compensation review, the Compensation, Benefits and Talent Management Committee also considered compensation data provided by a number of surveys and sources to determine the relative competitiveness of compensation programs as well as competitive levels of pay. These surveys included a diversified study of executive compensation in the insurance industry prepared by Willis Towers Watson (Willis Towers Watson Survey) and a survey of investment management companies prepared by McLagan (McLagan Survey), a consulting firm that provides market pay and performance information in the financial services industry.
The Committee takes into consideration the Willis Towers Watson Survey and the McLagan Survey when making decisions on base salary, annual cash incentive and long-term equity incentive opportunities for NEOs except the CEO. For the CEO, the Committee solely takes into consideration proxy data of the Comparison Group.
4. How did we pay for performance?
Pay Mix Shows Significant Variable Pay. Approximately 91% of the total compensation delivered to our CEO and 83% delivered to our other NEOs in 2022 was variable. By variable, we mean that there is no guarantee that executives will actually realize the originally intended “target” compensation values. This variable feature demonstrates management’s alignment with shareholders’ interests, as the delivery of the variable compensation is dependent on performance, including our stock price.

Determination of 2022 Compensation
In early 2022, the Compensation, Benefits and Talent Management Committee met multiple times to consider the compensation opportunity that would be provided to the Company’s NEOs and other senior executives during 2022. These considerations included an assessment of the Company’s compensation practices and compensation packages against those of the Comparison Group, including in particular an assessment of the total target compensation opportunity for each NEO. In addition, the Committee considered the vote result of our say-on-pay proposal in 2022 and took into account the outcome of the vote in reviewing our

Voya 2023 Proxy Statement	47

executive compensation programs and policies. Shareholders voted 96% in favor of the Company’s 2022 say-on-pay proposal on executive compensation (based on shares voted). The Compensation, Benefits and Talent Management Committee considered the vote to be an endorsement of the Company’s executive compensation programs and policies, and took into account the outcome of the vote in reviewing those programs and policies.
Executive compensation reflects alignment of pay-for-performance model to shareholder interests
While our financial results in 2022 were strong, our 3-year TSR was adversely impacted by Voya’s 7% stock price decline in 2022. This was due in large part to what we believe to have been investor hesitancy that often accompanies a CEO succession and a related uncertainty around our continuity of capital management priorities. With the benefit of time to affirm with investors that our strategy remains consistent under our new leadership, we believe that those concerns have been addressed.
However, the resulting decreases in our 2022 incentive payouts for NEOs and the lower 2023 stock grant for Mr. Martin reflect Voya’s disciplined commitment to a strong pay-for-performance model and alignment with shareholders. Our 2022 Annual Compensation Incentive Plan (ACIP) for Mr. Martin paid out at $2.8 million, which reflected 104% of his target bonus. This is a reduction of 39% from his 2021 ACIP payout of $4.58 million, which was 170% of his target bonus. For 2020-2022, our Performance Share Units (PSUs) paid out at 87.5% of the target grant. Mr. Martin’s stock grant for 2022 performance (granted in February 2023) of $9.99 million is down from his 2021 grant of $10.57 million.
The lower incentive payouts reflect the deliberately intended shareholder alignment. Following is a detailed review of how the Committee established, for purposes of the NEOs’ annual cash incentive awards opportunities, performance measures and targets that would apply for the 2022 performance year.
Base salary
Mr. Martin’s salary is set in accordance with his employment agreement. The 2022 base salary for our other NEOs was reviewed taking into account several factors, including the NEOs’ experience, responsibilities, 2021 performance, 2021 base salary and the competitiveness of that base salary as compared to internal peers and similarly situated executives at companies that compete with us for executive talent including those companies that participate in the Willis Tower Watson Survey and/or the McLagan Survey. Ms. Lavallee's salary increased from $500,000 to $835,000 in connection with her promotion to President and CEO-Elect. The base salaries of Ms. Hurtsellers, Mr. Nelson and Mr. Smith were unchanged from their respective 2021 salaries. Mr. Templin's base salary of $800,000 was established in connection with his hire.
Annual cash incentive compensation
Our annual cash incentive program is designed to reward participants based on critical financial results and for their annual contributions to those results. Individual incentive awards are based on an annual evaluation of business performance and each NEO’s individual performance.
In this CD&A (as defined below), references to 2022 annual cash incentive compensation awards are to the annual cash incentive compensation amounts that were paid to NEOs in March 2023, which were designed to recognize individual and Company performance during 2022. As described in more detail below, an NEO’s annual cash incentive award is determined after taking into account the performance of the Company under several financial measures and based on a qualitative assessment of individual performance and other factors considered relevant by the Compensation, Benefits and Talent Management Committee.

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The Compensation, Benefits and Talent Management Committee determined 2022 annual cash incentive compensation for our NEOs by applying a multi-step process:

Each of these steps is described in more detail below:
Step 1: Establishment of Annual Cash Incentive Compensation Target Opportunity and Maximum Award. Each NEO’s 2022 target annual cash incentive opportunity was originally determined under the terms of their respective employment agreement or offer letter, and reviewed by the Compensation, Benefits and Talent Management Committee in early 2022 or in connection with their promotion, with reference to the compensation amount publicly disclosed by the Comparison Group to assess competitiveness. The target and maximum annual cash incentive amounts were considered as one element of our NEOs’ overall total direct compensation opportunities, and, based in part on this review, total direct compensation opportunities were set with reference to median total target compensation as reflected in the comparative data.
Target annual cash incentive award opportunities for the NEOs in 2022, as a percentage of 2022 base salary, were as follows:
2022 Target Annual Cash Incentive Awards
Mr. Martin	225%
Mr. Smith	200%
Mr. Templin	200%
Ms. Lavallee	225%
Ms. Hurtsellers	300%
Mr. Nelson	180%
Unchanged from our 2019 approach, the maximum 2022 incentive opportunity was capped at two times the target award opportunity for all NEOs except for Mr. Martin, whose maximum incentive opportunity is set forth in his employment agreement.
Step 2: Establishment of Preliminary Annual Cash Incentive Compensation Amounts. Preliminary annual cash incentive amounts were determined based on Company performance in 2022 against target performance levels set by the Compensation, Benefits and Talent Management Committee during the first quarter of 2022, based on business forecasts and projections. Achievement against these targets was assessed by the Committee during the first quarter of 2023, following the availability of Company financial information for 2022.
For 2022 annual cash incentive awards, preliminary annual compensation amounts were based on the target annual cash incentive compensation amounts for each of our NEOs, and on the Company financial performance under three financial measures: Adjusted Operating Earnings, Adjusted Operating Return on Allocated Capital and Strategic Indicators. Each of Adjusted Operating Earnings and Adjusted Operating Return on Allocated Capital is a non-GAAP financial measure. See Exhibit A — Non-GAAP Financial Measures.

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Measure	Weight	Minimum Performance for Payment	Performance for Target Payout	Performance for Maximum Payout	Actual Performance	Payout as Percentage of Target
Adjusted Operating Earnings (in millions)	50%	$725	$906	$1,087	$865	89%
Adjusted Operating Return on Allocated Capital	35%	15.9%	19.9%	23.9%	19.5%	96%
Strategic Indicators(1)	15%	1.5	3.0	4.5	3.5	117%
Total	100%					95%
(1)	Each strategic indicator is assigned a rating from 1 to 5; a 3 rating indicates that the performance met the target.
Step 3: Individual Assessment and Determination of Individual Annual Cash Incentive Award. Following determination of the preliminary annual cash incentive amounts, the Compensation, Benefits and Talent Management Committee qualitatively assessed each NEO’s performance based on performance objectives that included individualized qualitative performance goals and business line or functional area performance. In the case of NEOs other than Mr. Martin, the views of Mr. Martin with respect to such performance were considered by the Committee as part of this assessment. The results of this assessment were as follows:
Under Mr. Martin’s leadership, the Company had a number of significant accomplishments during 2022. These include, but are not limited to:
▪	24% EPS growth in 2022, above our Investor Day Target of 12% to 17% despite the macroeconomic challenges we experienced all year.
▪	Continued to execute on the core organic growth, capital management and margin improvement aspects of the 2022-2024 EPS growth plans that we shared at Investor Day 2021.
▪	Completed several inorganic transactions to advance our future growth plans, as well as meeting the evolving needs of our clients including, but not limited to:
▪
Voya acquired Allianz Global Investors U.S. asset management business, significantly diversifying Voya Investment Management’s business and driving considerable growth opportunities through expansion into international markets, broader retail distribution capacity, and new investment strategies. Voya acquired this business without consuming any excess capital, with Allianz taking a 24% non-voting stake in Voya Investment Management as consideration for the sale.

▪
Voya acquired Benefitfocus, Inc. (NASDAQ: BNFT), an industry leading benefits administration technology company that serves the leading brokerage and consulting firms in the health and benefits industry and, through its employer and health plan customers, touches more than 25 million lives on its platform.

▪	Strong Performance Across Our Business:
▪	Wealth Solutions: Achieved strong retention, recurring deposit, and net flow results, especially in Full Service (“FS”), where margins are higher and where the business has been focusing on growth. Total Full-Service retention (assets) of 98.0% is 1.3% higher than the prior 5-year average — while net flows of $2.9 billion were 39% ahead of target and $2.3 billion higher than 2021.
▪
Health Solutions: Record year in earnings with 11th consecutive year of sales growth. Health Solutions met Investor Day's loss ratio and in-force premium growth targets. Higher mortality in group life due to COVID-19 was offset by better-than-target results in Supplemental Health. 2022 Total Sales were 101% of target and total revenue was 111% of target.

▪
Voya Investment Management: Despite heavy macro pressures, Voya IM's distribution remained strong, with over $40 billion in total sales across channels and strategies — contributing to the $1.1 billion positive total net flow for the year.

▪	Capital Management: $1.2 billion of capital deployed in 2022, supporting a return of more than $8.6 billion of capital to our shareholders through share repurchases and dividends since the IPO.
▪
External Recognitions: We were recognized by Fortune as a Great Place to Work® and Fortune Best Workplaces in Financial Services & Insurance, included in the 2022 Bloomberg Gender-Equality Index (GEI) for the seventh consecutive year, recertified as a Great Place to Work by the Great Place to Work Institute for the 7th consecutive year and recognized by the Ethisphere Institute as one of the 2022 World's Most Ethical Companies® for the 9th consecutive year.

▪	Leadership Succession: Successfully executed on Voya’s leadership succession plan to name and seamlessly transition to Heather Lavallee as Voya’s new CEO.
Under Mr. Smith's leadership prior to his departure in November 2022, the Company accomplished the following:
▪	Provided strong financial counsel allowing Voya to execute on the core organic growth, capital management and margin improvement aspects of the 2022-2024 EPS growth plans shared at Investor Day 2021.
▪	Executed on the first year of Investor Day plan meeting the high end of 12 to 17% EPS growth.
▪	Achieved the elimination of remaining stranded costs associated with its prior divestitures in the third quarter of the year, one quarter ahead of schedule.
Mr. Templin joined Voya in the role of Chief Financial Officer in November 2022 with more than 30 years of corporate finance experience.

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Under Ms. Lavallee’s leadership, the Company accomplished the following:
▪	Led Strong Performance Across Our Business:
▪
Wealth Solutions: Achieved strong retention, recurring deposit, and net flow results, especially in Full Service (“FS”), where margins are higher and where the business is focused on growth. Total FS retention (assets) of 98.0% is 1.3% higher than the prior 5-year average – while net flows of $2.9B were 39% ahead of target and $2.3B higher than 2021.

▪
Health Solutions: Record year in adjusted operating earnings with our 11th consecutive year of sales growth. Health Solutions met its Investor Day loss ratio and in-force premium growth targets. Higher mortality in group life due to COVID-19 was offset by better-than-target results in Supplemental Health. 2022 Total Sales were 101% of target and total revenue was 111% of target.

▪
Voya Investment Management: Despite heavy macro pressures, Investment Management's distribution remained strong, with over $40 billion in total sales across channels and strategies — contributing to the $1.1 billion of positive total net flow for the year.

▪
Aligned on a dual-track health and wealth strategy focused on continuing to build out our guidance and engagement tools and solutions across health and wealth (i.e., MyVoyage) while strategically pursuing and executing the acquisition of a benefits administration firm (Benefitfocus) to accelerate Voya’s workplace strategy.

▪	Successfully executed on Voya’s leadership succession plan to assume responsibility as Voya’s new CEO and establish management team heading into 2023.
▪
Following appointment to President and CEO-Elect, focused on maintaining business momentum and retention of key leadership talent; successful integration of Allianz GI; and advancing several enterprise-wide initiatives.

▪
Focused on evolving Voya’s culture and talent – led recruitment of new Chief Legal Officer and Chief Financial Officer. Aligned leadership of the Health Solutions and Wealth Solutions businesses under one leader to foster advancement and strong coordination of our workplace strategy. Partnered with the Executive Committee (EC) and select Enterprise Leadership Team members on the development of Voya’s new vision statement.

▪
Successfully oversaw the refinement of Voya’s business strategy, the continued activation of its purpose, and the development of a refreshed, forward-looking vision that is aligned with Voya’s growth strategy.

▪	Development and execution of Voya’s new Vision supporting our Purpose, “Clearing your path to financial confidence and a more fulfilling life.”
Under Ms. Hurtsellers' leadership, the Company accomplished the following:
▪
Despite macroeconomic pressures, maintained strong Investment Management distribution with over $40 billion in total sales across channels and strategies — contributing to the $1.1 billion positive total net flow for the year.

▪	Successfully closed the acquisition of Allianz Global Investors US business (~$90bn AUM) and the smaller acquisition of Czech Asset Management (~$5bn committed capital since inception).
▪
Aligned Private and Alternatives investment teams to optimize investment and client outcomes while further investing and modernizing the equity platform, resulting in solid returns relative to the market.

▪	Advanced toward becoming an ESG Investment leader by improving technology and enhancing related processes, including creating Voya IM's Responsible Investment Policy and ESG corporate scorecards.
▪	For the 8th consecutive year, Pensions & Investments Magazine named Voya IM to its “Best Places to Work in Money Management”.
Under Mr. Nelson's leadership, the Company accomplished the following:
▪
The Growth Office saw strong momentum in its distribution strategy, which reflected the benefits of shifting to a mirrored organizational structure across Wealth Solutions and Health Solutions in late 2021. Demonstrated progress in landing new customers and distribution partners, expanded employer adoption of additional Voya solutions, and deepened employee utilization of our solutions.

▪
Experienced strong net growth in adding nearly 1,100 customers since Investor Day, representing a 2.9% increase, driven by favorable plan retention and a 1.1% increase in active Wealth Full-Service intermediaries.

▪
Supported “expand” efforts by driving Go to Market strategy and messaging creation for Workplace Benefits and Savings, in-market execution of the “Future of Benefits is Here” advertising campaign, and comprehensive material development for the Workplace story and associated offerings, such as the integrated workplace solutions offering and the myVoyage engagement solution.

▪
Stood up an enterprise Customer Experience (CX) COE to establish foundational elements in support of Voya's enterprise go-forward CX Strategy, supplementing “deepen” efforts by defining our CX vision and identifying opportunities to “close the loop” on customer satisfaction feedback through a more consistent approach to Voice of the Customer.

▪
Created Voya's first-ever Sales Enablement & Support Package, an unprecedented offering in the industry in terms of its content and transparency. This highly customized package equips partners with important information to share with their sales and distribution teams with the aim of providing A) updated information on our organization, business leaders, and sales teams and B) insight on how each firm is partnering with Voya now and how we can work together to potentially improve our partnership going forward.

Following this assessment, the Compensation, Benefits and Talent Management Committee considered the total 2022 compensation package being proposed for each NEO. Based on this review, the Committee adjusted the annual cash incentive award payable to each NEO to between 95% and 120% of the preliminary payout determined pursuant to Step 3, above.

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Annual Cash Incentive Compensation Outcomes
The following table presents, for each NEO, the results of the foregoing annual cash incentive award determination, the target annual cash incentive compensation for 2022 and the amount of the award paid in the form of cash in March 2023.
Name	2022 Target Annual Cash Incentive	2022 Target Annual Cash Incentive after Applying 95% Company Funding	2022 Actual Annual Cash Incentive Payment	% of Actual Payment to Target
Mr. Martin	$2,700,000	$2,565,000	$2,800,000	104%
Mr. Smith(1)	$1,223,600	$1,162,420	$1,162,420	95%
Mr. Templin(2)	$210,400	$199,880	$199,880	95%
Ms. Lavallee	$1,878,750	$1,784,813	$2,141,775	114%
Ms. Hurtsellers	$1,875,000	$1,781,250	$1,603,125	86%
Mr. Nelson	$1,314,000	$1,248,300	$1,248,300	95%
(1)	Annual incentive for Mr. Smith is prorated based on his November 2022 departure date.
(2)	Annual incentive for Mr. Templin is prorated for a November 2022 start date, per the terms of his offer of employment.
Long-Term Equity-Based Incentive Compensation
Equity compensation is an important element of executive compensation, because it aligns executive pay with the performance of our stock, and in turn the interests of our shareholders. The size of each award is generally based on each NEO’s individual performance during the year preceding the grant date. We have historically made grants of equity-based awards in February, in respect of prior-year individual performance.
Equity Grants Made in 2022 for 2021 Performance
For each of our NEOs (other than the CEO), target long-term equity awards with respect to 2021 performance were set or reviewed by the Compensation, Benefits and Talent Management Committee during 2021, with reference to the survey and competitive data described above. The target long-term equity incentive amounts were considered as one element of our NEOs’ overall total direct compensation opportunity, and, based in part on this review, total direct compensation opportunities were set with reference to median total target compensation as reflected in the comparative data. For equity awards granted in respect of 2021 performance, we made grants on February 22, 2022. Long-term equity incentive awards to our NEOs were made on the basis of an evaluation of individual performance and other qualifications during 2021, which evaluations are described above under “Step 3” of the Annual Cash Incentive Compensation determination process. Based on the evaluations set forth above, Mr. Martin received $10.57 million, Mr. Smith received $3.107 million, Ms. Hurtsellers received $2.58 million, Mr. Nelson received $2.706 million and Ms. Lavallee received $1.3 million in long-term equity awards in 2022. Although these amounts were granted in respect of 2021 performance, because of the SEC rules governing the presentation of executive compensation in proxy statements, such amounts do not appear in the table titled “—Summary Compensation Table” and other tables below under “—Executive Compensation Tables and Narratives” as compensation for 2021, because such awards were granted during 2022.
Equity Grants Made in 2023 for 2022 Performance
For each of our NEOs (other than the CEO), target long-term equity awards with respect to 2022 performance were set or reviewed by the Compensation, Benefits and Talent Management Committee during 2022, with reference to the survey and competitive data described above. The target long-term equity incentive amounts were considered as one element of our NEOs’ overall total direct compensation opportunity, and, based in part on this review, total direct compensation opportunities were set with reference to median total target compensation as reflected in the comparative data. For equity awards granted in respect of 2022 performance, we made grants on February 22, 2023. Long-term equity incentive awards to our NEOs were made on the basis of an evaluation of individual performance and other qualifications during 2022, which evaluations are described above under “Step 3” of the Annual Cash Incentive Compensation determination process. Based on the evaluations set forth above, Mr. Martin received $9.99 million, Ms. Lavallee received $5.76 million, Mr. Templin received $3.0 million, and Ms. Hurtsellers received $2.58 million in long-term equity awards in 2023. Mr. Nelson did not receive a 2023 LTI award as he is departing the Company in second quarter 2023. Although these amounts were granted in respect of 2022 performance, because of the SEC rules governing the presentation of executive compensation in proxy statements, such amounts do not appear in the table titled “—Summary Compensation Table” and other tables below under “—Executive Compensation Tables and Narratives” as compensation for 2022, because such awards were granted during 2023.

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Payout for Previously Granted PSUs
The table below shows the 2022 performance result and the payout for the PSUs granted in 2020.
Measure ($ in million)	Weight	Minimum Performance for Payment	Performance for Target Payout	Performance for Maximum Payout	Actual Performance, as Reported	Payout as Percentage of Target
Adjusted Operating Return on Equity	20%	13.6%	15.1%	16.6%	17.2%	150%
Adjusted Operating Earnings Per Share	30%	6.08	6.75	7.43	7.53	150%
Total Shareholder Return	50%	25th percentile	Median	75th percentile	25th percentile	25%
Total	100%					87.5%
Adjusted Operating Return on Equity and Adjusted Operating EPS are non-GAAP financial measure. See Exhibit A — Non-GAAP Financial Measures.
Other Compensation Practices and Considerations
Health and Insurance Plans
Our NEOs are currently eligible to participate in Company-sponsored benefit programs, offered on the same terms and conditions as those made generally available to all full-time and part-time employees. Health, life insurance, disability benefits and similar programs are provided to give employees access to healthcare and income protection for themselves and their family members. The NEOs also have access to a supplemental long-term disability programs, facilitated by the Company, generally available to a broad group of highly paid Company employees on an elective basis. The cost of participating in the supplemental disability program is borne entirely by each NEO.
Tax-Qualified and Non-Qualified Retirement and Other Deferred Compensation Plans
Our NEOs generally are eligible for the same retirement benefits as full-time and part-time employees under the Company’s broad-based, tax-qualified retirement plans. As described further in the narrative description preceding the table entitled “—Pension Benefits in 2022”, below, the Company sponsors the Voya Retirement Plan (Retirement Plan), a tax-qualified, noncontributory, cash-balance formula, defined benefit pension plan for eligible employees.
The Company also sponsors the Voya 401(k) Savings Plan (401(k) Plan), a tax-qualified defined contribution plan. Under the 401(k) Plan, the Company will match 100% of a participant’s contribution up to 6% of eligible compensation.
In addition to the tax-qualified retirement benefits described above, the Company also maintains the Voya Supplemental Executive Retirement Plan (SERP) and the Voya 409A Deferred Compensation Savings Plan (DCSP). The SERP and the DCSP permit our NEOs and certain other employees whose participation in our tax-qualified plans is limited due to compensation and contribution limits imposed under the Internal Revenue Code (Code) to receive the benefits on a non-qualified basis that they otherwise would have been eligible to receive under the Retirement Plan and the 401(k) Plan if it were not for the Code’s compensation and contribution limits. For purposes of determining benefits under the SERP and the DCSP, eligible compensation is limited to three times the Code compensation limit, which was $305,000 for 2022. See the narrative description preceding the table entitled “—Pension Benefits in 2022” for more detail of the Retirement Plan and the SERP. See the narrative description preceding the table entitled “Non-Qualified Deferred Compensation Plans Table for 2022” for more detail of the DCSP.
Perquisites and Other Benefits
During 2022, we provided the NEOs with Company-selected independent advisors to assist them with financial planning and tax issues. In addition, certain of our NEOs have personal use of a company car and driver (principally for commuting purposes), and in certain cases the Company provided travel-related perquisites, including for spousal travel. Further, following a review of peer company and market practices in 2020, the Compensation, Benefits and Talent Management Committee approved limited personal use of corporate aircraft by Mr. Martin in order to minimize his personal travel time and to work more productively on confidential and sensitive matters while traveling for time-sensitive personal matters. Mr. Martin use of corporate aircraft for personal travel has been subject to an annual limit of $200,000 in aggregate incremental costs to the Company. We impute as income the cost of these perquisites and other benefits. See “—All Other Compensation Table for 2022”, below, for additional information concerning perquisites.

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Dividend Equivalent Rights
Equity-based awards granted to our employees, including to our NEOs, include dividend equivalent rights. These rights provide for the cash payment, in respect of each RSU granted in respect of deferred annual cash incentive awards and long-term equity incentive awards, of an amount equivalent to the dividends paid on our common stock during the period between the grant date and the vesting date of the award. The amount is paid, without interest, only upon vesting of the award.
RELATIONSHIP OF COMPENSATION POLICIES AND PRACTICES TO RISK MANAGEMENT
The Company adheres to compensation policies and practices that are designed to support a strong risk management culture. In particular, in 2015, the Compensation, Benefits and Talent Management Committee approved a new Human Resources Risk Policy, which outlines the roles and responsibilities of the Committee and management to monitor compensation and benefit risks as well as key talent risks. The Policy is based on the following principles:
▪	Align compensation programs and decisions with shareholder interests;
▪	Attract, retain and motivate executive talent to lead the Company to success;
▪	Establish an appropriate approach to governance that reflects the needs of all stakeholders and includes the Company’s right to claw back compensation in certain circumstances;
▪	Support a business culture based on the highest ethical standards; and
▪	Manage risk taking by executives by encouraging prudent decision-making.
The Committee has reviewed the Company’s compensation programs, policies and practices for employees to ensure that, in design and operation and taking into account all of the risk management processes in place, they do not encourage excessive risk-taking. In particular, the following features of our compensation program guard against excessive risk-taking:
▪	Determination of incentive awards based on a variety of performance metrics, thus diversifying the risk associated with any single indicator of performance;
▪	Long-term compensation awards and vesting periods that encourage a focus on sustained, long-term results;
▪	A mix of fixed and variable, annual and long-term, and cash and equity compensation designed to encourage actions that are in our long-term best interest;
▪	Maximum discretionary incentive opportunities are capped and remained unchanged from 2021 to 2022; and
▪	Our equity plans do not allow re-pricing of stock options and require double trigger vesting for awards upon a change in control.
The Committee has determined that these programs, policies and practices are not reasonably likely to have a material adverse effect on the Company.
Hedging, Speculative Trading and Pledging of Securities
Our personal trading policy prohibits our directors, executive officers and employees from engaging in any short sales of our common stock. In addition, such persons are prohibited under our personal trading policy from entering into hedging or other transactions involving options (including exchange-traded options), put calls, forward contracts or other derivatives involving our securities (excluding stock awards granted under our annual or long-term incentive plans).

Voya 2023 Proxy Statement	54

EXECUTIVE COMPENSATION TABLES AND NARRATIVES
Summary Compensation Table
The following table presents the cash and other compensation for our NEOs for 2022, 2021 and 2020.
Summary Compensation Table for 2023 Proxy
Name and Principle Position	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value(3)	All Other Compensation(4)	Total
Rodney O. Martin, Jr., Chairman and Chief Executive Officer	2022	$1,200,000	$0	$10,314,325	$0	$2,800,000	$44,291	$318,267	$14,676,883
	2021	$1,200,000	$0	$9,935,115	$0	$4,580,000	$39,673	$275,317	$16,030,105
	2020	$1,200,000	$0	$9,106,533	$0	$3,000,000	$40,936	$249,539	$13,597,008
Don Templin, EVP, Chief Financial Officer(5)	2022	$106,061	$0	$0	$0	$199,880	$3,712	$4,000	$313,653
Heather Lavallee, President & CEO-Elect(5)	2022	$662,424	$0	$5,516,796	$0	$2,141,775	$0	$70,104	$8,391,099
	2021	$496,667	$0	$1,292,464	$0	$1,885,000	$0	$67,404	$3,741,534
Christine Hurtsellers, CEO, Investment Management	2022	$625,000	$0	$3,384,255	$0	$1,603,125	$0	$139,535	$5,751,915
	2021	$620,833	$0	$2,430,676	$0	$2,718,750	$0	$59,192	$5,829,452
	2020	$600,000	$0	$2,590,085	$0	$1,900,800	$264,925	$58,592	$5,414,402
Charles P. Nelson, Vice Chairman, Chief Growth Officer	2022	$730,000	$0	$3,509,033	$0	$1,248,300	$23,993	$77,645	$5,588,971
	2021	$730,000	$0	$3,017,065	$0	$1,905,300	$34,731	$70,592	$5,757,689
	2020	$730,000	$0	$2,701,108	$0	$1,156,320	$44,688	$70,388	$4,702,504
Former Executive Officer
Michael S. Smith, Vice Chairman, Chief Financial Officer (6)	2022	$612,500	$0	$3,900,437	$0	$1,162,420	$0	$70,993	$5,746,350
	2021	$690,000	$0	$3,316,171	$0	$2,233,000	$31,537	$70,592	$6,341,300
	2020	$640,000	$0	$2,877,880	$0	$1,290,240	$57,605	$69,692	$4,935,417
(1)
Amounts in this column represent salary that was actually paid to each NEO during the listed calendar year. Mr. Martin's 2022 salary is based on his annual base salary from January 1, 2021 to December 31, 2021. Mr. Templin's 2022 salary is based on his actual salary paid from November 14, 2022, his hire date, to December 31, 2022. Ms. Lavallee's 2022 salary is based on her annualized base salary of $500,000 from January 1, 2022 through July 6, 2022 and an annualized base salary of $835,000 from July 7, 2022 through December 31, 2022. Ms. Lavallee's 2021 salary is based on her annualized base salary of $480,000 from January 1, 2021 through February 28, 2021 and an annualized base salary of $500,000 from March 1, 2021 through December 31, 2021. Ms. Hurtsellers' 2021 salary is based on her annualized base salary of $600,000 from January 1, 2021 through February 28, 2021 and an annualized base salary of $625,000 from March 1, 2021 through December 31, 2021. Mr. Smith's 2021 salary is based on his annualized base salary of $640,000 from January 1, 2021 to February 28, 2021 and an annualized base salary of $700,000 from March 1, 2021 to December 31, 2021. Mr. Smith's 2022 salary is based on his actual salary paid from January 1, 2022 to November 15, 2022, his date of termination.

(2)
Amounts in this column include the grant date fair value calculated in accordance with FASB ASC Topic 718 for 2020, 2021 and 2022 time-based and performance-based awards (at target) granted to the NEOs, in 2020, 2021 and 2022 under the 2019 Omnibus Plan, in each case in respect of prior year performance. Maximum payout (150% of target) for PSUs would result in the following grant date fair values:

NEO	2022 PSUs	2021 PSUs	2020 PSUs
Mr. Martin	$7,197,178	$6,804,967	$6,435,909
Mr. Templin	—	—	—
Ms. Lavallee	$4,133,484	$885,257	—
Ms. Hurtsellers	$2,323,945	$1,664,886	$1,830,510
Mr. Nelson	$2,411,033	$2,066,537	$1,908,975

Former Executive Officer
Mr. Smith	$2,684,141	$2,271,393	$2,033,866
For a discussion of the valuation methodology for the PSUs, see Footnote 1 to the financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
(3)
Amounts in this column represent the net changes in actuarial present value under the Retirement Plan and the SERP. For Ms. Lavallee and Ms. Hurtsellers, Present Value of Accumulated Benefits decreased by $293,741 & $428,367 respectively, primarily due to the change in the discount rate.

(4)	All amounts in this column for 2022 are described in more detail in the table below entitled “—All Other Compensation Table for 2022”.
(5)	As of July 7, 2022, Ms. Lavallee was promoted to President and CEO - Elect. As of November 14, 2022, Mr. Templin was hired as EVP, Chief Financial Officer.
(6)	Mr. Smith departed Voya effective as of November 15, 2022.

Voya 2023 Proxy Statement	55

All Other Compensation
The table below presents the breakdown of the All Other Compensation column:
All Other Compensation Table for 2022
Name	401(k) Plan Match(1)	DCSP Employer Match(2)	Financial Tax Services(3)	Gross- Ups	Other(4)	Total
Rodney O. Martin, Jr.	$16,500	$36,600	$18,392	$0	$246,775	$318,267
Donald Templin	$4,000	$0	$0	$0	$0	$4,000
Heather Lavallee	$18,300	$36,600	$15,204	$0	$0	$70,104
Christine Hurtsellers	$6,250	$36,600	$18,392	$0	$78,293	$139,535
Charles Nelson	$18,300	$36,600	$18,392	$0	$4,353	$77,645
Former Executive Officer
Michael S. Smith	$18,300	$36,600	$16,093	$0	$0	$ 70,993
(1)	See the narrative under “—Tax-qualified and Non-qualified Retirement and Other Deferred Compensation Plans” for a description of the material terms of the 401(k) Plan.
(2)	See the narrative under “—Tax-qualified and Non-qualified Retirement and Other Deferred Compensation Plans” for a description of the material terms of the DCSP.
(3)	Amounts in this column represent the amounts actually paid by the Company, on behalf of each NEO, to the Company-selected financial advisor in 2022.
(4)
Amounts in this column for Mr. Martin represents the aggregate incremental cost to the Company associated with travel perquisites, including for spousal travel. Amount reported for Mr. Martin includes costs related to personal usage of private aircraft ($182,796), calculated based on costs provided by the applicable charter company. Amount reported for Mr. Martin includes costs related to personal use of a company car and driver ($22,639), calculated based on an allocation of the total cost associated with the car and driver between business and personal usage, based on total miles driven. Amounts in this column for Ms. Hurtsellers is equal to the in-service distributions she received from Voya’s Deferred Compensation Savings Plan in 2022.

Voya 2023 Proxy Statement	56

Grants of Plan-Based Awards
The table below presents individual grants of awards made to each NEO during 2022 under the 2019 Omnibus Plan and Annual Cash Incentive Plan.
Grants of Plan-Based Awards Table for 2022
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			Number of Other Stock Awards	Estimated Future Payouts Under Option Awards		Grant Date Fair Value of Stock Award(2)
Name	Grant Type	Grant Date	Threshold	Target	Maximum	Threshold Number of Shares	Target Number of Shares	Maximum Number of Shares		Number of Securities Underlying Options	Exercise Price of Stock Options
Rodney O. Martin, Jr.	2019 Omnibus Plan — Long-Term Incentive (RSUs)	2/22/2022							69,620			$4,591,439
	2019 Omnibus Plan — Long-Term Incentive PSUs	2/22/2022				32,354	86,279	129,418				$5,722,886
	Annual Incentive Plan			$2,700,000	$5,400,000
Don Templin	2019 Omnibus Plan — Long-Term Incentive RSUs
	2019 Omnibus Plan — Long-Term Incentive PSUs
	Annual Incentive Plan			$210,411	$420,822
Heather Lavallee	2019 Omnibus Plan — Long-Term Incentive RSUs	2/22/2022							8,562			$564,664
	2019 Omnibus Plan — Long-Term Incentive PSUs	2/22/2022				3,979	10,611	15,916				$703,828
	2019 Omnibus Plan – Long-Term Incentive RSUs	7/7/2022							16,792			$999,964
	2019 Omnibus Plan – Long-Term Incentive PSUs	7/7/2022				25,188	67,170	100,755				$3,248,341
	Annual Incentive Plan			$1,878,750	$3,757,500
Christine Hurtsellers	2019 Omnibus Plan — Long-Term Incentive RSUs	2/22/2022							16,982			$1,119,963
	2019 Omnibus Plan — Long-Term Incentive PSUs	2/22/2022				7,891	21,045	31,567				$1,395,915
	2019 Omnibus Plan – Long-Term Incentive RSUs	7/7/2022							5,037			$299,953
	2019 Omnibus Plan – Long-Term Incentive PSUs	7/7/2022				4,407	11,754	17,631				$568,423
	Annual Incentive Plan			$1,875,000	$3,750,000
Charles P. Nelson	2019 Omnibus Plan — Long-Term Incentive RSUs	2/22/2022							17,824			$1,175,493
	2019 Omnibus Plan — Long-Term Incentive PSUs	2/22/2022				8,283	22,089	33,133				$1,465,163
	2019 Omnibus Plan – Long-Term Incentive RSUs	7/7/2022							5,037			$299,953
	2019 Omnibus Plan – Long-Term Incentive PSUs	7/7/2022				4,407	11,754	17,631				$568,423
	Annual Incentive Plan			$1,314,000	$2,628,000

Voya 2023 Proxy Statement	57

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			Number of Other Stock Awards	Estimated Future Payouts Under Option Awards		Grant Date Fair Value of Stock Award(2)
Name	Grant Type	Grant Date	Threshold	Target	Maximum	Threshold Number of Shares	Target Number of Shares	Maximum Number of Shares		Number of Securities Underlying Options	Exercise Price of Stock Options
Former Executive Officer
Michael S. Smith	2019 Omnibus Plan – Long-Term Incentive RSUs	2/22/2022							20,466			$1,349,733
	2019 Omnibus Plan – Long-Term Incentive PSUs	2/22/2022				9,511	25,363	38,044				$1,682,328
	2019 Omnibus Plan – Long-Term Incentive RSUs	7/7/2022							5,037			$299,953
	2019 Omnibus Plan – Long-Term Incentive PSUs	7/7/2022				4,407	11,754	17,631				$568,423
	Annual Incentive Plan			$1,223,562	$2,447,123
(1)
PSUs granted on February 22, 2022 that will cliff vest on February 22, 2025. The value at vesting will depend both on Voya's stock price at the time of vesting and on Voya’s achievement of pre-established performance measures (Adjusted Operating Return on Equity Excluding Unlocking (20%), Adjusted Operating Earnings Per Share Excluding Unlocking (30%) and 2022-2024 Relative Total Shareholder Return (50%)). Maximum payout is 150%. PSUs granted on July 7, 2022, that have a performance-based vesting schedule. First opportunity for vesting is 1 year from grant date. Performance targets must be met by the 3rd anniversary of the grant; if performance targets are not met, unvested PSUs will be cancelled. Maximum payout is 150%.

(2)	Amounts in this column represent the grant date fair value calculated in accordance with FASB ASC Topic 718.

Voya 2023 Proxy Statement	58

Outstanding Equity Awards at Year End
The table below provides information concerning unexercised options and stock-based awards that have not vested for each NEO, outstanding as of December 31, 2022.
Outstanding Equity Awards Table at 2022 Year End
	Option Awards						Stock Awards
	Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
	Rodney O. Martin, Jr.
2015 Performance Options		158,900(8)			$37.60	12/16/2025
2020 RSUs							19,895(2)	$1,223,344
2020 PSUs									82,761(5)	$5,088,974
2021 RSUs							52,964(3)	$3,256,756
2021 PSUs									106,365(6)	$6,540,384
2022 RSUs							67,023(4)	$4,121,244
2022 PSUs									86,279(7)	$5,305,296
	Heather Lavallee
2020 RSUs							1,700(2)	$104,533
2020 PSUs									4,509(5)	$277,258
2021 RSUs							7,104(3)	$436,825
2021 PSUs									13,837(6)	$850,837
2022 RSUs							8,562(4)	$526,477
2022 PSUs									10,611(7)	$652,470
2022 Off-cycle RSUs							16,792(11)	$1,032,540
2022 Off-cycle PSUs									100,755(12)	$6,195,425
	Christine Hurtsellers
2015 Performance Options		39,700(8)			$37.60	12/16/2025
2019 Performance Options		71,174(9)			$50.03	02/21/2029
2020 RSUs							5,942(2)	$365,374
2020 PSUs									23,539(5)	$1,447,413
2021 RSUs							12,810(3)	$787,687
2021 PSUs									26,023(6)	$1,600,154
2022 RSUs							16,284(4)	$1,001,303
2022 PSUs									21,045(7)	$1,294,057
2022 Off-cycle RSUs							5,037(13)	$309,725
2022 Off-cycle PSUs									17,631(14)	$1,084,130
	Charles P. Nelson
2015 Off-cycle RSUs							11,710(10)	$720,048
2015 Performance Options		111,200(8)			$37.60	12/16/2025
2019 Performance Options		71,174(9)			$50.03	02/21/2029
2020 RSUs							5,981(2)	$367,772
2020 PSUs									24,548(5)	$1,509,457
2021 RSUs							13,478(3)	$828,762
2021 PSUs									32,301(6)	$1,986,188
2022 RSUs							17,159(4)	$1,055,107
2022 PSUs									22,089(7)	$1,358,253
2022 Off-cycle RSUs							5,037(13)	$309,725
2022 Off-cycle PSUs									17,631(14)	$1,084,130

Voya 2023 Proxy Statement	59

	Option Awards						Stock Awards
	Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
Former Executive Officer
	Michael S. Smith
2015 Performance Options		111,200(8)			$37.60	12/16/2025
2019 Performance Options		71,174(9)			$50.03	02/21/2029
2020 RSUs							6,602(2)	$405,957
2020 PSUs									26,154(5)	$1,608,209
2021 RSUs							17,499(3)	$1,076,014
2021 PSUs									35,503(6)	$2,183,079
2022 RSUs							19,649(4)	$1,208,217
2022 PSUs									25,363(7)	$1,559,571
									17,631(14)	$1,084,130
(1)
The market value of the Company's equity awards was determined by multiplying $61.49, the closing price per share of the Company's common stock, as reported by the NYSE, on December 30, 2022, by the number of units.

(2)
Represents RSUs of Voya Financial, Inc. One third of such units vested on February 20, 2021, one third of such units vested on February 20, 2022 and the remaining one-third vested on February 21, 2023.

(3)
Represents RSUs of Voya Financial, Inc. One third of such units vested on February 22, 2022, one third of such units vested on February 21, 2023 and the remaining one-third of such units is scheduled to vest on February 20, 2024.

(4)
Represents RSUs of Voya Financial, Inc. One third of such units vested on February 22, 2023 and the remaining two-thirds of such units are scheduled to vest in equal amounts on February 20, 2024 and February 18, 2025.

(5)	Represents PSUs of Voya Financial, Inc. All of such units vested on February 21, 2023.
(6)	Represents PSUs of Voya Financial, Inc. All of such units are scheduled to vest on February 20, 2024.
(7)	Represents PSUs of Voya Financial, Inc. All of such units are scheduled to vest on February 18, 2025.
(8)
Represents performance-vested non-qualified stock options of Voya Financial, Inc. granted on December 16, 2015. One quarter of the award vested on March 31, 2017 but remained restricted until March 31, 2018 and the remaining three-quarters vested on June 30, 2017 but remained restricted until June 30, 2018.

(9)
Represents performance-vested non-qualified stock options of Voya Financial, Inc. granted on February 21, 2019. One half of the award vested on April 22, 2019 and became exercisable on April 22, 2020. The remaining half of the award have vested and became exercisable on July 31. 2021, and will remain exercisable until February 21, 2029.

(10)	Represents RSUs of Voya Financial, Inc. One half of such units vested on May 1, 2019 and the remaining half is scheduled to vest on May 1, 2023.
(11)	Represents RSUs of Voya Financial granted on July 7, 2022. All of such units are scheduled to vest on July 1, 2025.
(12)
Represents PSUs of Voya Financial granted on July 7, 2022. All of such units may vest between July 1, 2023, and June 30, 2025, depending on the achievement of performance metrics. Vesting that occur between July 1, 2023, and June 30, 2024 will be deferred until June 30, 2025. Vestings that occur between July 1, 2024, and June 30,2025, will be deferred for one year from vesting date.

(13)	Represents RSUs of Voya Financial granted on July 7, 2022. Units are scheduled to vest in equal amounts on July 1, 2023, July 1, 2024, and July 1, 2025.
(14)
Represents PSUs of Voya Financial granted on July 7, 2022. All of such units may vest between July 1, 2023, and June 30, 2025, depending on the achievement of performance metrics. Each vesting event is subject to a one-year deferral period.

Voya 2023 Proxy Statement	60

Option Exercises and Stock Vested in 2022
The following table provides information regarding all of the RSUs and PSUs held by the NEOs that vested during 2022 and options that were exercised by NEOs during 2022.
Option Exercises and Stock Vested Table for 2022
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Rodney O. Martin, Jr.			19,895	$1,359,226(1)
			22,443	$1,533,306(2)
			115,006	$7,857,210(3)
			26,482	$1,809,250(4)
			2,597	$177,427(5)
Heather Lavallee			1,700	$116,144(1)
			2,016	$137,733(2)
			6,584	$449,819(3)
			3,551	$242,604(4)
Christine Hurtsellers			5,941	$405,889(1)
			6,656	$454,738(2)
			32,482	$2,219,170(3)
			6,405	$437,590(4)
			698	$47,687(5)
Charles P. Nelson			5,981	$408,622(1)
			5,171	$353,283(2)
			26,336	$1,799,276(3)
			8,023	$548,131(4)
			665	$45,433(5)
Former Executive Officer
Michael S. Smith			6,602	$451,049(1)
			5,517	$376,921(2)
			26,922	$1,839,311(3)
			8,748	$597,663(4)
			817	$55,817(5)
(1)	Represents vesting of a portion of Voya restricted awards granted under the Omnibus Plan during 2020.
(2)	Represents vesting of a portion of Voya restricted awards granted under the Omnibus Plan during 2019.
(3)	Represents vesting of a portion of Voya performance share awards granted under the Omnibus Plan during 2019.
(4)	Represents vesting of a portion of Voya restricted awards granted under the Omnibus Plan during 2021.
(5)	Represents vesting of a portion of Voya restricted awards granted under the Omnibus Plan during 2022 which covers obligation to collect FICA taxes on equity granted to retirement eligible employees.

Voya 2023 Proxy Statement	61

Pay versus Performance
Our CEO is the principal executive officer (“PEO”). The following table sets forth information concerning the compensation of our PEO(s) and other NEOs for each of the fiscal years (“FY”) ending December 31, 2020, 2021 and 2022 and our financial performance for each such fiscal year:

					Value of Initial Fixed $100 Investment Based On:
Fiscal Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for non-PEO NEOs	Average Compensation Actually Paid to non-PEO NEOs	Total Shareholder Return	S&P 500 Financials Total Shareholder Return	Net Income ($M)	Company- Selected Measure: Relative TSR
(a)	(b)[1]	(c)[2]	(d)[3]	(e)[2]	(f)	(g)[4]	(h)	(i)[5]
2022	$14,676,883	$13,193,735	$4,828,157	$4,745,267	$104.40	$118.77	$510	53rd
2021	$16,030,105	$19,751,360	$5,439,994	$6,280,117	$111.20	$132.75	$2,126	21st
2020	$13,597,008	$12,993,061	$4,581,542	$4,167,899	$97.55	$98.31	($206)	64th

Fiscal Year	Executives	SCT Total	Grant Date Fair Value of Stock Awards Reported in SCT	Year End Fair Value of New Awards	Change in Fair Value of Outstanding Unvested Awards From Prior Years	Change in Fair Value of Awards that Vested in Applicable Year	Total Equity CAP	CAP
		(a)	(b)	(i)	(ii)	(iii)	(c)=(i)+(ii)+(iii)	(d)=(a)-(b)+(c)
2022	PEO	$14,676,883	$10,314,325	$9,480,159	($1,402,355)	$753,372	$8,831,176	$13,193,735
	Other NEOs	$4,828,157	$2,931,863	$3,003,090	($281,656)	$127,540	$2,848,974	$4,745,267
2021	PEO	$16,030,105	$9,935,115	$11,127,364	$2,402,427	$126,580	$13,656,370	$19,751,360
	Other NEOs	$5,439,994	$2,514,094	$2,811,988	$503,648	$38,581	$3,354,218	$6,280,117
2020	PEO	$13,597,008	$9,106,533	$8,273,965	($426,125)	$654,747	$8,502,586	$12,993,061
	Other NEOs	$4,581,542	$2,395,922	$2,207,014	($99,478)	($125,257)	$1,982,279	$4,167,899
(1)
The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Martin for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to the Summary Compensation Table as set forth on page 55 of our proxy statement filed with the SEC on April 14, 2022.

(2)
The dollar amounts reported in columns (c) and (e) represent the amount of “compensation actually paid” (otherwise known as CAP), adjusted as follows in the table below, as determined in accordance with SEC rules. None of the equity awards held by our NEOs were forfeited during the preceding three years; therefore, no amounts are reported for forfeited awards. “Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. Fair values set forth in the table below are computed in accordance with ASC 718 as of the end of the respective fiscal year, other than fair values of the awards that vest in the covered year, which are valued as of the applicable vesting date. Similarly, no adjustment is made for dividends because the amount associated with such dividends are reflected in the fair value of the award for the covered fiscal year.

(a)	The dollar amounts reported in the Summary Compensation Table for the applicable year.
(b)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.
(c)	The recalculated value of equity awards for each applicable year includes the addition (or subtraction, as applicable) of the following:
(i)	the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year;
(ii)
the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year;

(iii)	for awards that vest in the applicable year, the change in the fair value as of the vesting date from the beginning of the applicable year.
The valuation assumptions and processes used to recalculate fair values did not materially differ from those disclosed at the time of grant.
(d)	“Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules.

Voya 2023 Proxy Statement	62

(3)
The dollar amounts reported in column (d) are the average amounts of total compensation reported for the other Named Executive Officers for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to the Summary Compensation Table as set forth on page 55 of this proxy statement. For each of 2020, 2021, and 2022, the other NEOs were:

Year	PEO	NEO
2022	Rodney O. Martin, Jr.	Michael S. Smith, Donald C. Templin, Heather Lavallee, Christine Hurtsellers, Charles Nelson
2021	Rodney O. Martin, Jr.	Michael S. Smith, Heather Lavallee, Christine Hurtsellers, Charles Nelson
2020	Rodney O. Martin, Jr.	Michael S. Smith, Christine Hurtsellers, Charles Nelson, Margaret Parent
(4)
TSR is determined based on the value of an initial fixed investment of $100. The TSR peer group consists of the S&P 500 Financials Sector Index, which is used for our Stock Performance presentation set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

(5)
Our Company-Selected Measure is Relative TSR consistent with the peer group used in the PSU metric under our annual Long Term Incentive Program. For illustrative purposes, calculations within this column are based on 1-year measurements (as opposed to the 3-year relative TSR performance period regarding the Company’s PSUs). For purposes of relative TSR, the peer group used in the PSU metric under our annual Long-Term Incentive Program refer to the Comparison Group as set forth on pages 46-47.

Narrative to Pay Versus Performance Table
For the fiscal year ending December 31, 2022, there are six important performance measures used to link compensation actually paid to our NEOs to company performance. Our NEO’s target total compensation is heavily weighted towards short and long-term performance with performance goals aligned with our shareholders’ interests. The majority of target compensation was weighted toward long-term equity performance and time-based awards and the financial performance metrics for LTI awards was ROE, EPS and Relative TSR. The short-term incentive program’s funding metrics are Adjusted Operating Earnings, Adjusted Operating Return on Allocated Capital as well as Strategic Indicators as a non-financial performance measure.
Important Performance Measures
Adjusted Operating Earnings Before Taxes Excluding Unlocking
Adjusted Operating Return on Allocated Capital Excluding Unlocking
Strategic Indicators
Adjusted Operating Return on Equity
Adjusted Operating Earnings Per Share
Relative Total Shareholder Return

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The following graph compares the compensation actually paid to our PEO, the average of the compensation actually paid to our remaining NEOs and the TSR performance of our stock price with the TSR performance of the disclosed peer group.

VOYA & Peer TSR vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Value of $100 Investment from 12/31/2019
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
$140.00
$130.00
$120.00
$110.00
$100.00
$90.00
$80.00
$70.00
$60.00
$132.75
$19.75
$118.77
$111.20
$98.31
$12.99
$97.55
$104.40
$13.19
$6.28
$4.17
$4.75
12/31/2020
12/31/2021
12/31/2022
PEO CAP ($M)
Average NEO CAP ($M)
VOYA TSR
S&P 500 Financials TSR

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The following graph compares the compensation actually paid to our PEO(s) and the average of the compensation actually paid to our remaining NEOs with our Company Selected Metric: Relative TSR.

Relative TSR vs. Compensation Actually Paid
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
Compensation Actually Paid ($M)
70.0%
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
TSR Percentile Rank
64.3%
21.4%
53.3%
$12.99
$4.17
$19.75
$6.28
$13.19
$4.75
12/31/2020
12/31/2021
12/31/2022
PEO CAP ($M)
Average NEO CAP ($M)
Relative TSR (Percentile)

Voya 2023 Proxy Statement	65

The following graph compares the compensation actually paid to our PEO(s) and the average of the compensation actually paid to our remaining NEOs with net income.

Net Income vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Net Income (M$)
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
$2,500
$2,000
$1,500
$1,000
$500
$0
($500)
$12.99
$4.17
($206)
$19.75
$6.28
$2,126
$13.19
$4.75
$510
12/31/2020
12/31/2021
12/31/2022
PEO CAP ($M)
Average NEO CAP ($M)
Net Income ($M)

Voya 2023 Proxy Statement	66

Pension Benefits
As described above under “—Tax-Qualified and Non-Qualified Retirement and Other Deferred Compensation Plans,” the Company maintains tax-qualified and non-qualified defined benefit (pension) plans that provide retirement benefits for employees whose length of service allows them to vest in and receive these benefits. During 2022, regular full-time and part-time employees of the Company were covered by the Retirement Plan. Participants in the Retirement Plan whose benefits cannot be paid from the Retirement Plan as a result of Internal Revenue Service (IRS) compensation or benefit limitations and who are designated by the Company are also eligible to participate in the SERP.
Beginning January 1, 2012, all of the Company’s employees transitioned to a new cash balance pension formula under the Retirement Plan. A similar change to the SERP was also made. The cash balance pension formula credits 4% of eligible compensation to a hypothetical account in the Retirement Plan and the SERP, as applicable, each month. Account balances receive a monthly interest credit based on a 30-year Treasury bond rate published by the IRS in the preceding August of each year (for 2022 that rate was 3.00%). Participants in the Retirement Plan and the SERP prior to January 1, 2012, including Ms. Hurtsellers and Ms. Lavallee, transitioned to the new cash balance pension formula during the two-year period ending December 31, 2013. Benefits that accrued during the transition period have been determined based on the prior final average pay pension formula or the new cash balance pension formula, whichever is greater. Pension benefits that accrue after the transition period are solely based on the new cash balance pension formula. The SERP benefit is equal to the difference between (a) the participant’s retirement benefit before taking into account the tax limitations on eligible compensation and other compensation deferrals and (b) the participant’s actual retirement benefit paid from the Retirement Plan. Because they began employment after December 31, 2008, the benefits of all NEOs, except Ms. Hurtsellers and Ms. Lavallee, will be determined based solely on the new cash balance pension formula.
A participant’s retirement benefits under the Retirement Plan and the SERP vest in full upon completion of three years of vesting service, when the participant reaches age 65 or if the participant dies while in active service with the Company. Participants may begin receiving full retirement benefits at age 65 and may be eligible for reduced benefits if retiring at an earlier age with a minimum of three years of vesting service. As of December 31, 2022, all NEOs, except Donald Templin, were fully vested in Retirement Plan benefits and eligible for early retirement under the Retirement Plan. Eligible compensation generally includes base salary, annual cash incentive award and commissions, if applicable. Cash balance pension benefits under the Retirement Plan are generally payable as a lump-sum but may be paid as a monthly annuity. Cash balance pension benefits under the SERP are payable as a lump sum only. Benefits that accrued under the Retirement Plan and SERP before the cash balance transition period are generally payable in the form of a monthly annuity, though certain benefits under the Retirement Plan may be received as a lump-sum or partial lump-sum payment. Benefits under the SERP may be forfeited at the discretion of the Company if the participant engages in unauthorized competition with the Company, is discharged for cause, or performs acts of willful malfeasance or gross negligence in a matter of material importance to the Company.
The following table presents the accumulated benefits under the Company pension plans in which each NEO participates.

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Present Value of Pension Benefits as of December 31, 2022
Name	Plan Name	Number Years Credit Service	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Rodney O. Martin, Jr.	Voya Retirement Plan	11.00	$137,861	$0
	Voya SERP		$275,121	$0
	Total		$412,982
Donald Templin	Voya Retirement Plan	0.13	$3,712	$0
	Voya SERP		$0	$0
	Total		$3,712
Heather Lavallee	Voya Retirement Plan	14.00	$207,694	$0
	Voya SERP		$431,526	$0
	Total		$639,220
Christine Hurtsellers	Voya Retirement Plan	18.00	$421,411	$0
	Voya SERP		$930,908	$0
	Total		$1,352,319
Charles Nelson	Voya Retirement Plan	7.67	$91,139	$0
	Voya SERP		$167,421	$0
	Total		$258,560
Former Executive Officer
Michael S. Smith	Voya Retirement Plan	11.00	$119,931	$0
	Voya SERP		$238,590	$0
	Total		$358,521
The present value of accumulated benefits under the Retirement Plan and the SERP shown in the “—Pension Benefits in 2022” table is calculated using the same actuarial assumptions used by the Company for GAAP financial reporting purposes, and assuming benefits commence as of age 65 under both plans. Those assumptions are:
▪	The discount rate is 5.47%;
▪
The post-retirement mortality assumption used for annuity payments and to measure liabilities under ASC 175 is based on the PRI-2012 Retiree, Amounts-Weighted, White Collar Mortality Table (Gender Specific) with generational mortality improvement projected using Scale MP-2020 after commencement at age 65. No mortality is assumed before age 65; and

▪	The long-term interest crediting rate on cash balance accounts is 3.00%.
Non-Qualified Deferred Compensation Plans
The Company maintains the DCSP, a non-qualified deferred compensation plan that allows employees to contribute to deferred compensation accounts amounts above the 401(k) Plan annual limit and provides certain Company matching contributions on the deferred amounts.
Voya 409A Deferred Compensation Savings Plan
Eligible employees who meet certain compensation thresholds may elect to participate in the DCSP. Participating employees may elect to defer up to 50% of their salary, up to 50% of their sales-based commission compensation, or up to 100% of their short-term variable compensation (excluding sales-based commissions). In addition, participants may also elect to defer compensation they would have contributed to their 401(k) Plan accounts were it not for the compensation and contribution limits under the Code (a “spillover deferral” election).
The Company provides a 100% matching contribution on spillover deferral amounts to enable Company matched contributions on deferrals that are in excess of the Code’s 401(k) contribution limits. Compensation eligible for spillover deferral and matching benefits is limited to three times the Code compensation limit, which was $305,000 for 2022. The aggregate Company match under the 401(k) Plan and DCSP for 2022 was limited to $54,900 (6% of $915,000, the maximum eligible compensation for 2022).
The table below presents, for each NEO, 2022 information with respect to the DCSP.

Voya 2023 Proxy Statement	68

Non-Qualified Deferred Compensation Plans Table for 2022
Name	Executive Contributions in 2022(1)	Registrant Contributions in 2022(1)	Aggregate Earnings in 2022(2)	Aggregate Withdrawals/ Distributions(3)	Aggregate Balance at 2022 Year End
Rodney O. Martin, Jr.	$2,225,713	$36,000	$(1,197,567)	$—	$8,968,958
Donald Templin	$—	$—	$—	$—	$—
Heather Lavallee	$137,471	$36,600	$(454,577)	$—	$2,437,709
Christine Hurtsellers	$194,475	$36,600	$(874,343)	$(79,293)	$3,780,399
Charles Nelson	$234,244	$36,600	$(5,925)	$—	$1,457,755
Former Executive Officer
Michael S. Smith	$ 420,636	$36,600	$ (643,381)	$ —	$3,495,244
(1)
Amounts reported in this column that are reported in the “Summary Compensation Table” (for 2022) are: Mr. Martin - $210,513 base salary and bonus $2,015,200; Ms. Lavallee - $137,471 base salary; Ms. Hurtsellers - $194,475 base salary; Mr. Nelson - $234,244 base salary; Mr. Smith - $197,336 base salary and bonus $223,300.

(2)
Amounts in this column reflect the interest earned on notional investments, which investments are elected by the participant. The participant has the ability to change his or her investment election only during open periods.

(3)	Ms. Hurtsellers began receiving In-Service distribution payments in May 2022.
Employment Agreements
Employment Agreement of Mr. Martin*
On December 11, 2014, we entered into an employment agreement (Original Agreement) with Mr. Martin, our then Chief Executive Officer and Chairman of the Board, which replaced and superseded Mr. Martin’s Amended and Restated Employment Agreement dated July 25, 2013 (Prior Agreement), other than the provisions in the Prior Agreement that set forth the terms of the previously agreed transaction incentive awards pursuant to which Mr. Martin was entitled to receive shares of Company common stock in connection with the disposition of the Company’s common stock by ING Group. Since that time, we have amended the Original Agreement several times, most recently in July 2022 (as so amended, the “Agreement”). The term of the Agreement is set to expire February 29, 2024.
Under the terms of this Agreement, Mr. Martin, as Chief Executive Officer and Chairman of the Board of Directors, receives an annual base salary of an amount not less than $1.2 million and has the opportunity for certain incentive payments. Mr. Martin is eligible to participate in the Company’s annual cash incentive compensation program (ACIP). Mr. Martin’s target incentive opportunity under the ACIP is equal to 225% of base salary, with any actual award (higher or lower) to be determined by the Compensation, Benefits and Talent Management Committee based on the Company’s actual performance, subject to the terms and conditions of the ACIP.
Mr. Martin is eligible to receive long-term equity-based incentive awards with a target value equal to 750% of base salary. Any actual award (higher or lower) is determined by the Compensation, Benefits and Talent Management Committee based on the Company’s actual performance, subject to the terms and conditions of the applicable long-term incentive program. Mr. Martin is entitled to participate in each of the Company’s employee benefit and welfare plans, including plans providing retirement benefits and medical, dental, hospitalization, life or disability insurance, on a basis that is at least as favorable as that provided to other senior executives of the Company generally.
*
As of January 1, 2023, Mr. Martin's position changed from Chief Executive Officer and Chairman of the Board of Directors, to Executive Chairman of the Board of Directors. In this position, Mr. Martin receives an annual base salary of $1.025 million and his ACIP and LTI targets remain unchanged. The term of his employment in this position will end on February 29, 2024.

The Agreement contains various provisions governing termination under various scenarios:
Termination by the Company for Cause
If the Company terminates Mr. Martin’s employment for Cause, the Company will pay his unpaid salary through the date of termination, any amount due for any accrued but unused paid time off, any expense reimbursements due or other accrued vested cash entitlements and any earned but unpaid award under the AICP for a fiscal year ending before the date of termination (collectively, the “Accrued Compensation”). In addition, the Company will pay any benefits to which Mr. Martin is entitled under any plan, contract or arrangement other than those described in the Agreement (including any unpaid deferred compensation and other cash or in-kind compensation accrued by him through the end of his employment) (collectively, the “Other Benefits”).

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Under the agreement, Cause is defined as (a) willful failure to perform substantially under the Agreement, after written demand has been given by the Board that specifically identifies how Mr. Martin has not substantially performed his responsibilities, (b) engagement in illegal conduct or in gross negligence or willful misconduct, in any case, that is materially and demonstrably injurious to the Company or (c) material breach of non-compete, non-solicitation or other restrictive covenants in the Agreement.
Termination by Mr. Martin Not for Good Reason
If Mr. Martin terminates his employment other than for Good Reason, the Company will pay Mr. Martin the Accrued Compensation and the Other Benefits.
Good Reason includes (a) a reduction in salary or incentive award opportunities or failure to pay compensation or other amounts due under the Agreement, (b) failure to nominate Mr. Martin to serve on the Board and maintain Mr. Martin in the positions contemplated by the Agreement or any material reduction or other materially adverse action related to his authority, responsibilities or duties, (c) relocation of his principal office more than 50 miles from the New York City metropolitan area or (d) following a change in control (as defined in the Agreement) only, no longer being Chief Executive Officer and Chairman of a publicly traded company.
Following any such termination, each outstanding unvested Equity Award held by Mr. Martin will continue to vest and be settled on the scheduled dates set forth in the agreements evidencing such awards without regard to any provisions regarding the effect of a termination of employment on such awards but otherwise subject to the terms and conditions set forth therein. The Company’s obligation with respect to the Equity Awards in the event of a termination by Mr. Martin other than for Good Reason is conditioned upon Mr. Martin’s execution and delivery, without subsequent revocation, of an agreement releasing the Company and its affiliates from all other liability and his compliance with the non-compete, non-solicitation and other restrictive covenants in the Agreement.
Termination by the Company Without Cause or by Mr. Martin for Good Reason
If the Company terminates Mr. Martin’s employment without Cause or if he terminates his employment for Good Reason before a change in control, the Company will pay (1) his Accrued Compensation and the Other Benefits, (2) a pro rata AICP award determined as described in the second paragraph of this “Employment Agreement of Mr. Martin” section, multiplied by a fraction the numerator of which is the number of days of employment before termination and the denominator is 365, (3) a lump-sum severance payment equal to his salary plus his AICP award opportunity, multiplied by two, (4) reimbursement for up to 18 months of group healthcare premiums and (5) any Equity Awards will continue to be vested and settled on the scheduled dates set forth in the agreements evidencing such awards.
If the Company terminates Mr. Martin’s employment without Cause or if he terminates his employment for Good Reason within two years following a change in control, Mr. Martin will receive the payments set forth in clauses (1) through (4) described in the immediate prior paragraph, except for clause (3) where the multiplier is two and half, and (5) any Equity Awards will continue to be vested and settled on the scheduled dates set forth in the agreements evidencing such awards, provided, however, to the extent such treatment would not cause a violation of Section 409A of the Code, if the award agreement for any such award provides for any accelerated vesting or settlement, then such provision will apply.
The Company’s obligation to make the payments and benefits specified in the immediate prior two paragraphs in the event of a termination by the Company without Cause or by Mr. Martin for Good Reason is conditioned upon Mr. Martin’s execution and delivery, without subsequent revocation, of an agreement releasing the Company and its affiliates from all other liability and his compliance with the non-compete, non-solicitation and other restrictive covenants in the Agreement, except that payment of the Accrued Compensation and the Other Benefits is not subject to such a condition. If the termination occurs within two years following a change in control, however, the condition on Mr. Martin to deliver the release agreement will only apply if the Company will have also delivered an agreement to Mr. Martin releasing him from all liability (other than the post-employment obligations contemplated in the Agreement).
In the event that an independent accounting firm designated by the Company with Mr. Martin’s written consent determines that any payment to or for Mr. Martin’s benefit made by the Company, any of its affiliates, any person who acquires ownership or effective control or ownership of a substantial portion of the Company’s assets, or an affiliate of such person (collectively, the “Total Payments”) would be subject to the excise tax imposed by Section 4999 of the Code, then the accounting firm will determine whether such payments will be reduced so that no portion of such payment will be subject to the excise tax. Such reduction will occur if and only to the extent that it would result in Mr. Martin retaining a higher amount, on an after-tax basis (taking into account all applicable taxes), than if he received all of the Total Payments.

Voya 2023 Proxy Statement	70

Employment Letter of Ms. Lavallee
On December 21, 2022, we agreed to changes to Ms. Lavallee’s compensation arrangements effective January 1, 2023. The changes include an increase in Ms. Lavallee's annual rate of base salary to $950,000 from $835,000; a target cash incentive opportunity under the Company’s Annual Cash Incentive Plan of $2,137,500; and an increase in her target long-term incentive opportunity from 575% to 750% of Ms. Lavallee’s year-end base salary. Ms. Lavallee will be eligible for both incentive opportunities at these higher targets in the annual awards expected to be granted in the first quarter of 2024.
Potential Payments upon a Termination or Change in Control
Severance Plan. The Voya Financial, Inc. Severance Plan for Senior Managers (Severance Plan) provides severance benefits for designated senior managers (Plan Participants) of the Company and its subsidiaries in the event of specified “Qualified Terminations,” generally involving terminations not for Cause (as such term is defined in the Severance Plan), or, following certain change in control events, voluntary terminations for Good Reason (as such term is defined in the Severance Plan). The provisions of the Severance Plan do not apply to Mr. Martin, whose employment agreement provides for specific severance benefits and contains non-compete, non-solicitation and other restrictive covenants. Effective January 1, 2023, Ms. Lavallee's classification under the Severance Plan changed from “Tier 1” to “Principal Executive Officer” (as such terms are defined in the Severance Plan).
Under the Severance Plan, in the event of a Qualified Termination, NEOs would be entitled to specified severance benefits, including (i) a lump sum cash payment equal to the NEO’s eligible base salary and target annual cash incentive, multiplied by 1.75 (increased to 2.00 in the event of a termination within two years of a change in control); (ii) 12 months of continued participation in the Company’s health care plan on the terms and conditions available to active employees, which period of participation shall be considered part of the period of continued coverage required to be offered by the Company under the Consolidated Omnibus Budget Reconciliation Act of 1985; and (iii) a pro-rated annual cash incentive with respect to the period of employment prior to the Qualified Termination (which shall be paid based on actual performance for NEOs).
In consideration for receipt of severance benefits, Plan Participants are required to execute a release of claims in favor of the Company, as well as abide by a set of restrictive covenants, which include (i) non-competition with the Company for a period ranging from six months to one year (one year for NEOs); (ii) non-solicitation of the Company’s employees and agents for a period of one year; (iii) non-solicitation of the Company’s customers and prospective customers for a period of one year; and (iv) certain confidentiality and cooperation provisions.
If the Company determines that the payment of benefits under this Plan would subject the eligible senior management employee to excise taxes under Code section 4999 (or similar provisions) or any associated interest or penalties (the “excise taxes”), the Company may reduce the benefits due under this Plan to an amount that avoids the imposition of excise taxes to the extent that such reduction would result in a greater after-tax (including excise taxes) amount remaining to you than if the full benefits under this Plan had been paid. Any such reduction will be implemented in accordance with the terms of the Plan. The provisions of the Severance Plan do not apply to certain employees of the Company or its subsidiaries who have entered into a written employment agreement with the Company providing for specific severance benefits.

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Potential Payments upon Termination or Change in Control Table(1)
The following table sets forth, for each NEO, an estimate of potential payments the NEO would have received at, following, or in connection with a termination of employment under the circumstances enumerated below on December 31, 2022.
Name	Termination Trigger	Severance(2)	Annual Incentive(3)	Health & Welfare Continuation	Equity Vesting(4)	Other Benefits(5)	Total
Rodney O. Martin, Jr	Involuntary Termination without Cause or Voluntary Termination for Good Reason (in Each Case Prior to Change in Control)	$7,800,000	$2,565,000	$16,637	$24,899,822	$52,500	$35,333,959
	Involuntary Termination without Cause or Voluntary Termination for Good Reason (in Each Case within 2 Years Following Change in Control)	$9,750,000	$2,565,000	$16,637	$24,899,822	$52,500	$37,283,959
	Termination for Cause	$—	$—	$—	$—	$—	$—
	Retirement or Voluntary Termination Other Than Good Reason	$—	$—	$—	$24,899,822	$—	$24,899,822
	Death and Disability	$—	$2,565,000	$—	$24,899,822	$—	$27,464,822
Donald C. Templin	Involuntary Termination without Cause (Prior to Change in Control)	$4,200,000	$199,890	$—	$—	$35,000	$4,434,890
	Involuntary Termination without Cause or Voluntary Termination for Good Reason (in Each Case within 2 Years Following Change in Control)	$4,800,000	$199,890	$—	$—	$35,000	$5,034,890
	Voluntary Termination or Termination for Cause	$—	$—	$—	$—	$—	$—
	Retirement	$—	$—	$—	$—	$—	$—
	Death and Disability	$—	$—	$—	$—	$—	$—
Heather Lavallee	Involuntary Termination without Cause (Prior to Change in Control)	$4,749,063	$1,784,813	$15,880	$7,768,585	$35,000	$14,353,340
	Involuntary Termination without Cause or Voluntary Termination for Good Reason (in Each Case within 2 Years Following Change in Control)	$5,427,500	$1,784,813	$15,880	$10,076,366	$35,000	$17,399,558
	Voluntary Termination or Termination for Cause	$—	$—	$—	$—	$—	$—
	Retirement	$—	$—	$—	$—	$—	$—
	Death and Disability	$—	$—	$—	$10,076,366	$—	$10,076,366
Christine Hurtsellers	Involuntary Termination without Cause (Prior to Change in Control)	$4,375,000	$1,781,250	$15,880	$7,399,153	$35,000	$13,606,283
	Involuntary Termination without Cause or Voluntary Termination for Good Reason (in Each Case within 2 Years Following Change in Control)	$5,000,000	$1,781,250	$15,880	$7,889,843	$35,000	$14,721,973
	Voluntary Termination or Termination for Cause	$—	$—	$—	$—	$—	$—
	Retirement	$—	$—	$—	$7,399,153	$—	$7,399,153
	Death and Disability	$—	$—	$—	$7,899,843	$—	$7,889,843
Charles P. Nelson	Involuntary Termination without Cause (Prior to Change in Control)	$3,577,000	$1,248,300	$9,332	$8,660,989	$35,000	$13,530,622
	Involuntary Termination without Cause or Voluntary Termination for Good Reason (in Each Case within 2 Years Following Change in Control)	$4,088,000	$1,248,300	$9,332	$9,219,442	$35,000	$14,600,074
	Voluntary Termination or Termination for Cause	$—	$—	$—	$—	$—	$—
	Retirement	$—	$—	$—	$6,916,826	$—	$6,916,826
	Death and Disability	$—	$—	$—	$9,219,442	$—	$9,219,442
Former Executive Officer
Michael S. Smith(6)	Involuntary Termination without Cause (Prior to Change in Control)	$3,675,000	$1,162,420	$11,059	$8,924,105	$35,000	$13,807,585
(1)
All amounts assume that the triggering event took place on December 31, 2022, and the price per share of Voya common stock was $61.49 (the closing stock price on December 30, 2022). There are no change in control provisions that would affect the level of benefits payable from the pension plans.

(2)
Under the terms of his employment agreement, Mr. Martin would receive a lump sum cash severance payment. Under the terms of the Voya Financial, Inc. Severance Plan for Senior Managers and subject to each executive’s execution of a release, the Company would make lump sum cash severance payments to all other NEOs.

(3)
Annual Incentive amount equals target award multiplied by a performance factor of 95% for 2022. For Mr. Templin, the amount shown has been prorated to reflect his hire date of November 14, 2022. For Mr. Smith, the amount shown has been prorated to reflect his separation date of November 15, 2022.

Voya 2023 Proxy Statement	72

(4)
As of December 31, 2022, Mssrs. Martin, Templin, Nelson and Ms. Hurtsellers are retirement eligible under Voya's Long-Term Incentive Plan. Treatment and valuation of previously granted equity upon termination would be in accordance with the terms and conditions of individual equity award agreements.

(5)
All NEOs are eligible for the Company’s executive outplacement program which provides a benefit for up to 12 months post-termination at a fixed cost to the Company of $35,000 per executive. The benefit for the CEO is extended for 18 months at a cost of $52,500.

(6)	Mr. Smith separated from Voya effective November 15, 2022.
CEO PAY RATIO – 137:1
Median EE Selection	Salary Paid in 2022	Annual Incentive	Stock Awards	Non-Equity Incentive Plan Comp	Change in Pension & NQDC Earnings**	All Other Comp***	Total	Pay Ratio
Employee X	$90,000	$11,000	n/a	n/a	$1,141	$4,725	$106,866	137
CEO	$1,200,000	$2,800,000	$10,314,325	n/a	$44,291	$318,267	$14,676,883	—
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to annually disclose the ratio of our median employee’s annual total compensation to the annual total compensation of our CEO. The annual total compensation for 2022 for our CEO was $14,676,883 and for the median employee* was $106,866. The resulting ratio of our CEO’s annual total compensation to the annual total compensation of our median employee for 2022 was 137 to 1.
To identify the median of the annual total compensation of our employees (excluding our CEO), we used target total direct compensation, which includes base salary, target annual cash incentive and target long-term equity incentive, as the consistently applied compensation measure. We included all of our U.S. full-time and part-time employees as well as seasonal and temporary workers whose compensation was determined by us, in each case employed with us as of December 31, 2022. We excluded all of our non-U.S. employees (who represent less than 5% of our entire work force) as permitted under the applicable SEC de minimis rule. Compensation for employees with a partial year of service was not annualized and no assumptions, adjustments or estimates were applied.
The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
REPORT OF OUR COMPENSATION, BENEFITS AND TALENT MANAGEMENT COMMITTEE
Our Compensation, Benefits and Talent Management Committee reviewed the Compensation Discussion and Analysis (CD&A), as prepared by the management of the Company, and discussed the CD&A with the management of the Company. Based on the Compensation, Benefits and Talent Management Committee’s review and discussions, the Committee recommended to the Board that the CD&A be included in this proxy statement.
Compensation, Benefits and Talent Management Committee:
Ruth Ann M. Gillis (Chair)
Lynne Biggar
Yvette S. Butler
Hikmet Ersek
Aylwin B. Lewis
Joseph V. Tripodi
David Zwiener
*	In 2022, the compensation arrangement for the prior year’s median employee changed. Therefore, Voya identified an alternate median employee with comparable pay as the median employee for 2021.

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NON-EMPLOYEE DIRECTOR COMPENSATION
Overview
In order to attract and retain highly qualified directors to represent shareholders, our philosophy is to set compensation to be within a competitive range of non-employee director pay at comparable companies. Annually, the Nominating, Governance and Social Responsibility Committee reviews peer group data to understand market practices for director compensation with the assistance of its independent third-party compensation consultant, Pay Governance LLC.
Our non-employee director compensation is compared to that of companies in the Comparison Group described on page 46 of this proxy statement. The Nominating, Governance and Social Responsibility Committee uses the approximate median of the Comparison Group’s director compensation as a reference point for setting director compensation. The most recent competitive pay study was completed in July 2022. Based on the analysis of the Comparison Group data, our non-employee director compensation is at the middle of the market and the Committee recommended changes to the non-employee director compensation effective the third quarter 2022.
Annual Cash Retainer
The annual cash retainer for each non-employee director is $105,000. The additional cash retainer for membership of all committees (except committee chairs) is $10,000. The additional cash retainer for the chair of the Audit Committee is $30,000, the additional cash retainer for the chair of the Compensation, Benefits and Talent Management Committee, the Nominating, Governance and Social Responsibility Committee, the Risk, Investment and Finance Committee and the Technology, Innovation and Operations Committee, respectively, is $20,000*. The Lead Director receives an additional cash retainer of $40,000.

Equity Compensation
Each non-employee director receives an annual equity grant of time-vested RSUs equal in value to $150,000** and subject to the stock ownership guidelines described below. Stock grants are made on the date of the annual meeting of shareholders at which a director is elected or re-elected to serve on the Board. For RSUs granted in 2017 and later, the full amount vested on the first anniversary of the grant date.

Director Compensation Deferral
In 2015, we adopted a deferred cash fee plan pursuant to which non-employee directors may elect to defer all or a portion of their cash director fees either into a cash account or into an account in the form of our common stock and receive amounts deferred upon the earlier of the in-service distribution date designated by the director and the date on which the director first ceases to be a director of the Company. Directors may elect to receive their distributions either in a single lump sum or in quarterly or annual installments over a period of five or 10 years.

Stock Ownership Guidelines
Our non-employee directors are required to own Company stock in an amount that is five times the annual board cash fees no later than the fifth anniversary from the director’s initial election or appointment to the Board. For purposes of satisfying this ownership requirement, “Company stock” shall be deemed to include only (i) shares of Company common stock beneficially owned by the director and (ii) restricted stock units (vested and unvested) in respect of Company common stock awarded to the director. As of our latest measurement date (March 31, 2023), all of our non-employee directors (other than Mses. Butler and DeRose who joined the Board in 2021 and 2019, and Messrs. Bowman, Ersek and Lewis, who joined the Board in 2023, 2023 and 2020, respectively) met the required ownership guideline level.

*
The additional cash retainers for the chairs of the Risk, Investment and Finance Committee and the Technology, Innovation and Operations Committee was increased from $15,000, effective July 28, 2022, by approval of the Nominating, Governance and Social Responsibility Committee.

**	Increase from $140,000, to be effective with 2023 grant.

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Director Summary Compensation Table
The chart below indicates the elements and total value of cash compensation and of RSUs granted to each non-employee director for services performed in 2022. Pursuant to SEC rules, this table includes equity awards granted during 2022, and excludes equity awards granted in 2023 in respect of 2022 service. Cash amounts, however, reflect amounts paid in respect of 2022 service, even if paid during 2023.
Director	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total
Lynne Biggar	$113,125	$110,802	$16,600	$240,527
Yvette S. Butler	$135,000	$139,954	$12,500	$287,454
Jane P. Chwick	$142,500	$139,954	$12,000	$294,454
Kathleen DeRose	$152,500	$139,954	$15,000	$307,454
Ruth Ann M. Gillis	$145,000	$139,954	$25,000	$309,954
Aylwin B. Lewis	$135,000	$139,954	$25,000	$299,954
Byron H. Pollitt, Jr.	$155,000	$139,954	$25,000	$319,954
Joseph V. Tripodi	$145,000	$139,954	$25,000	$309,954
David Zwiener	$185,000	$139,954	$25,000	$349,954
(1)	Certain directors elected to defer the cash portion of their Director Fees for 2022 under the Director Compensation Deferral Plan adopted in 2015 which is described above.
(2)	Amounts in this column represent the grant date fair value calculated in accordance with FASB ASC Topic 718.
(3)
Amounts in this column represent matching charitable contributions (maximum of $25,000 per year) made by the Company on behalf of each Director. For a description of our matching gifts program and our community investments, please see Part I—Human Capital— Community Investment.

Director Equity Awards Table
The following table sets forth outstanding equity awards held by each non-employee Director as of December 31, 2022.
Director	Number of RSUs Outstanding
Lynne Biggar	1,642
Yvette Butler	3,505
Jane P. Chwick	20,922
Kathleen DeRose	7,953
Ruth Ann M. Gillis	20,766
Aylwin B. Lewis	4,221
Byron H. Pollitt, Jr.	20,766
Joseph V. Tripodi	16,179
David Zwiener	26,099
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
There are no interlocking relationships between any member of our Compensation, Benefits and Talent Management Committee and any of our executive officers that require disclosure under the applicable rules promulgated under the federal securities laws.

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Part III: Audit-Related Matters
Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee of the Board is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm, which is retained to audit the Company’s financial statements.
▪
The Audit Committee determines and approves the audit fees paid to Ernst & Young LLP. Further, our Audit Committee approves in advance all services rendered by Ernst & Young LLP to us and our consolidated subsidiaries, either on an individual basis or pursuant to our pre-approval policy. These services include audit, audit-related services (including attestation reports, accounting and technical assistance and risk and control services) and tax services.

▪
In order to assure continuing auditor independence, the Audit Committee periodically evaluates the qualifications, performance and independence of the Company’s independent registered public accounting firm before determining whether to renew its engagement. Further, in connection with the rotation of our independent registered public accounting firm’s lead engagement partner, as mandated by the rules of the SEC and the U.S. Public Company Accounting Oversight Board (PCAOB), our Audit Committee is directly involved in the selection of Ernst & Young LLP’s lead engagement partner.

In particular, our Audit Committee considered the following factors in evaluating Ernst & Young LLP and its lead engagement partner:
▪	Knowledge, technical skills of the firm, the lead engagement partner and the audit team, including local engagement teams;
▪
Communication with management and the Audit Committee regarding: (a) the audit plan and the engagement team, (b) potential and emerging issues and risks, (c) consultations with the national practice office, if any, (d) internal control matters, (e) required communications and (f) rotation plan for the lead engagement partner;

▪
Responsiveness/services related to the Company’s business requirements such as quality and timeliness, responsiveness to changes in business and/or risks, assignment of appropriate resources to meet transaction timeliness and competitiveness of fees/value for services rendered; and

▪
Demonstration of independence, objectivity and professional skepticism by maintaining respectful but questioning approach, demonstrating independence in fact and in appearance, dealing with issues in a forthright manner and communicating potential independence issues with the Company and the Audit Committee, if any.

The Audit Committee also reviews and approves our policy on external auditor independence. This policy sets forth appointment, independence and responsibilities of the external auditor, as well as permitted services and the procedure for pre-approval of services.
Based on the foregoing, the members of our Audit Committee and our Board believe that the continued retention of Ernst & Young LLP as our independent registered public accounting firm is in the best interests of the Company and its shareholders. As a result, our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for 2023. We are asking shareholders to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, although such ratification is not a legal requirement of, or condition to, such appointment. If our shareholders do not ratify the appointment, our Audit Committee will reconsider its retention of Ernst & Young LLP, but will not necessarily revoke their appointment as the Company’s independent registered public accounting firm. Similarly, even if ratified by our shareholders, our Audit Committee may determine to appoint a different firm at any time during the year if it determines that such a change would be in the interests of our Company and its shareholders.
A representative of Ernst & Young LLP is expected to participate in our Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions from shareholders.

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Accordingly, the following resolution will be presented at our Annual Meeting:
RESOLVED, that the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the purposes of the audit of the Company’s financial statements for the year ending December 31, 2023, is hereby APPROVED.
Board Recommendation: Our Board unanimously recommends that the shareholders vote FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm.
MEMBERSHIP OF OUR AUDIT COMMITTEE
The Audit Committee of our Board currently consists of Byron H. Pollitt, Jr.*, who serves as chairman, Lynne Biggar, Stephen Bowman, Kathleen DeRose, Ruth Ann M. Gillis and Aylwin B. Lewis, each of whom is an independent director. Our Board has determined that each member of our Audit Committee is financially literate, as such term is defined under the rules of the NYSE, and that, Mr. Bowman, Ms. Gillis, Mr. Lewis, and Mr. Pollitt each qualify as an “audit committee financial expert”, as such term is defined in Item 407(d)(5) of Regulation S-K of the SEC.
REPORT OF OUR AUDIT COMMITTEE
Responsibility for the preparation, presentation and integrity of the Company’s financial statements, for its accounting policies and procedures, and for the establishment and effectiveness of internal controls and procedures lies with the Company’s management. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s annual financial statements and of its internal control over financial reporting in accordance with the standards of the PCAOB, and for expressing an opinion as to the conformity of the Company’s financial statements with generally accepted accounting principles and the effectiveness of its internal control over financial reporting. The independent registered public accounting firm has free access to the Audit Committee to discuss any matters it deems appropriate.
In performing its oversight role, the Audit Committee has considered and discussed the audited financial statements with each of management and the independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by applicable requirements of the PCAOB. The Audit Committee has received the written disclosures from the independent registered public accounting firm in accordance with the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s independence and has discussed with the independent registered public accounting firm such firm’s independence. The Audit Committee approves in advance all audit and any non-audit services rendered by Ernst & Young LLP to us and our consolidated subsidiaries.
Based on the reports and discussions discussed above, the Audit Committee recommended to the Board that the audited financial statements of the Company for the year ended December 31, 2022 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
Additional information about the Audit Committee and its responsibilities may be found beginning on page 28 of this proxy statement and the Audit Committee Charter is available on the Company’s website in the Investor Relations section.
Audit Committee:
Byron H. Pollitt, Jr., Chairman*
Lynne Biggar
Stephen Bowman
Kathleen DeRose
Ruth Ann M. Gillis
Aylwin B. Lewis
*
Byron H. Pollitt, Jr. will not be standing for re-election at the Annual Meeting and will step down from the Board upon the election of the Directors at the Annual Meeting. Ruth Ann M. Gillis, who is currently a member of the Audit Committee, will serve as Chair of the Audit Committee effective as of the date of the Annual Meeting.

Voya 2023 Proxy Statement	77

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The following table provides information about fees payable by us to Ernst & Young LLP for each of 2022 and 2021.
	2022 fees (in millions)	2021 fees (in millions)
Audit fees(1)	$17.3	$12.6
Audit-related fees(2)	$1.6	$1.6
Tax fees(3)	$1.9	$1.0
All other fees	$0	$0
(1)	Includes fees for the audits of the Company’s annual consolidated financial statements, audits of subsidiaries and audits of certain managed investment funds.
(2)	Includes the audit of service organization control reports and accounting consultations.
(3)	Includes tax compliance services provided to the Company and to consolidated investment funds, and routine tax advisory services.
All services were approved by the Audit Committee. The charter of our Audit Committee provides that the Audit Committee pre-approves all audit and any non-audit services rendered to us by our independent registered public accounting firm. The Audit Committee has adopted a pre-approval policy pursuant to which certain categories of engagements have been pre-approved without specific prior identification to the Audit Committee.

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Part IV: Certain Relationships and Related-Party Transactions
RELATED-PARTY TRANSACTION APPROVAL POLICY
Our Board has adopted a written related-party transaction approval policy pursuant to which the Nominating, Governance and Social Responsibility Committee of our Board reviews and approves or takes such other action as it may deem appropriate with respect to the following transactions:
▪
A transaction in which we or one or more of our subsidiaries is a participant and which involves an amount exceeding $120,000 and in which any of our directors, executive officers, or 5% shareholders or any other “related person” as defined in Item 404 of Regulation S-K (Item 404), has or will have a direct or indirect material interest; and

▪	Any other transaction that meets the related party disclosure requirements of the SEC as set forth in Item 404.
The policy provides that an investment by a director or executive officer in a fund or other investment vehicle sponsored or managed by the Company or by one or more of its subsidiaries shall not be deemed to be a related-party transaction if:
▪	Such investment is made pursuant to the Company’s 401(k) plan, Deferred Compensation Savings Plan or any other similar type of Company-sponsored employee or director plan; or
▪
Such investment is made on terms and conditions that are (i) in all material respects not more favorable to such director or executive officer than are available to investors that are not employed by or affiliated with the Company or any of its subsidiaries or (ii) subject to certain exceptions, are consistent in all material respects with those offered to one or more classes of employees of the Company or any of its subsidiaries who are not executive officers of the Company.

Certain of our directors and executive officers may from time to time invest their personal funds in funds or other investment vehicles that we or one or more of our subsidiaries manage or sponsor. These investments are made on substantially similar terms and conditions as other similarly situated investors in these funds or investment vehicles who are not employed or affiliated with the Company or any of its subsidiaries. In addition, from time to time our directors and executive officers may engage in transactions in the ordinary course of business involving other services and products we offer, such as insurance and retirement services, on terms similar to those extended to customers that are not employed or affiliated with the Company or any of its subsidiaries.
This policy sets forth factors to be considered by the Nominating, Governance and Social Responsibility Committee in determining whether to approve any such transaction, including the nature of our and our subsidiaries’ involvement in the transaction, whether we or our subsidiaries have demonstrable business reasons to enter into the transaction, whether the transaction would impair the independence of a director and whether the proposed transaction involves any potential reputational or other risk issues.
To simplify the administration of the approval process under this policy, the Nominating, Governance and Social Responsibility Committee may, where appropriate, establish guidelines for certain types of related party transactions or designate certain types of such transactions that will be deemed pre-approved. This policy also provides that the following transactions are deemed pre-approved:
▪	Decisions on compensation or benefits or the hiring or retention of our or any of our subsidiaries’ directors or executive officers, if approved by the applicable board committee;
▪	The indemnification and advancement of expenses pursuant to our amended and restated certificate of incorporation, by-laws or an indemnification agreement; and
▪	Transactions where the related person’s interest or benefit arises solely from such person’s ownership of our securities and holders of such securities receive the same benefit on a pro rata basis.
A member of the Nominating, Governance and Social Responsibility Committee who has an interest in a related-party transaction being considered by the Nominating, Governance and Social Responsibility Committee will not participate in the consideration of that transaction unless requested by the chairperson of the Nominating, Governance and Social Responsibility Committee.

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Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, the “Reporting Persons”), to file with the SEC initial reports of stock ownership and reports of changes in ownership of common stock and other equity securities of the Company. All Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to fiscal year 2022, except that, due to administrative oversight, one Form 3 reporting the holdings of 2,633 restricted stock units was filed late on July 5, 2022.

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BENEFICIAL OWNERSHIP OF CERTAIN HOLDERS
The following table presents information as of March 29, 2023 regarding the beneficial ownership of our common stock by:
▪	All persons known by us to own beneficially more than 5% of our common stock;
▪	Each of our named executive officers, current directors and new director nominee as of such date; and
▪	All current executive officers, current directors and new director nominee as a group.
Unless otherwise indicated, the address of each beneficial owner presented in the table below is c/o Voya Financial, Inc., 230 Park Avenue, New York, New York 10169.
		Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owners	Number of Shares(8)	Options Exercisable within 60 days	Percentage of Class	Additional Underlying Stock Units(9)	Total Common Stock and Stock Units
The Vanguard Group(1) 100 Vanguard Blvd. Malvern, PA 19355	9,772,912	—	10.06%
Franklin Mutual Advisers, LLC(2) 101 John F. Kennedy Parkway Short Hills, NJ 07078	7,522,961	—	7.7%
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	11,774,232	—	12.1%
The Bank of New York Mellon Corporation(4) 240 Greenwich Street New York, NY 10286	4,870,757	—	5.01%
Wellington Management Group LLP(5) 280 Congress Street Boston, MA 02210	6,946,822	—	7.15%
Ameriprise Financial, Inc.(6) 145 Ameriprise Financial Center Minneapolis, MN 55474	5,013,868	—	5.16%
Named executive officers, current directors and new director nominee (16 persons)
Rodney O. Martin, Jr.(7)	156,268	158,900	*	416,025	731,193
Donald Templin	40,898			40,898
Christine Hurtsellers	29,645	110,874	*	40,898	259,079
Charles P. Nelson	203,024	182,374	*	104,975	490,373
Heather Lavallee	14,064	—	*	201,619	215,683
Lynne Biggar	14,685	—	*	3,868	18,553
Stephen Bowman	—	—	—	—	—
Yvette S. Butler	—	—	—	3,505	3,505
Jane P. Chwick	3,300	—	*	20,922	24,222
Kathleen DeRose	—	—	*	7,953	7,953
Hikmet Ersek	—	—	—	—	—
Ruth Ann M. Gillis	7,162	—	*	25,486	32,648
Aylwin B. Lewis	486	—	*	4,221	4,707
Byron H. Pollitt, Jr	4,000	—	*	20,766	24,766
Joseph V. Tripodi	8,947	—	*	16,179	25,126
David Zwiener	7,247	—	*	26,099	33,346
All current executive officers and directors (16 persons)	448,808	634,522	1.44%	1,003,123	1,083,330
*	Less than 1%

Voya 2023 Proxy Statement	81

(1)
Based on information as of December 31, 2022, contained in a Schedule 13G/A filed with the SEC on February 10, 2023, by The Vanguard Group. The Schedule 13G/A indicates that The Vanguard Group has sole voting power with respect to none of these shares, shared voting power with respect to 55,060 of these shares, sole dispositive power with respect to 9,548,069 of these shares and shared dispositive power with respect to 224,843 of these shares.

(2)
Based on information as of December 31, 2022, contained in a Schedule 13G/A filed with the SEC on January 31, 2023, by Franklin Mutual Advisers, LLC. The Schedule 13G/A indicates that Franklin Mutual Advisers, LLC has sole voting power and sole dispositive power with respect to all 7,522,961 shares.

(3)
Based on information as of December 31, 2022, contained in a Schedule 13G/A filed with the SEC on January 30, 2023, by BlackRock, Inc. The Schedule 13G/A indicates that BlackRock, Inc. has sole voting power with respect to 10,943,099 of these shares and sole dispositive power with respect to all 11,774,232 shares.

(4)
Based on information as of December 31, 2022, contained in a Schedule 13G filed with the SEC on January 27, 2023, by The Bank of New York Mellon Corporation. The Schedule 13G indicates that The Bank of New York Mellon Corporation has sole voting power with respect to 4,519,388 of these shares, shared voting power with respect to 53,963 of these shares, sole dispositive power with respect to 3,647,869 of these shares and shared dispositive power with respect to 1,222,888 of these shares.

(5)
Based on information as of December 31, 2022, contained in a Schedule 13G filed with the SEC on February 6, 2022, by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP (together, the “Wellington Companies”). The Schedule 13G indicates that Wellington Companies have sole voting power with respect to none of these shares, shared voting power with respect to 6,658,491 of these shares, sole dispositive power with respect to none of these shares. The Schedule 13G also indicates that Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP have shared dispositive power with respect to 6,946,822 and Wellington Management Company LLP has shared dispositive power with respect to 6,733,452 of these shares.

(6)
Based on information as of December 31, 2022, contained in a Schedule 13G filed with the SEC on February 14, 2023. The Schedule 13G indicates that Ameriprise Financial, Inc. has sole voting power with respect to none of these shares, shared voting power with respect to 4,914,062 of these shares, sole dispositive power with respect to none of these shares and shared dispositive power with respect to 5,013,868 of these shares.

(7)	Includes 100,000 shares held by the Rodney O. Martin Jr. 2006 Irrevocable Insurance Trust, an estate planning trust for the benefit of certain members of Mr. Martin’s family.
(8)	Amounts include, for directors, vested RSUs awarded as compensation. See “Part II: Compensation Matters-Non-Employee Director Compensation-Director Equity Awards.”
(9)
Amounts include, for directors and executive officers, unvested RSUs and deferred stock units issued pursuant to deferred compensation plan arrangements. For executive officers, amounts also include unvested PSUs. The ultimate number of common stock shares earned at vesting of PSUs is formulaically determined, with potential payout value ranging from 0% to 150% depending on the achievement of certain performance factors.

Voya 2023 Proxy Statement	82

Part V: Other Information
Frequently Asked Questions About our Annual Meeting
When and where is our Annual Meeting?
We will hold our Annual Meeting on Thursday, May 25, 2023, at 11:00 a.m., Eastern Daylight Time. The Annual Meeting will be conducted entirely over an internet website, at the following address: www.virtualshareholdermeeting.com/VOYA2023, thus facilitating maximum participation by our shareholders.
Who can participate in our Annual Meeting?
You are entitled to participate in our Annual Meeting if you were a shareholder of record of Voya as of the close of business on March 29, 2023, which we refer to in this proxy statement as the “Record Date”, or if you hold a valid proxy for the Annual Meeting. If you are not a shareholder of record but hold shares as a beneficial owner in street name, you must request a legal proxy from your broker or nominee to participate and vote at the Annual Meeting.
How do I attend the Annual Meeting virtually?
You may attend the Annual Meeting, vote, and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/VOYA2023 and using your 16-digit control number to enter the meeting.
What if I have trouble participating in the Annual Meeting?
The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. Please allow ample time for online check-in, which will begin at 10:45 a.m., Eastern Daylight Time. If you encounter any difficulties accessing the virtual meeting during the check-in time or during the annual meeting, please call the technical support number that will be posted on www.virtualshareholdermeeting.com/VOYA2023.
How can I submit questions?
If you wish to submit a question, you may do so in a few ways. If you want to ask a question before the meeting, you may do so at www.proxyvote.com. You may also access copies of our proxy materials at www.proxyvote.com. If you want to submit your question during the annual meeting, you may submit your question by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/VOYA2023 and type your question into the “Ask a Question” field. Alternatively, a telephone number will be included on the virtual meeting platform and you may ask a question by calling that number.
What are the rules of conduct Q&As?
We have published rules of conduct Q&As for the annual meeting on www.virtualshareholdermeeting.com/VOYA2023. You will find in the rules of conduct:
1.	What types of questions will be allowed and answered;
2.	The number of questions allowed per shareholder;
3.	Time guidelines for questions; and
4.	What happens if we run out of time and there are unanswered questions.
Will you archive the meeting for future viewing?
Yes, we will archive the meeting on our investor relations website at investors.voya.com for future viewing.
Why did I receive this proxy statement?
The Board is soliciting proxies to be voted at the Annual Meeting. Under the NYSE rules, the stock exchange on which our common stock is listed, we are required to solicit proxies from our shareholders in connection with any meeting of our shareholders, including the Annual Meeting. Under the rules of the SEC, when our Board asks you for your proxy, it must provide you with a proxy statement and certain other materials (including an annual report to shareholders), containing certain required information. These materials will be first made available, sent or given to shareholders on or about April 11, 2023.

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What is included in our proxy materials?
Our proxy materials include:
▪	This proxy statement;
▪	A notice of our 2023 Annual Meeting of Shareholders (which is attached to this proxy statement); and
▪	Our Annual Report to Shareholders for 2022.
If you request to receive printed versions of these materials by mail (rather than through electronic delivery), these materials will also include a proxy card or voting instruction form. If you received or accessed these materials through the Internet, your proxy card or voting instruction form are available to be filled out and executed electronically.
Why didn’t I receive a paper copy of these materials?
SEC rules allow companies to deliver a notice of Internet availability of proxy materials to shareholders and provide Internet access to those proxy materials, in lieu of providing paper materials. Shareholders may obtain paper copies of the proxy materials free of charge by following the instructions provided in the notice of Internet availability of proxy materials.
What is “householding?”
We may satisfy SEC rules regarding delivery of our proxy materials, including our proxy statement, or delivery of the Notice of Internet Availability of Proxy Materials by delivering a single copy of these documents to an address shared by two or more stockholders.
If you share the same address as multiple shareholders and would like the Company to send only one copy of future proxy materials, please contact Computershare Trust Company, N.A. (Computershare) at 118 Fernwood Avenue, Edison, New Jersey 08837. You can also contact Computershare to receive individual copies of all documents. You may also contact the Corporate Secretary at Voya Financial, Inc., 230 Park Avenue, New York, New York 10169, Office of the Corporate Secretary.
What is a proxy?
It is your legal designation of another person to vote the stock you own. The other person is called a proxy. When you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. The Company has designated four of the Company’s officers to act as proxies at the Annual Meeting.
Who can vote by proxy at the Annual Meeting?
Persons who held stock as of the close of business on the Record Date, March 29, 2023, can vote their stock at the annual meeting, either by participating in the online meeting or by executing (manually, telephonically, or electronically) a proxy card or voting instruction form.
What will shareholders vote on at the Annual Meeting?
At the Annual Meeting, our shareholders will be asked to cast votes on the following items of business:
▪	Election of the 12 directors who make up our Board;
▪	Advisory vote on the approval of executive compensation; and
▪	Vote to ratify the appointment of Ernst & Young LLP as the Company’s auditors for 2023.
Will there be any other items of business on the agenda?
We do not expect any other items of business because the deadline in our by-laws for shareholder director nominations and other proposals has passed. However, if any other matter should properly come before the meeting, the officers we have designated to act as proxies will vote the stock for which they have received a valid proxy according to their best judgment.
How many votes do I have?
You will have one vote for every share of common stock of Voya that you owned at the close of business on the Record Date, March 29, 2023.

Voya 2023 Proxy Statement	84

What constitutes a quorum for the Annual Meeting?
A majority of the outstanding shares of common stock as of the Record Date must be present, in person or by proxy, at the Annual Meeting for a quorum to exist. On the Record Date, there were 98,180,167 shares of common stock outstanding. A quorum must be present before any action can be taken at the Annual Meeting, except an action to adjourn the meeting.
What is the difference between holding shares as a shareholder of record and as a beneficial owner of common stock held in “street name”?
Shareholder of Record: If your shares of common stock are registered directly in your name with our transfer agent, Computershare, you are considered a “shareholder of record” of those shares.
Shares Held in “Street Name”: If your shares of common stock are held in an account at a brokerage firm, bank, broker- dealer or other similar organization (which we refer to in this proxy statement as a “financial intermediary”), then you are a beneficial owner of shares held in street name. In that case, you will have received these proxy materials from the financial intermediary holding your account and, as a beneficial owner, you have the right to direct your financial intermediary as to how to vote the shares held in your account.
How do I vote?
The manner in which you cast your vote depends on whether you are a shareholder of record or you are a beneficial owner of shares held in “street name.” In order to vote your shares, you may vote:
	If you are a shareholder of record	If you hold your shares in “street name”
By Internet-Advance Voting:	www.proxyvote.com	www.proxyvote.com
By Internet at our Annual Meeting:	www.virtualshareholdermeeting.com/VOYA2023	www.virtualshareholdermeeting.com/VOYA2023
By Telephone	1-800-690-6903	1-800-690-6903
By Mail:	Return a properly executed and dated proxy card in the pre-paid envelope we have provided.	Return a properly executed and dated voting instruction form by mail, depending upon the method(s) your financial intermediary makes available.
To be valid, your vote by Internet, telephone or mail must be received by the deadline specified on the proxy card or voting instruction form, as applicable.
How do I revoke my proxy?
If you hold your shares in street name, you must follow the instructions of your broker or bank to revoke your voting instructions. Otherwise, you can revoke your proxy by executing a new proxy or by voting at the meeting.
How do I vote my shares held in the Company’s 401(k) plans?
The trustee of the plans will vote your shares in accordance with the directions you provide by voting on the voting instruction card or the instructions in the email message that notified you of the availability of the proxy materials. If your proxy is not returned or is returned unsigned, the trustee will vote your shares in the same proportion as are all the shares held by the respective plan that are allocated to the participants of such plan for which voting instructions have been received.

Voya 2023 Proxy Statement	85

How will my shares be voted if I do not give specific voting instructions?
The voting of shares for which a proxy has been executed, dated and delivered, but for which no specific voting instructions have been provided, depends on whether the shares are held by a shareholder of record or are held beneficially in “street name”, and if shares are held in “street name”, on the financial intermediary through which beneficial ownership is held.
Are you a Shareholder of Record?	Are you a Beneficial Owner of Shares Held in “Street Name”?
✔ If you are a shareholder of record and you indicate that you wish to vote as recommended by our Board or if you sign, date and return a proxy card but do not give specific voting instructions, then your shares will be voted in the manner recommended by our Board on all matters presented in this proxy statement, and the proxy holders may vote in their discretion with respect to any other matters properly presented for a vote at our Annual Meeting.
✔ While our Board does not anticipate that any of the director nominees will be unable to stand for election as a director nominee at our Annual Meeting, if that occurs, proxies will be voted in favor of such other person or persons as may be recommended by our Nominating, Governance and Social Responsibility Committee and nominated by our Board.

✔ If you are a beneficial owner of shares and your brokerage firm, bank, broker-dealer or other similar organization does not receive voting instructions from you, the manner in which your shares may be voted differs, depending on the specific resolution being voted upon.
✔ Ratification of Auditors. For the resolution to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, NYSE rules provide that brokers that have not received voting instructions from their customers at least 10 days before the meeting date may vote their customers’ shares in the brokers’ discretion. This is called broker-discretionary voting. The foregoing rule does not apply, however, if your broker is an affiliate of our Company. In such a case, NYSE policy specifies that, in the absence of your specific voting instructions, your shares may be voted only in the same proportion as are the other shares voted with respect to the resolution.
✔ All other matters. All other resolutions to be presented at our Annual Meeting are considered “non-discretionary matters” under NYSE rules, and your brokerage firm, bank, broker-dealer or other similar organization may not vote your shares without voting instructions from you (“broker non-votes”). Therefore, you must provide voting instructions in order for your vote to be counted.

Voya 2023 Proxy Statement	86

What vote is required for adoption or approval of each matter to be voted on?
The chart below sets forth each item of business that we expect to be put before our shareholders at the Annual Meeting, and for each such item: the voting options available, the vote required to adopt or approve, the voting recommendation of our Board, the effect of abstaining from the vote, whether such item is a “discretionary matter” for which brokers may cast discretionary votes and the effect of broker non-votes.
Proposal	Voting Options	Vote Required	Directors’ Recommendation	Effect of Abstentions	Broker Discretionary Votes Allowed?	Effect of Broker Non-Votes
Election of Directors	You may vote FOR, AGAINST, or ABSTAIN for each nominee for director.	For each nominee, election requires a number of FOR votes that represents a majority of the votes cast FOR or AGAINST each nominee for director.	FOR all director nominees. Unless a contrary choice is specified, proxies solicited by our Board will be voted FOR the election of our director nominees.	Abstentions are not counted as a vote cast and will therefore have no effect on the vote.	No	No effect
Advisory Vote to Approve Executive Compensation	You may vote FOR, AGAINST, or ABSTAIN on the resolution to approve the executive compensation of our NEOs.	Approval requires a number of FOR votes that represents a majority of the shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the matter.	FOR the resolution. Unless a contrary choice is specified, proxies solicited by our Board will be voted FOR the approval of the executive compensation of our NEOs.	Abstentions will have the same effect as a vote AGAINST the resolution.	No	No effect
Ratification of Appointment of Independent Registered Public Accounting Firm	You may vote FOR, AGAINST, or ABSTAIN on the resolution to ratify the appointment.	Approval requires a number of FOR votes that represents a majority of the shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the matter.	FOR the ratification of the appointment. Unless a contrary choice is specified, proxies solicited by our Board will be voted FOR the ratification of the appointment.	Abstentions will have the same effect as a vote AGAINST the resolution.	Yes	N/A
Who counts the votes?
Votes will be counted by Computershare Trust Company, N.A.
How will the results of the votes taken at our Annual Meeting be reported?
We expect to announce the preliminary voting results at the Annual Meeting. The final voting results will be reported in a Current Report on Form 8-K that will be filed with the SEC, and will be available at www.sec.gov and on our website at www.voya.com.
How do I inspect the list of shareholders of record?
A list of the shareholders as of the Record Date of March 29, 2023, will be available for inspection during ordinary business hours at our headquarters at 230 Park Avenue, New York, New York 10169, from May 15, 2023, to May 25, 2023. This list will also be available during the Annual Meeting at www.virtualshareholdermeeting.com/VOYA2023.

Voya 2023 Proxy Statement	87

How do I submit a shareholder proposal or director nominations for the 2024 Annual Meeting?
Shareholders who wish to present proposals pursuant to SEC Rule 14a-8 for inclusion in the proxy materials to be distributed by us in connection with our 2024 Annual Meeting of Shareholders must submit their proposals to the Law Department, Office of the Corporate Secretary, at Voya Financial, Inc., 230 Park Avenue, New York, New York 10169. Proposals must be received on or before December 13, 2023, unless our 2024 Annual Meeting of Shareholders is held more than 30 days before or after the anniversary date of the 2023 Annual Meeting, in which case proposals must be received a reasonable time before we begin to print and send proxy materials for the 2024 Annual Meeting of Shareholders. Submitting a proposal does not guarantee its inclusion, which is governed by SEC rules and other applicable limitations.
Our by-laws also provide for proxy access shareholder nominations of director candidates by eligible shareholders. For a director nominee to be included in the Company's proxy statement for the 2024 Annual Meeting of Shareholders, a notice of the nomination must be in writing and delivered to or mailed and received by our Corporate Secretary at our principal executive offices not before December 27, 2023, and not later than January 26, 2024. If, however, our 2024 Annual Meeting of Shareholders is held before the date that is 30 days before the anniversary date of the 2023 Annual Meeting, or after the date that is 30 days after the anniversary date of the 2023 Annual Meeting, then our by-laws provide that the deadline for such notice of the nomination will be the later of the close of business on (i) the date that is 180 days before the date of our 2024 Annual Meeting of Shareholders and (ii) the 10th day following the date on which the date of our 2024 Annual Meeting of Shareholders is first publicly announced or disclosed. Our by-laws also specify additional requirements that must be met (including eligibility requirements applicable to any nominator and any nominee) in order for a director nomination to be included in the Company's proxy statement for the 2024 Annual Meeting of Shareholders.
Who pays the expenses of this proxy solicitation?
Expenses for the preparation of these proxy materials and the solicitation of proxies for our Annual Meeting are paid by the Company. In addition to the solicitation of proxies over the Internet or by mail, certain of our directors, officers or employees may solicit proxies in person, by telephone, or by other means of communication. Our directors, officers and employees will receive no additional compensation for any such solicitation. The Company has retained MacKenzie Partners, Inc. as proxy solicitor for a fee of $22,500 plus the reimbursement of any out of pocket expenses. We will reimburse brokers, including our affiliated brokers, and other similar institutions for costs incurred by them in mailing proxy materials to beneficial owners.
Where can I receive more information about the Company?
We file reports and other information with the SEC. This information is available on the Company’s website at www.voya.com and at the Internet site maintained by the SEC at www.sec.gov. You may also contact the SEC at 1-800-SEC-0330. The charters of our Audit; Compensation, Benefits and Talent Management; Nominating, Governance and Social Responsibility; Risk, Investment and Finance; and Technology, Innovation and Operations Committees, as well as the Company’s Corporate Governance Guidelines and the Corporate Code of Business Conduct and Ethics are available on the Company’s investor relations website, investors.voya.com.
Communications with our Board
Any person who wishes to communicate with any of our directors, our Lead Director, our committee chairs or with our independent directors as a group should address communications to the Board or the particular director or directors, as the case may be, and mailed to Voya Financial, Inc., 230 Park Avenue, New York, New York 10169, Office of the Corporate Secretary or sent by electronic mail to CorporateSecretary@voya.com.
Code of Ethics and Conduct
Our Board has adopted a code of ethics and a code of conduct as such terms are used in Item 406 of Regulation S-K and the NYSE listing rules. A copy of our Code of Business Conduct and Ethics is available from our investor relations website at investors.voya.com. The Company intends to satisfy any disclosure requirement under Item 5.05 of Form 8-K with respect to its code of ethics through a notice posted at investors.voya.com.

Voya 2023 Proxy Statement	88

Exhibit A
Non-GAAP Financial Measures
In this proxy statement, we present Adjusted Operating Earnings, Adjusted Operating Earnings Per Share, Adjusted Operating Return on Allocated Capital and Adjusted Operating Return on Equity, each of which is a non-GAAP financial measure.
Adjusted Operating Earnings
Adjusted Operating Earnings is defined as adjusted operating earnings before income taxes excluding the impacts of DAC, VOBA, and other intangible unlocking. Adjusted operating earnings before income taxes is calculated by adjusting GAAP income (loss) from continuing operations before income taxes for the following items:
▪
Net investment gains (losses), net of related amortization of DAC, VOBA, sales inducements and unearned revenue, which are significantly influenced by economic and market conditions, including interest rates and credit spreads, and are not indicative of normal operations. Net investment gains (losses) include gains (losses) on the sale of securities, impairments, changes in the fair value of investments using the FVO unrelated to the implied loan-backed security income recognition for certain mortgage-backed obligations and changes in the fair value of derivative instruments, excluding realized gains (losses) associated with swap settlements and accrued interest;

▪
Net guaranteed benefit gains (losses), which are significantly influenced by economic and market conditions and are not indicative of normal operations, include changes in the fair value of derivatives related to guaranteed benefits, net of related reserve increases (decreases) and net of related amortization of DAC, VOBA, and sales inducements, less the estimated cost of these benefits. The estimated cost, which is reflected in operating results, reflects the expected cost of these benefits if markets perform in line with our long-term expectations and includes the cost of hedging. Other derivative and reserve changes related to guaranteed benefits are excluded from operating results, including the impacts related to changes in nonperformance spread;

▪
Income (loss) related to businesses exited or to be exited through reinsurance or divestment, which includes gains and (losses) associated with transactions to exit blocks of business within continuing operations (including net investment gains (losses) on securities sold and expenses directly related to these transactions) and residual run-off activity (including an insignificant number of Individual Life, and non-Wealth Solutions annuities policies that were not part of the divested businesses). Excluding this activity, which also includes amortization of intangible assets related to businesses exited or to be exited, better reveals trends in our core business and more closely aligns Adjusted Operating Earnings before income taxes with how we manage our segments;

▪
Income (loss) attributable to noncontrolling interests, which represents the interest of shareholders, other than those of Voya Financial, Inc., in the gains and (losses) of consolidated entities, such as Allianz SE's (“Allianz”) stake in the results of VIM Holdings LLC (referred to as redeemable noncontrolling interest or Allianz noncontrolling interest) or the attribution of results from consolidated VIEs or VOEs to which we are not economically entitled;

▪	Dividend payments made to preferred shareholders are included as reductions to reflect the Adjusted operating earnings before income taxes that are available to common shareholders;
▪
Income (loss) related to early extinguishment of debt, which includes losses incurred as a result of transactions where we repurchase outstanding principal amounts of debt. These losses are excluded from Adjusted operating earnings before income taxes since the outcome of decisions to restructure debt are not indicative of normal operations;

▪
Impairment of goodwill, value of management contract rights and value of customer relationships acquired, which includes losses as a result of impairment analysis; these represent losses related to infrequent events and do not reflect normal, cash-settled expenses;

▪
Immediate recognition of net actuarial gains (losses) related to our pension and other postretirement benefit obligations and gains (losses) from plan amendments and curtailments, which includes actuarial gains and losses as a result of differences between actual and expected experience on pension plan assets or projected benefit obligation during a given period. We immediately recognize actuarial gains and (losses) related to pension and other postretirement benefit obligations and gains and (losses) from plan adjustments and curtailments. These amounts do not reflect normal, cash-settled expenses and are not indicative of current Operating expense fundamentals; and

▪
Other adjustments not indicative of normal operations or performance of our segments or may be related to events such as capital or organizational restructurings undertaken to achieve long-term economic benefits, including certain costs related to debt and equity offerings, acquisition/merger integration expenses, severance and other third-party expenses associated with such activities and expenses attributable to vacant real estate. These items vary widely in timing, scope and frequency between periods as well as between companies to which we are compared. Accordingly, we adjust for these items as we believe that these items distort the ability to make a meaningful evaluation of the current and future performance of our segments.

Voya 2023 Proxy Statement	A-1

Adjusted Operating Return on Allocated Capital
Adjusted Operating Return on Allocated Capital is defined as adjusted operating earnings for the Wealth Solutions, Health Solutions and Investment Management Segments (tax-effected based on the actual operating effective tax rate for the period) excluding the impacts of DAC, VOBA and other intangible unlocking divided by the average capital allocated to these business segments for the period.
Adjusted Operating Earnings Per Share
Adjusted Operating Earnings Per Share is defined as adjusted operating earnings after income taxes excluding the impacts of DAC, VOBA and other intangible unlocking divided by average diluted common shares.
Adjusted Operating Return on Equity
Adjusted Operating Earnings Per Share is defined as adjusted operating earnings after income taxes excluding the impacts of DAC, VOBA and other intangible unlocking divided by average common equity excluding AOCI.
Voya Financial
Reconciliation of Adjusted Operating Earnings Excluding Unlocking to Income (Loss) From Continuing Operations
($ in millions)	Year ended December 31, 2022
Income (loss) from continuing operations before income taxes	$428
Less:
Net investment and guaranteed benefit gains (losses) and related charges and adjustments	(184)
Income (loss) related to businesses exited or to be exited through reinsurance or divestment	(141)
Net income (loss) attributable to noncontrolling interests	(77)
Dividend payments made to preferred shareholders	36
Other adjustments	(149)
Adjusted operating earnings before income taxes	$944
Less: DAC, VOBA and other intangibles unlocking	44
Less: Quantitative Adjustments[1]	35
Adjusted operating earnings before income taxes, excluding unlocking and quantitative adjustments	$865
(1)
Includes adjustments made by the Compensation, Benefits and Talent Management Committee, primarily for earnings related to the Allianz Global Investors Transaction, which were not reflected in the original targets.

Voya 2023 Proxy Statement	A-2

Voya Financial
Calculation and Reconciliation of Adjusted Operating Return on Allocated Capital
($ in millions, unless otherwise indicated)	Year ended December 31, 2022
Total Voya Financial, Inc. Shareholders' Equity — end of period	$4,469
Total Voya Financial, Inc. Shareholders' Equity — average for period	$5,506
Net income (loss) available to Voya Financial, Inc.’s common shareholders	$474
Return on Voya Financial Inc. Equity	8.6%

Total Voya Financial, Inc. Shareholders' Equity — average for period	$5,506
Less: Accumulated Other Comprehensive Income (AOCI) — average for period	(423)
Plus: Total Voya Debt — average for period	2,372
Total Capitalization (Excluding AOCI) — average for period	$8,301
Less: Corporate Segment Capital — average for period	3,487
Total Allocated Capital — average for period	$4,814
Adjusted operating earnings after income taxes, excluding unlocking	$800
Less: Corporate adjusted operating earnings after income taxes	(183)
Adjusted operating earnings after income taxes, excluding unlocking and Corporate	$984
Less Quantitative Adjustment[1]	43
Adjusted operating earnings after income taxes, excluding unlocking, Corporate and quantitative adjustments	$941
Adjusted Operating Return on Allocated Capital	19.5%
1
Includes adjustments made by the Compensation, Benefits and Talent Management Committee, primarily for earnings related to the Allianz Global Investors Transaction, which were not reflected in the original targets.

Voya 2023 Proxy Statement	A-3

Voya Financial
Reconciliation of Adjusted Operating Return on Equity (ROE) and Adjusted Operating Earnings Per Share (EPS)
	After Income Taxes		Per Share
($ in millions)	Full Year 2022	Full Year 2021	Full Year 2022	Full Year 2021
Net Income (loss) available to Voya Financial, Inc.'s common shareholders	$474	$2,090	$4.30	$16.61
Less:
Net investment and guaranteed benefit gains (losses) and related charges and adjustments	(145)	(16)	(1.32)	(0.13)
Income (loss) related to businesses exited or to be exited through reinsurance or divestment	(111)	872	(1.01)	6.93
Other adjustments	(105)	181	(0.95)	1.45
Adjusted operating earnings	$835	$1,053	$7.58	$8.37
Less: DAC, VOBA and other intangibles unlocking	35	23	0.32	0.18
Less: Quantitative Adjustments[1]	43	—	0.39	—
Adjusted operating earnings, excluding unlocking and quantitative adjustments	$757	$1,030	$6.87	$8.19
Average Common Equity Excluding AOCI and quantitative adjustments[1]	$5,077	$5,312
Adjusted Operating Return on Equity (ROE)	14.9%	19.4%
2022 and 2021 Average Adjusted Operating ROE and EPS	17.2%		$7.53
1
Includes adjustments made by the Compensation, Benefits and Talent Management Committee, primarily for earnings related to the Allianz Global Investors Transaction, which were not reflected in the original targets.

Forward-Looking and Other Cautionary Statements
This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company does not assume any obligation to revise or update these statements to reflect new information, subsequent events or changes in strategy. Forward-looking statements include statements relating to future developments in our business or expectations for our future financial performance and any statement not involving a historical fact. Forward-looking statements use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Actual results, performance or events may differ materially from those projected in any forward-looking statement due to, among other things, (i) general economic conditions, particularly economic conditions in our core markets, (ii) performance of financial markets, including emerging markets, (iii) the frequency and severity of insured loss events, (iv) the effects of natural or man-made disasters, including pandemic events and cyber terrorism or cyber attacks, and specifically the current COVID-19 pandemic event, (v) mortality and morbidity levels, (vi) persistency and lapse levels, (vii) interest rates, (viii) currency exchange rates, (ix) general competitive factors, (x) changes in laws and regulations, such as those relating to Federal taxation, state insurance regulations and NAIC regulations and guidelines, (xi) changes in the policies of governments and/or regulatory authorities, (xii) our ability to successfully manage the separation of the Individual Life business that we sold to Resolution Life US on Jan. 4, 2021, including the transition services on the expected timeline and economic terms, and (xiii) our ability to realize the expected financial or other benefits from various acquisitions, including the transactions with Allianz Global Investors U.S. LLC and Benefitfocus, Inc. Factors that may cause actual results to differ from those in any forward-looking statement also include those described under “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition (“MD&A”) — Trends and Uncertainties” in our Annual Report on Form 10-K for the year ended Dec. 31, 2022, which the Company filed with the Securities and Exchange Commission on February 24, 2023.

Voya 2023 Proxy Statement	A-4

Voya Financial
230 Park Avenue
New York, NY 10169
voya.com

PLAN | INVEST | PROTECT

VOYA FINANCIAL

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 24, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 22, 2023 for shares held in a Plan (as defined below). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/VOYA2023**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 24, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 22, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V07831-P83033 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VOYA FINANCIAL, INC.

The Board of Directors recommends a vote FOR all nominees and FOR Items 2 and 3.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Lynne Biggar	☐	☐	☐
1b. Stephen Bowman	☐	☐	☐
1c. Yvette S. Butler	☐	☐	☐
1d. Jane P. Chwick	☐	☐	☐
1e. Kathleen DeRose	☐	☐	☐
1f. Hikmet Ersek	☐	☐	☐
1g. Ruth Ann M. Gillis	☐	☐	☐
1h. Heather Lavallee	☐	☐	☐
1i. Aylwin B. Lewis	☐	☐	☐
1j. Rodney O. Martin, Jr.	☐	☐	☐
1k. Joseph V. Tripodi	☐	☐	☐
1l. David Zwiener	☐	☐	☐

	For	**Against**	**Abstain**
2. Approval, in a non-binding advisory vote, of the compensation paid to the named executive officers, as disclosed and discussed in the Proxy Statement.	☐	☐	☐
3. Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2023.	☐	☐	☐

All shares will be voted as instructed above. In the absence of instructions, all shares will be voted with respect to registered shareholders that return a signed proxy card, FOR all nominees listed in Item 1 and FOR Items 2 and 3. With respect to participants in the Voya 401(k) Savings Plan or the Voya 401(k) Plan for VRIAC Agents (the "Plans"), in the absence of instructions, the Trustee will vote the shares in the same proportion as all the shares held by the respective plan that are allocated to the participants of such plan for which voting instructions have been received.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

VOYA FINANCIAL, INC.
2023 ANNUAL MEETING OF SHAREHOLDERS
May 25, 2023
11:00 a.m., Eastern Daylight Time

www.virtualshareholdermeeting.com/VOYA2023

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting are available through 11:59 p.m., Eastern Daylight Time on May 24, 2023 for shares held directly and through 11:59 p.m., Eastern Daylight Time on May 22, 2023 for shares held in a Plan.

Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V07832-P83033

PROXY
FOR ANNUAL MEETING OF SHAREHOLDERS
VOYA FINANCIAL, INC.
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Heather H. Lavallee, Rodney O. Martin, Jr., Donald C. Templin, and My Chi To, and each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all shares of common stock of Voya Financial, Inc. held of record by the undersigned as of March 29, 2023, at the 2023 Annual Meeting of Shareholders to be held on May 25, 2023, beginning at 11:00 a.m., Eastern Daylight Time, at www.virtualshareholdermeeting.com/VOYA2023, and in their discretion, upon any matter that may properly come before the meeting or any adjournment of the meeting, in accordance with their best judgment.

If no other indication is made on the reverse side of this form, the proxies shall vote FOR all nominees listed in Item 1 and FOR Items 2 and 3.

This proxy may be revoked at any time prior to the time voting is declared closed by giving the Corporate Secretary of Voya Financial, Inc. written notice of revocation or a subsequently dated proxy, or by casting a ballot at the meeting.

If the undersigned is a participant in the Voya 401(k) Savings Plan or the Voya 401(k) Plan for VRIAC Agents (the "Plans"), then the undersigned hereby directs Voya Institutional Trust Company as Trustee of the Plans to vote all the shares of Voya Financial common stock credited to the undersigned's account as indicated on the reverse side at the meeting and at any adjournment(s) thereof. If your proxy is not returned or is returned unsigned, the Trustee will vote the shares in the same proportion as all the shares held by the respective plan that are allocated to the participants of such plan for which voting instructions have been received.

Continued and to be signed on reverse side